 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1998
                                                     REGISTRATION NO. 333-26013
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                               ---------------
                               BWAY CORPORATION
                          ARMSTRONG CONTAINERS, INC.
                            BROCKWAY STANDARD, INC.
                       BROCKWAY STANDARD (CANADA), INC.
                     BROCKWAY STANDARD (NEW JERSEY), INC.
                        BROCKWAY STANDARD (OHIO), INC.
                          MATERIALS MANAGEMENT, INC.
                           MILTON CAN COMPANY, INC.
                              PLATE MASTERS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
         DELAWARE                    3411                   36-3624491
         DELAWARE                    3411                   36-3493902
         DELAWARE                    3411                   25-1364972
     ONTARIO, CANADA                                           NONE
         DELAWARE                    3411                   58-2241193
         DELAWARE                    3411                   65-0666452
         DELAWARE                    2796                   58-2295302
         DELAWARE                    3411                   58-2264009
         DELAWARE                    2796                   58-2262496
     (STATE OR OTHER         (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF             INDUSTRIAL            IDENTIFICATION NO.)
     INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)                NUMBER)
                               ---------------
                         8607 ROBERTS DRIVE, SUITE 250
                            ATLANTA, GEORGIA 30350
                           TELEPHONE: (770) 645-4800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                               ---------------
                             BLAIR G. SCHLOSSBERG
                         8607 ROBERTS DRIVE, SUITE 250
                            ATLANTA, GEORGIA 30350
                           TELEPHONE: (770) 645-4800
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                   COPY TO:
                            WILLIAM S. KIRSCH, P.C.
                               KIRKLAND & ELLIS
                            200 EAST RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601
                           TELEPHONE: (312) 861-2288
                               ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]
                               ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED FEBRUARY 5, 1998

PRELIMINARY PROSPECTUS

           , 1998

                                      LOGO

   OFFER TO EXCHANGE ITS 10 1/4% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B FOR ANY AND ALL OF ITS OUTSTANDING 10 1/4% SENIOR SUBORDINATED NOTES DUE 2007

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 1998, UNLESS EXTENDED.

  BWAY Corporation, a Delaware corporation ("BWAY" or the "Company") hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 10 1/4% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this prospectus is a part, for each $1,000 principal amount of its outstanding 10 1/4% Senior Subordinated Notes due 2007 (the "Old Notes"), of which $100,000,000 principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and term of the Old Notes except that (i) the Exchange Notes will bear a Series B designation,
(ii) the issuance of the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (iii) holders of the Exchange Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement (as defined). The Old Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes." The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated as of April 11, 1997 (the "Indenture") by and among the Company, the Subsidiary Guarantors (as defined) and Harris Trust and Savings Bank, as trustee, governing the Notes. See "The Exchange Offer" and "Description of Exchange Notes."

  The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., New York City time on         , 1998,
unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."

  The Old Notes were sold by the Company on April 11, 1997 to BT Securities Corporation, Bankers Trust International plc, Bear, Stearns & Co. Inc. and NationsBanc Capital Markets, Inc. (the "Initial Purchasers") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchasers subsequently placed the Old Notes with (i) qualified institutional buyers in reliance upon Rule 144A under the Securities Act, (ii) a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions and (iii) qualified buyers outside the United States in reliance upon Regulation S under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States or to U.S. Persons (as defined in Regulation S under the Securities Act) unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company and the Subsidiary Guarantors under the Registration Rights Agreement entered into by the Company, the Subsidiary Guarantors and the Initial Purchasers in connection with the Initial Offering (the "Registration Rights Agreement"). See "The Exchange Offer."

                                                   (Continued on following page)

  SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION NOR  HAS THE  COMMISSION PASSED  UPON THE  ACCURACY OR
   ADEQUACY  OF THIS  PROSPECTUS. ANY  REPRESENTATION TO THE  CONTRARY IS  A
     CRIMINAL OFFENSE.

(continued from previous page)


  Interest on the Notes will accrue from their date of original issuance and will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 1997 with respect to the Old Notes and April 15, 1998 with respect to the Exchange Notes, at the rate of 10 1/4% per annum. The Notes will be redeemable, in whole or in part, at the option of the Company on or after April 15, 2002, at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption. In addition, at any time and from time to time prior to April 15, 2000, the Company may, at its option, redeem up to 33 1/3% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Equity Offerings (as defined), at a redemption price equal to 110 1/4% of the principal amount thereof plus accrued and unpaid interest to the date of redemption; provided, however, that after giving effect to any such redemption, at least 66 2/3% of the aggregate principal amount of the Notes originally issued remains outstanding. Upon a Change in Control (as defined), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. In addition, the Company will be obligated to offer to repurchase the Notes at 100% of the principal amount thereof plus accrued and unpaid interest to date of repurchase in the event of certain Asset Sales (as defined). See "Description of Exchange Notes."

  The Notes will be general unsecured senior subordinated obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company and will be effectively subordinated to all secured Indebtedness (as defined) of the Company to the extent of the value of the assets securing any such Indebtedness. The Notes will rank pari passu with any future senior subordinated indebtedness of the Company and will rank senior to all other subordinated indebtedness of the Company. The Notes will be fully and unconditionally guaranteed (the "Guarantees") on a senior subordinated basis, jointly and severally, by all direct and indirect Restricted Subsidiaries (as defined) of the Company, whether now owned or hereafter acquired (subject to certain exceptions) (the "Subsidiary Guarantors"). The Guarantees will be general unsecured senior subordinated obligations of the Subsidiary Guarantors and will be subordinated in right of payment to all existing and future Guarantor Senior Indebtedness (as defined) (including Indebtedness outstanding under the Credit Agreement). The Guarantees will rank pari passu with any and all future senior subordinated Indebtedness of the Subsidiary Guarantors and will rank senior to all other subordinated Indebtedness of the Subsidiary Guarantors. As of September 30, 1997, the Company had outstanding approximately $15.5 million of Senior Indebtedness and no Indebtedness subordinated to the Notes. See "Description of Exchange Notes--Guarantees" and "--Certain Covenants-- Additional Subsidiary Guarantees."

  Based upon an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer--Resale of the Exchange Notes." Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of up to 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

  The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

  Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. See "The Exchange Offer."

  There has not previously been any public market for the Old Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors--Absence of a Public Market Could Adversely Affect the Value of Exchange Notes." Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SUBSIDIARY GUARANTORS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

  UNTIL             , 1998 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER),
ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

  THE EXCHANGE NOTES WILL BE AVAILABLE INITIALLY ONLY IN BOOK-ENTRY FORM. EXCEPT AS DESCRIBED UNDER "BOOK-ENTRY; DELIVERY AND FORM", THE COMPANY EXPECTS THAT THE EXCHANGE NOTES ISSUED PURSUANT TO THE EXCHANGE OFFER WILL BE REPRESENTED BY A GLOBAL NOTE (AS DEFINED), WHICH WILL BE DEPOSITED WITH, OR ON BEHALF OF, THE DEPOSITORY TRUST COMPANY ("DTC") AND REGISTERED IN ITS NAME OR IN THE NAME OF CEDE & CO., ITS NOMINEE. BENEFICIAL INTERESTS IN THE GLOBAL NOTE REPRESENTING THE EXCHANGE NOTES WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED THROUGH, RECORDS MAINTAINED BY DTC AND ITS PARTICIPANTS. AFTER THE INITIAL ISSUANCE OF THE GLOBAL NOTE, NOTES IN CERTIFICATED FORM WILL BE ISSUED IN EXCHANGE FOR THE GLOBAL NOTE ONLY UNDER LIMITED CIRCUMSTANCES AS SET FORTH IN THE INDENTURE. SEE "BOOK-ENTRY; DELIVERY AND FORM."

  PROSPECTIVE INVESTORS IN THE EXCHANGE NOTES ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS INVESTMENT, LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT ITS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF THE EXCHANGE NOTES. NEITHER THE COMPANY OR ANY OF THE SUBSIDIARY GUARANTORS IS MAKING ANY REPRESENTATION TO ANY PROSPECTIVE INVESTOR IN THE EXCHANGE NOTES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH PERSON UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

  MARKET DATA USED THROUGHOUT THIS PROSPECTUS WERE OBTAINED FROM INTERNAL COMPANY SURVEYS AND INDUSTRY PUBLICATIONS, WHICH THE COMPANY BELIEVES TO BE RELIABLE. THE COMPANY HAS NOT INDEPENDENTLY VERIFIED THIS MARKET DATA. SIMILARLY, INTERNAL COMPANY SURVEYS, WHILE BELIEVED BY THE COMPANY TO BE RELIABLE, HAVE NOT BEEN VERIFIED BY ANY INDEPENDENT SOURCES.

  THROUGHOUT THIS PROSPECTUS, REFERENCES TO THE COMPANY'S "SHARE" OR "SALES SHARE" REFER TO THE COMPANY'S ESTIMATE OF ITS UNIT SALES AS A PERCENTAGE OF ALL UNITS SOLD IN THE UNITED STATES ON A PRO FORMA BASIS AFTER GIVING EFFECT TO THE RECENT ACQUISITIONS. "SHARE" AND "SALES SHARE," UNLESS SPECIFICALLY STATED TO THE CONTRARY, HAVE BEEN DERIVED FROM THE MOST RECENTLY PUBLISHED CAN MANUFACTURERS INSTITUTE AND U.S. DEPARTMENT OF COMMERCE CENSUS BUREAU DATA AND THE COMPANY'S ESTIMATE OF SUBSEQUENT CHANGES IN MARKET SHARE BASED UPON CHANGES IN THE COMPANY'S NET SALES FROM SUCH PRODUCT LINES.

  THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING THE COMPANY'S FUTURE FINANCIAL POSITION, BUSINESS STRATEGY, BUDGETS, PROJECTED COSTS AND PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE ISSUER, THE SUBSIDIARY GUARANTORS, OR PERSONS ACTING ON THEIR BEHALF, ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

  The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. The Exchange Offer Registration Statement, including the exhibits thereto, and periodic reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

  In addition, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and, to the extent permitted by applicable law or regulation, file with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereof by the Company's independent certified public accountants and (ii) all reports that would be required to be filed on Form 8-K if it were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

  The Company, a corporation organized under the laws of Delaware, has its principal executive offices located at 8607 Roberts Drive, Suite 250, Atlanta, Georgia 30350; its telephone number is (770) 645-4800.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed with the Commission pursuant to the Exchange Act are incorporated herein by reference:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended September 28, 1997 (File No. 0-26178), excluding the financial statements included therein.

    2. The Company's Current Reports on Form 8-K/A dated May 28, 1996, filed August 12, 1996 (File No. 0-26178), and dated June 17, 1996, filed August 30, 1996 (File No. 0-26178) and the Company's Current Reports on Form 8-K dated October 28, 1996, filed November 12, 1996 (File No 0-26178), and dated March 25, 1997, filed April 1, 1997 (File No. 0-26178).

    3. The description of the Company's common stock and preferred share purchase rights under the caption "Item 1. Description of Registrant's Securities to be Registered" contained in each of the Company's Registration Statements on Form 8-A (File No. 0-26178) that were filed with the Commission on November 5, 1996 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such descriptions.

  All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the Expiration Date, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

  The Company will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information incorporated by reference into the information that the Prospectus incorporates) upon written or oral request from Blair G. Schlossberg, General Counsel and Secretary of BWAY Corporation, 8607 Roberts Drive, Suite 250, Atlanta, Georgia 30350, telephone: (770) 645-4800. In order to ensure timely delivery of the documents, any request should
be made by               , 1998 (five business days prior to the Expiration
Date).

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus. Unless otherwise stated in this Prospectus or unless the context otherwise requires, the "Company" shall mean BWAY Corporation and its subsidiaries.

                                  THE COMPANY

  BWAY Corporation is a holding company whose principal subsidiaries, Brockway Standard, Inc., Brockway Standard (New Jersey), Inc., Milton Can Company, Inc. and Brockway Standard (Ohio), Inc., are leading developers, manufacturers and marketers of steel containers for the general line category of the North American container industry. The Company has six major product lines: (i) paint cans, (ii) aerosol cans, (iii) oblong cans, (iv) steel pails, (v) food cans and
(vi) specialty cans. The Company's principal products include a wide variety of steel cans and pails used for packaging paint and related products, lubricants, cleaners, roof and driveway sealants, food (principally coffee and vegetable oil) and household and personal care aerosol products. The Company also manufactures steel ammunition boxes and provides metal decorating services. The Company's business is focused on product lines and geographic areas where the Company has, or management believes it can develop, a leading market presence and achieve a low cost manufacturing position. See "Summary Consolidated Historical and Pro Forma Financial Data."

  The Company believes it is an industry leader in each of its major product lines (other than aerosol cans, a product line the Company entered as a part of the Recent Acquisitions (as defined)) due to a number of competitive advantages, including highly efficient and technologically advanced manufacturing facilities, strategically located operations and a reputation for quality and service. The Company's products are sold to over 750 customers, including diverse groups of manufacturers of nationally branded products for the hardware, automotive, personal care, consumer and food industries. The Company's major customers include Benjamin Moore & Company, CL Smith Company, Colgate-Palmolive Company, PPG Industries, Inc., The Procter & Gamble Company and The Sherwin-Williams Company.

  The Company is the successor to a business founded in 1875. In January 1989, the Company was purchased from Owens-Illinois Corporation ("Owens-Illinois") in a leveraged transaction led by management and other industry investors. Over the past eight years, the Company's net sales have grown from $131.9 million in fiscal 1990 to $402.2 million in fiscal 1997. The successful application of management's 3R strategic initiative to Rationalize, Reengineer and Recapitalize its existing and acquired operations has resulted in meaningful growth in Adjusted EBITDA (as defined in Note 5 on page 12). In fiscal 1993, the Company acquired and successfully integrated Armstrong Containers, Inc., DK Container, Inc., and the Monotop(R) business of Ellisco, Inc., which was the primary reason for the net sales increase from fiscal 1992 to fiscal 1994 of approximately 67%. In fiscal 1996, the Company completed the strategic acquisitions of Milton Can Company, Inc. and the Davies Can division of the Van Dorn Company, a wholly owned subsidiary of Crown Cork & Seal Company, Inc., and, in fiscal 1997, the Company completed the strategic acquisition of the aerosol can business of Ball Metal Food Container Corporation, a wholly owned subsidiary of Ball Corporation (collectively, the "Recent Acquisitions"). Since 1989 the Company has purchased 21 facilities, opened two new facilities and sold or closed nine facilities. Management currently plans to close three facilities during fiscal 1998.

  The Company believes that metal cans are the preferred container for significant portions of the solvent, paint and coatings industry due to the attractive strength and non-permeable characteristics of steel versus other materials, such as plastic. Steel containers offer a number of significant advantages over alternative materials, including fire safety, efficiencies in packaging and transport, the capacity for vacuum or pressure packaging and the ability to hold highly volatile or oil-based liquids. In addition, management believes that steel containers are easier and less costly to recycle and have a higher rate of recycling than alternative materials. The Company believes that the metal can's position in the market will be enhanced by increasing environmental awareness and recycling efforts.

  The Company has its principal executive offices located at 8607 Roberts Drive, Atlanta, Georgia 30350; its telephone number is (770) 645-4800.

COMPETITIVE STRENGTHS

  Strong Market Positions. The Company has established a leading position in each of its major product lines (other than aerosol cans, a product line the Company entered as part of the Recent Acquisitions). The Company estimates that it holds the number one share in round paint cans, oblong cans, and steel pails, with unit shares in 1996 of approximately 60%, 50% and 31%, respectively. The Company attributes its leadership position primarily to its broad product offering, low cost manufacturing position, reputation for quality and high levels of customer service. These qualities have enabled the Company to establish long-standing relationships with existing customers and to attract new customers.

  Proven Management Team. The Company has assembled a strong management team at both the corporate and operating levels with extensive experience in the packaging industry. Since 1989, the Company's management team has successfully implemented a focused strategy to complete strategic acquisitions, successfully integrate and rationalize acquisitions, maintain a strong financial position, broaden its product offerings and strengthen its key customer relationships.

  State-of-the-Art Manufacturing Technologies. The Company employs leading edge manufacturing methods to consistently improve its process efficiency, product quality and product performance. The Company has converted substantially all of its production lines from soldered to welded technology. Welding lines operate at higher speeds, greater efficiency and lower costs. In addition to the benefits inherent to the welded technology conversion, the Company has internally developed equipment technology and modifications that allow the majority of the Company's assembly lines to operate significantly faster than original design specifications. The Company has also invested in design and process technology that enable it to improve product quality. For the five fiscal years ended September 30, 1997, the Company has invested approximately $64 million in capital expenditures which have meaningfully enhanced manufacturing efficiency, increased line speeds and lowered scrap levels. Examples include conversion to the "powder striping" process of coating the inside of cans at the weld to improve can performance and the development of high performance light weight pails meeting the stricter United Nations performance test criteria for pails containing volatile materials. The Company will continue to make targeted capital investments to improve product quality, manufacturing throughput and efficiency and increase sales.

  Low-Cost Production. The Company believes that its manufacturing costs are among the lowest in its industry primarily due to: (i) the economies of scale provided by the Company's high production volumes, (ii) high plant utilization attained by the rationalization of less efficient facilities, (iii) an industry leading safety record which dramatically lowers workers' compensation costs and related expenses, (iv) manufacturing techniques that minimize raw materials requirements, reduce scrap and enhance productivity, (v) the ability to attain favorable steel prices based on its significant raw material purchases, (vi) the low transportation costs resulting from the proximity of manufacturing facilities to its major customers and (vii) continued capital investment directed at achieving the highest levels of operating efficiency and productivity.

STRATEGY

  Rationalize, Reengineer, and Recapitalize. The Company implements a 3R business strategy designed to Rationalize, Reengineer and Recapitalize its existing and acquired operations to facilitate sales and Adjusted

EBITDA (as defined in Note 5 on page 12) growth. Consistent with its business strategy, the Company rationalizes operations by closing less efficient facilities, relocating production lines and optimizing production levels within efficiently loaded facilities. Through continued reengineering of process and equipment, the Company has increased line speeds, enhanced product quality, improved plant safety and reduced scrap. Investments in state-of-the-art technology and equipment allow the Company to recapitalize operations and develop world class production facilities providing the highest quality products to its customers at competitive pricing.

  The Company has a successful track record of achieving cost reductions and productivity enhancements through consolidation of manufacturing operations and selected capital investments in state-of-the-art manufacturing equipment. Since 1989 the Company has purchased 21 facilities, opened two new facilities and sold or closed nine facilities. Management currently plans to close three facilities during fiscal 1998. Consequently, at the end of calendar 1997 the Company anticipates it will be operating 11 manufacturing facilities. For the five fiscal years ended September 30, 1997, the Company has invested approximately $64 million in capital expenditures which have meaningfully enhanced manufacturing efficiency, increased line speeds and lowered scrap levels.

  New Products and Markets. The Company continues to enhance current product lines and expand into new product lines in an effort to provide its existing customers with a comprehensive offering of general line products. In late 1994, new Department of Transportation regulations became effective in the United States requiring stricter performance criteria for steel pails. The Company responded to this regulatory change by developing a unique pail design and manufacturing process. The Company has increased unit sales by approximately 29% over its fiscal 1994 unit sales and the Company estimates it is now the leading provider of steel pails. The Company also provides steel shearing, coating and lithography services ("Materials Center Services") for its can assembly facilities and third party customers. To enhance its offering of Materials Center Services, the Company has initiated a major capital investment program in state-of-the-art lithography and coating equipment. The Company believes this investment will significantly enhance its ability to expand third party sales of Materials Center Services. In November 1997, the Company announced the formation of a new strategic business unit, BMAT, to manage its Materials Center Services.

  Strategic Acquisitions. The Company has a successful history of making strategic acquisitions in core or complementary product lines. The Company will continue to evaluate and selectively pursue acquisitions which it believes are strategically important in meeting its customers' needs, attracting new customers, adding new products, complementing its existing business, expanding its geographic reach in North America and enhancing the Company's profitability.

  Leverage Strong Customer Relationships. The Company enjoys long-standing relationships with the majority of its customers. The Company intends to enhance these relationships by delivering a broader range of products and services. With the BSNJ Acquisition (as defined) and the MCC Acquisition (as defined), the Company now has the ability to offer aerosol cans to its customers. The Company estimates that this product line will increase the volume of cans that it sells to many of its major general line customers. The Company also believes its recent commitment to increasing its Materials Center Services capabilities will enhance existing relationships with these customers through the offering of high quality lithographed containers. In November 1997, the Company announced the formation of a new strategic business unit, BMAT, to manage its Materials Center Services.

                              THE INITIAL OFFERING

Notes..................... The Old Notes were sold by the Company on April 11,
                           1997 to BT Securities Corporation, Bankers Trust
                           International plc, Bear, Stearns & Co. Inc. and
                           NationsBanc Capital Markets, Inc. (the "Initial
                           Purchasers") pursuant to a Purchase Agreement dated
                           April 8, 1997 (the "Purchase Agreement"). The
                           Initial Purchasers subsequently resold the Old Notes
                           to (i) qualified institutional buyers pursuant to
                           Rule 144A under the Securities Act, (ii) a limited
                           number of institutional accredited investors that
                           agreed to comply with certain transfer restrictions
                           and other conditions and (iii) qualified buyers
                           outside the United States in reliance upon
                           Regulation S under the Securities Act.
Registration Rights        Pursuant to the Purchase Agreement, the Company, the
 Agreement................ Subsidiary Guarantors and the Initial Purchasers
                           entered into a Registration Rights Agreement dated
                           as of April 11, 1997 (the "Registration Rights
                           Agreement"), which grants the holder of the Old
                           Notes certain exchange and registration rights. The
                           Exchange Offer is intended to satisfy such exchange
                           rights which terminate upon the consummation of the
                           Exchange Offer. Upon consummation of the Exchange
                           Offer, the Company and the Subsidiary Guarantors
                           will have no further obligation under the
                           Registration Rights Agreement to register Old Notes
                           except in the limited circumstances in which the
                           Company has agreed to file a Shelf Registration
                           Statement. See "Prospectus Summary--The Exchange
                           Offer--Untendered Old Notes" and "The Exchange
                           Offer--Purpose and Effect of the Exchange Offer."

                               THE EXCHANGE OFFER

Securities Offered........ $100,000,000 aggregate principal amount of 10 1/4%
                           Senior Subordinated Notes due 2007, Series B, of the
                           Company (the "Exchange Notes").
The Exchange Offer........ $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old
                           Notes. As of the date hereof, $100,000,000 aggregate
                           principal amount of Old Notes are outstanding. The
                           Company will issue the Exchange Notes to holders on
                           or promptly after the Expiration Date.
                           Based on an interpretation by the staff of the
                           Commission set forth in no-action letters issued to
                           third parties, the Company believes that Exchange
                           Notes issued pursuant to the Exchange Offer in
                           exchange for Old Notes may be offered for resale,
                           resold and otherwise transferred by any holder
                           thereof (other than any such holder which is an
                           "affiliate" of the Company within the meaning of
                           Rule 405 under the Securities Act) without
                           compliance with the registration and prospectus
                           delivery provisions of the Securities Act, provided
                           that such Exchange Notes are acquired in the
                           ordinary course of such holder's

                            business and that such holder does not intend to
                            participate and has no arrangement or understanding
                            with any person to participate in the distribution
                            of such Exchange Notes.
                            Any Participating Broker-Dealer that acquired Old
                            Notes for its own account as a result of market-
                            making activities or other trading activities may be
                            a statutory underwriter. Each
                            Participating Broker-Dealer that receives Exchange
                            Notes for its own account pursuant to the Exchange
                            Offer must acknowledge that it will deliver a
                            prospectus in connection with any resale of such
                            Exchange Notes. The Letter of Transmittal states
                            that by so acknowledging and by delivering a
                            prospectus, a Participating Broker-Dealer will not
                            be deemed to admit that it is an "underwriter"
                            within the meaning of the Securities Act. This
                            Prospectus, as it may be amended or supplemented
                            from time to time, may be used by a Participating
                            Broker-Dealer in connection with resales of Exchange
                            Notes received in exchange for Old Notes where such
                            Old Notes were acquired by such Participating
                            Broker-Dealer as a result of market-making
                            activities or other trading activities. The Company
                            has agreed that, for a period of up to 180 days
                            after the Expiration Date, they will make this
                            Prospectus available to any Participating Broker-
                            Dealer for use in connection with any such resale.
                            See "Plan of Distribution."
                            Any holder who tenders in the Exchange Offer with
                            the intention to participate, or for the purpose of
                            participating, in a distribution of the Exchange
                            Notes could not rely on the position of the staff of
                            the Commission enunciated in no-action letters and,
                            in the absence of an exemption therefrom, must
                            comply with the registration and prospectus delivery
                            requirements of the Securities Act in connection
                            with any resale transaction. Failure to comply with
                            such requirements in such instance may result in
                            such holder incurring liability under the Securities
                            Act for which the holder is not indemnified by the
                            Company.
Expiration Date...........  5:00 p.m., New York City time, on              ,
                            1998 unless the Exchange Offer is extended, in which
                            case the term "Expiration Date" means the latest
                            date and time to which the Exchange Offer is
                            extended.
Accrued Interest on the
 Exchange Notes and the     Each Exchange Note will bear interest from its
 Old Notes................  issuance date. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued
                            interest thereon to, but not including, the issuance
                            date of the Exchange Notes. Such interest will be
                            paid with the first interest payment on the Exchange
                            Notes. Interest on the Old Notes accepted for
                            exchange will cease to accrue upon issuance of the
                            Exchange Notes.
Conditions to the Exchange  The Exchange Offer is subject to certain customary
 Offer....................  conditions, which may be waived by the Company. See
                            "The Exchange Offer--Conditions."

Procedures for Tendering    Each holder of Old Notes wishing to accept the
 Old Notes................  Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile
                            thereof (or, in the case of a book-entry
                            transfer, deliver an Agent's Message (as defined) in
                            lieu thereof), in accordance with the instructions
                            contained herein and therein, and mail or otherwise
                            deliver such Letter of Transmittal, or such
                            facsimile (or, in the case of a book-entry transfer,
                            deliver an Agent's Message (as defined) in lieu
                            thereof), together with the Old Notes and any other
                            required documentation to the Exchange Agent (as
                            defined) at the address set forth herein. By
                            executing the Letter of Transmittal (or, in the case
                            of a book-entry transfer, delivering an Agent's
                            Message in lieu thereof), each holder will represent
                            to the Company that, among other things, the
                            Exchange Notes acquired pursuant to the Exchange
                            Offer are being obtained in the ordinary course of
                            business of the person receiving such Exchange
                            Notes, whether or not such person is the holder,
                            that neither the holder nor any such other person
                            has any arrangement or understanding with any person
                            to participate in the distribution of such Exchange
                            Notes and that neither the holder nor any such other
                            person is an "affiliate," as defined under Rule 405
                            of the Securities Act, of the Company. See "The
                            Exchange Offer--Purpose and Effect of the Exchange
                            Offer" and "--Procedures for Tendering."
Untendered Old Notes......  Following the consummation of the Exchange Offer, holders of Old Notes eligible to participate but who
                            do not tender their Old Notes will not have any
                            further exchange rights and such Old Notes will
                            continue to be subject to certain restrictions on
                            transfer. Accordingly, the liquidity of the market
                            for such Old Notes could be adversely affected.
Consequences of Failure to  The Old Notes that are not exchanged pursuant to the
 Exchange.................  Exchange Offer will remain restricted securities.
                            Accordingly, such Old Notes may be resold only (i)
                            to the Company, (ii) pursuant to Rule 144A or Rule
                            144 under the Securities Act or pursuant to some
                            other exemption under the Securities Act, (iii)
                            outside the United States to a foreign person
                            pursuant to the requirements of Rule 904 under the
                            Securities Act, or (iv) pursuant to an effective
                            registration statement under the Securities Act. See
                            "The Exchange Offer--Consequences of Failure to
                            Exchange."
Shelf Registration          If any holder of the Old Notes (other than any such
 Statement................  holder which is an "affiliate" of the Company or a
                            Subsidiary Guarantor within the meaning of Rule 405
                            under the Securities Act) is not eligible under
                            applicable securities laws to participate in the
                            Exchange Offer, and such holder has satisfied
                            certain conditions relating to the provision of
                            information to the Company for use therein, the
                            Company and the Subsidiary Guarantors have agreed to
                            register the Old Notes on a shelf registration
                            statement (the "Shelf Registration Statement") and
                            use their best efforts to cause it to be declared
                            effective by the Commission as promptly

                           as practical on or after the consummation of the
                           Exchange Offer. The Company and Subsidiary
                           Guarantors have agreed to maintain the effectiveness
                           of the Shelf Registration Statement for, under
                           certain circumstances, a maximum of two years, to
                           cover resales of the Old Notes held by any such
                           holders.
Special Procedures for     Any beneficial owner whose Old Notes are registered
 Beneficial Owners........ in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to
                           tender should contact such registered holder
                           promptly and instruct such registered holder to
                           tender on such beneficial owner's behalf. If such
                           beneficial owner wishes to tender on such owner's
                           own behalf, such owner must, prior to completing and
                           executing the Letter of Transmittal (or, in the case
                           of a book-entry transfer, delivering an Agent's
                           Message in lieu thereof) and delivering its Old
                           Notes, either make appropriate arrangements to
                           register ownership of the Old Notes in such owner's
                           name or obtain a properly completed bond power from
                           the registered holder. The transfer of registered
                           ownership may take considerable time. The Company
                           will keep the Exchange Offer open for at least
                           thirty days (or longer if required by applicable
                           law) in order to provide for the transfer of
                           registered ownership.
Guaranteed Delivery        Holders of Old Notes who wish to tender their Old
 Procedures............... Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the
                           Letter of Transmittal (or, in the case of a book-
                           entry transfer, an Agent's Message in lieu thereof)
                           or any other documents required by the Letter of
                           Transmittal to the Exchange Agent (or comply with
                           the procedures for book-entry transfer) prior to the
                           Expiration Date must tender their Old Notes
                           according to the guaranteed delivery procedures set
                           forth in "The Exchange Offer--Guaranteed Delivery
                           Procedures."
Withdrawal Rights......... Tenders may be withdrawn at any time prior to 5:00
                           p.m., New York City time, on the Expiration Date.
Acceptance of Old Notes
 and Delivery of Exchange  The Company will accept for exchange any and all Old
 Notes.................... Notes which are properly tendered in the Exchange
                           Offer prior to 5:00 p.m., New York City time, on the
                           Expiration Date. The Exchange Notes issued pursuant
                           to the Exchange Offer will be delivered promptly
                           following the Expiration Date. See "The Exchange
                           Offer--Terms of the Exchange Offer."
Use of Proceeds........... There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.
Exchange Agent............ Harris Trust and Savings Bank.

                               THE EXCHANGE NOTES

General...................... The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which
                              they replace) except that (i) the Exchange Notes
                              bear a Series B designation, (ii) the

                            Exchange Notes have been registered under the
                            Securities Act and, therefore, will not bear legends
                            restricting the transfer thereof, and (iii) the
                            holders of Exchange Notes will not be entitled to
                            certain rights under the Registration Rights
                            Agreement, including the provisions providing for an
                            increase in the interest rate on the Old Notes in
                            certain circumstances relating to the timing of the
                            Exchange Offer, which rights will terminate when the
                            Exchange Offer is consummated. See "The Exchange
                            Offer--Purpose and Effect of the Exchange Offer."
                            The Exchange Notes will evidence the same debt as
                            the Old Notes and will be entitled to the benefits
                            of the Indenture. See "Description of Exchange
                            Notes." The Old Notes and the Exchange Notes are
                            referred to herein collectively as the "Notes."
Securities Offered......... $100,000,000 aggregate principal amount of 10 1/4%
                            Senior Subordinated Notes due 2007, Series B.
Issuer..................... BWAY Corporation.
Maturity Date.............. April 15, 2007.
Interest Payment Dates..... Interest on the Exchange Notes will accrue from the date of original issuance (the "Issue Date") and
                            will be payable semi-annually in arrears on April 15
                            and October 15 of each year, commencing on April 15,
                            1998.
Ranking.................... The Exchange Notes will be general unsecured senior subordinated obligations of the Company and will be
                            subordinated in right of payment to all existing and
                            future Senior Indebtedness of the Company and will
                            be effectively subordinated to all secured
                            Indebtedness of the Company to the extent of the
                            value of the assets securing any such Indebtedness.
                            The Exchange Notes will rank pari passu with any
                            future senior subordinated indebtedness of the
                            Company and will rank senior to all other
                            subordinated indebtedness of the Company. As of
                            September 30, 1997, the Company had approximately
                            $15.5 million of Senior Indebtedness outstanding and
                            no indebtedness subordinated to the Notes. See
                            "Management's Discussion and Analysis of Financial
                            Condition and Results of Operations--Liquidity and
                            Capital Resources."
Guarantees................. The Exchange Notes will be fully and unconditionally guaranteed on a senior subordinated basis, jointly
                            and severally, by all current direct and indirect
                            Restricted Subsidiaries of the Company (subject to
                            certain exceptions). In addition, the Exchange Notes
                            will be unconditionally guaranteed by certain future
                            Restricted Subsidiaries. The Guarantees will be
                            general unsecured senior subordinated obligations of
                            the Subsidiary Guarantors and will be subordinated
                            in right of payment to all existing and future
                            Guarantor Senior Indebtedness (including
                            Indebtedness outstanding under the Credit
                            Agreement). See "Description of Exchange Notes--
                            Guarantees" and "--Certain Covenants--Additional
                            Subsidiary Guarantees."

Optional Redemption........ The Exchange Notes will be redeemable, in whole or in part, at the option of the Company on or after
                            April 15, 2002, at the redemption prices set forth
                            herein plus accrued and unpaid interest to the date
                            of redemption. In addition, at any time and from
                            time to time prior to April 15, 2000, the Company
                            may, at its option, redeem up to 33 1/3% of the
                            aggregate principal amount of the Notes with the net
                            cash proceeds of one or more Equity Offerings, at a
                            redemption price equal to 110 1/4% of the principal
                            amount thereof plus accrued and unpaid interest to
                            the date of redemption; provided, however, that
                            after giving effect to any such redemption at least
                            66 2/3% of the aggregate principal amount of the
                            Notes remains outstanding.
Change of Control.......... Upon a Change of Control, the Company will be required to make an offer to repurchase the Notes at
                            a price equal to 101% of the principal amount
                            thereof, together with accrued and unpaid interest,
                            if any, to the date of repurchase.
Certain Covenants.......... The indenture governing the Notes (the "Indenture")
                            contains certain covenants that limit the ability of
                            the Company and its Restricted Subsidiaries to,
                            among other things, incur additional indebtedness,
                            pay dividends or make certain other restricted
                            payments, consummate certain asset sales, enter into
                            certain transactions with affiliates, incur
                            indebtedness that is subordinate in right of payment
                            to any Senior Indebtedness and senior in right of
                            payment to the Notes, incur liens, impose
                            restrictions on the ability of a Restricted
                            Subsidiary to pay dividends or make certain payments
                            to the Company and its Restricted Subsidiaries,
                            merge or consolidate with any other person or sell,
                            assign, transfer, lease, convey or otherwise dispose
                            of all or substantially all of the assets of the
                            Company. In addition, under certain circumstances,
                            the Company will be required to offer to purchase
                            the Notes at a purchase price equal to 100% of the
                            principal amount thereof plus accrued and unpaid
                            interest to the date of repurchase with the Net Cash
                            Proceeds (as defined) of certain Asset Sales.

  For additional information regarding the Exchange Notes, see "Description of Exchange Notes."

                                USE OF PROCEEDS

  There will be no cash proceeds to the Company or the Subsidiary Guarantors from the exchange pursuant to the Exchange Offer. The net proceeds from the Initial Offering were used to repay approximately $96.0 million of Indebtedness outstanding under the Credit Agreement. See "Use of Proceeds."

                                  RISK FACTORS

  See "Risk Factors" for a discussion of certain factors that should be considered before tendering Old Notes in exchange for Exchange Notes. These risk factors are generally applicable to the Old Notes as well as the Exchange Notes.

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

  The following selected historical consolidated financial data have been derived from the consolidated financial statements of the Company. The data as of and for the years ended September 30, 1995, 1996 and 1997 are derived from the financial statements of the Company audited by Deloitte & Touche LLP. The results of operations include the results of acquisitions described under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Acquisitions" and have been included in the Company's consolidated financial statements from the date of the related acquisitions. The unaudited consolidated pro forma condensed statements of income include the historical results of the Company and give effect to the MCC Acquisition and to the Initial Offering and the application of the net proceeds therefrom as if they had occurred as of October 1, 1996. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and accompanying notes thereto included elsewhere in this Prospectus.

                                          FISCAL YEAR ENDED SEPTEMBER 30, (1)
                                          ---------------------------------------
                                                                        PRO FORMA
                                            1995      1996      1997      1997
                                          --------  --------  --------  ---------
                                                 (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales...............................  $247,480  $283,105  $402,150  $406,476
Costs, Expenses and Other Income:
 Cost of products sold (excluding
  depreciation and amortization)........   208,091   236,741   341,406   345,034
 Depreciation and amortization..........     5,940     7,425    13,024    13,164
 Selling and administrative expense.....    10,335    14,589    19,651    19,787
 Provision for restructuring (2)........              12,860
 Gain on curtailment of postretirement
  benefits..............................                        (5,828)   (5,828)
 AB Leasing fees, expenses and
  termination (3).......................     3,384
 Interest expense, net..................     5,211     4,872    10,649    13,300
 Other, net.............................      (275)     (340)      998     1,014
                                          --------  --------  --------  --------
                                           232,686   276,147   379,900   386,471
Income before income taxes and
 extraordinary item.....................    14,794     6,958    22,250    20,005
 Provision for income taxes.............     6,021     3,239     9,146     8,223
Extraordinary loss resulting from the
 extinguishment of debt, net of related
 tax benefit (4)........................              (2,535)
                                          --------  --------  --------  --------
Net income..............................  $  8,773  $  1,184  $ 13,104  $ 11,782
                                          ========  ========  ========  ========
OTHER FINANCIAL DATA:
 Adjusted EBITDA (5)....................  $ 25,945  $ 32,115  $ 40,095  $ 40,641
 Net cash provided by operating
  activities............................    12,071    25,651    45,113    43,941
 Net cash used in investing activities..   (13,593)  (82,347)  (64,278)  (22,659)
 Net cash provided by (used in)
  financing activities..................    20,442    35,010    18,687    18,687
 Capital expenditures...................    13,593    12,671    22,961    22,961
 Depreciation and amortization (6)......     6,549     7,950    13,482    13,764
 Cash Interest Expense, Net (6).........     4,602     4,347    10,191    12,700
 Ratio of Earnings to Fixed Charges (7).       3.3x      2.1x      2.8x      2.4x
 Ratio of Adjusted EBITDA to Cash
  Interest Expense, Net (5).............       5.6x      7.4x      3.9x      3.2x
 Ratio of total debt to Adjusted EBITDA
  (5)...................................       1.9x      3.0x      2.9x      2.8x
BALANCE SHEET DATA:
Cash and cash equivalents...............  $ 23,538  $  1,852  $  1,374
Working capital.........................    38,811    22,280     6,890
Property, plant and equipment, net......    67,668    94,800   123,617
Total assets............................   167,958   245,133   316,377
Total debt..............................    50,218    95,198   115,532
Redeemable common stock.................
Stockholders' equity....................    65,837    72,629    85,466

-------
(1) The Company operates on a 52/53-week fiscal year ending on the Sunday closest to September 30 of the applicable year. For simplicity of presentation, the Company has presented year ends as September 30 and all other periods as the nearest month end.
(2) During the fourth quarter of fiscal 1996, the Company recorded a non-recurring, non-cash restructuring charge comprised of a write-down of certain assets. The restructuring charge was due to increased volumes resulting from the BSNJ Acquisition and the BSO Acquisition providing the opportunity for the Company to consolidate certain of its manufacturing processes to meet customer demand and improve efficiencies, which will result in the disposal of surplus equipment and currently productive manufacturing equipment for an estimated nominal value beginning in early fiscal 1997 and ending in fiscal 1998. See Note 13 of the Notes to Consolidated Financial Statements included elsewhere in this Prospectus.
(3) The Company was party to a management agreement (the "Management Agreement") with AB Leasing and Management, Inc. ("AB Leasing") whereby the Company paid to AB Leasing an annual fee (the "AB Leasing Fee") based upon a formula, plus reimbursement for expenses. See Note 12 of the Notes to Consolidated Financial Statements included elsewhere in this Prospectus. The Company and AB Leasing terminated the Management Agreement upon the consummation of the Initial Public Offering (as defined). Pursuant to the termination agreement the Company issued 133,000 shares of Common Stock to AB Leasing prior to the effectiveness of the Initial Public Offering (as defined). The Company recorded a non-recurring, non-cash, pre-tax charge to operations of $2.0 million ($1.2 million net of tax effect) in connection therewith in the period in which such shares were issued.
(4) The Company recorded an extraordinary loss related to the prepayment of the $50 million principal amount of 8.35% Senior Secured Notes during the third quarter of fiscal 1996.
(5) Adjusted EBITDA represents income before income taxes, extraordinary item, cumulative effect of change in accounting, and before interest expense, provision for restructuring, provision for income taxes, and depreciation and amortization. Adjusted EBITDA does not include non-recurring charges related to the provision for restructuring, the extraordinary loss resulting from the extinguishment of debt, and cumulative effect of change in accounting, which are primarily non-cash items. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles, should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) or to cash flows from operating activities (as determined in accordance with GAAP) and does not necessarily indicate that cash flow will be sufficient to fund cash requirements. The Company understands that certain investors believe Adjusted EBITDA represents a company's ability to service debt and to utilize cash for other purposes. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations, or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's operating performance, profitability or liquidity. In addition, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.
(6) For presentation in Other Financial Data, amortization of deferred financing costs is included in depreciation and amortization and excluded from Cash Interest Expense, Net.
(7) For purposes of this computation, Earnings are defined as income before income taxes plus Fixed Charges. Fixed Charges consist of interest (including amortization of deferred financing costs) and that portion of rental expense that is representative of interest (deemed to be one-third of operating lease rental expense).

                                 RISK FACTORS

  Prospective investors should carefully consider the following factors in addition to the other information set forth in this Prospectus before tendering Old Notes in exchange for Exchange Notes. The risk factors set forth below are generally applicable to the Old Notes as well as the Exchange Notes.

LEVERAGED FINANCIAL POSITION; RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

  The Company has incurred significant indebtedness. As of September 30, 1997, the Company had approximately $115.5 million of indebtedness outstanding and its stockholders' equity was $85.5 million. See "Capitalization,"
"Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Credit Agreement."

  The level of the Company's indebtedness could have important consequences to holders of the Exchange Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes, (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited and (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the industry and economic conditions generally. Certain of the Company's competitors may currently operate on a less leveraged basis and therefore could have significantly greater operating and financing flexibility than the Company.

  The Company's ability to pay interest on the Exchange Notes, to repay portions of its long-term indebtedness (including the Exchange Notes and the Credit Agreement) and to satisfy its other debt obligations will depend upon the future operating performance and the availability of refinancing indebtedness, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. Based on the current level of operations and anticipated future growth, the Company anticipates that its operating cash flow, together with borrowings under the Credit Agreement, will be sufficient to meet its anticipated requirements for working capital, capital expenditures, interest payments and scheduled principal payments. There can be no assurance, however, that the Company's business will generate cash flow at or above projected levels or that anticipated future growth can be achieved. If the Company is unable to service its indebtedness it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of Credit Agreement" and "Description of Exchange Notes."

  The Indenture and the Credit Agreement contain certain covenants that restrict, among other things, the Company's ability to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the assets of the Company. In addition, the Credit Agreement contains certain other and more restrictive covenants and also requires the Company to maintain specified financial ratios and to satisfy certain financial condition tests. The Company's ability to meet these financial ratio and financial condition tests can be affected by events beyond its control and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the Credit Agreement or the Indenture. In the event of an event of default under the Credit Agreement or the Indenture the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued and unpaid interest, to be immediately due and payable. If the indebtedness under the Credit Agreement were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, including the Exchange Notes. See "Description of Credit Agreement," "Description of Exchange Notes-- Subordination" and "--Certain Covenants."

SUBORDINATION; HOLDING COMPANY STRUCTURE

  The payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Exchange Notes will be subordinated to the prior payment in full of all existing and future Senior Indebtedness of the Company (including, without limitation, indebtedness incurred under the Credit Agreement). In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding-up of the Company, the assets of the Company will be available to pay obligations on the Exchange Notes only after all Senior Indebtedness (including amounts incurred under the Credit Agreement) has been so paid in full; accordingly, there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Notes then outstanding. In addition, under certain circumstances, the Company may not pay principal of, premium, if any, or interest on, or any other amounts owing in respect of the Exchange Notes, or purchase, redeem or otherwise retire the Exchange Notes, in the event of certain defaults with respect to certain classes of Senior Indebtedness, including Senior Indebtedness incurred under the Credit Agreement. As of September 30, 1997, the Company had approximately $15.5 million of Senior Indebtedness outstanding (represented primarily by borrowings under the Credit Agreement). Additional Senior Indebtedness may be incurred by the Company from time to time, subject to certain restrictions. The Company's debt arrangements (including the Credit Agreement and the Indenture) also limit the amount of indebtedness (whether or not senior) that the Company can incur. Such limitations do not restrict the Company to a specific dollar limit of indebtedness, but instead depend on the application of certain coverage ratios to the Company's earnings. As of November 30, 1997, the maximum amount of Senior Indebtedness the Company and the Subsidiary Guarantors could incur, in the aggregate, under their debt arrangements (including the Credit Agreement and the Indenture) was approximately $191 million. See "Description of Credit Agreement" and "Description of Exchange Notes--Certain Covenants--Limitation on Incurrence of Additional Indebtedness."

  BWAY Corporation is a holding company which has no significant assets other than its direct and indirect investments in its operating subsidiaries, which have guaranteed the Company's obligations under the Exchange Notes. Accordingly, the Company must rely on its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Exchange Notes. The ability of the subsidiaries of the Company to pay dividends or make other payments or advances to the Company will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any indebtedness of such subsidiaries (including the Credit Agreement). Although the Indenture limits the ability of such subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, such limitations are subject to a number of significant qualifications. See "Description of Exchange Notes--Certain Covenants--Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries."

ACQUISITIONS AND INTEGRATION OF ADDITIONAL BUSINESSES

  The Company has acquired and seeks to acquire other companies that can benefit from the Company's manufacturing operations, management and distribution infrastructure. The Company's ability to grow by acquisition is dependent upon, and may be limited by, the availability of suitable acquisition candidates and capital, and the restrictions contained in the Indenture and the Credit Agreement. In addition, growth by acquisition involves risks that could adversely affect the Company's operating results, including difficulties in integrating the operations and personnel of acquired companies and the potential loss of key employees and customers of acquired companies. While management has experience in identifying and integrating acquisitions, there can be no assurance that the Company will be able to obtain the capital necessary to pursue its growth strategy, consummate acquisitions on satisfactory terms or, if any such acquisitions are consummated, satisfactorily integrate such acquired businesses into the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

COMPETITION

  The markets for the Company's products are competitive, and the Company faces competition from a number of sources in most of its product lines. Competition is based primarily on price, quality, service, and, to a lesser extent, product innovation. Competition may require the Company to match competitors' prices to retain business or market share. Competition in the Company's product markets is aggressive and may have a negative impact on the prices the Company may charge for its products. Certain of the Company's competitors are larger and may have greater financial and other resources than the Company and there can be no assurance that the Company will continue to be able to compete successfully with them. The Company also faces competition in certain of its product lines from producers of plastic, glass and aluminum containers. See "Business--Competition."

DEPENDENCE ON MAJOR CUSTOMERS

  For each of fiscal 1997, fiscal 1996 and fiscal 1995, approximately 38%, 39% and 43%, respectively, of the Company's net sales were to the Company's ten largest customers. Sales to The Sherwin-Williams Company were approximately 10% of the Company's net sales for fiscal 1997. Sales to The Procter & Gamble Company (including its wholly owned subsidiary, The Folger Coffee Company), were approximately 13% of the Company's net sales for both fiscal 1996 and fiscal 1995. The Company supplies The Folger Coffee Company's requirements for coffee cans at its New Orleans, Louisiana facility. Although in most instances, the Company is not the sole supplier to its customers, the loss of, or major reduction in business from, one or more of the Company's major customers could have a material adverse effect on the Company's sales volumes and profitability. See "Business--Customers."

IMPACT OF STEEL COST INCREASES

  Steel products (including tinplate, cold-rolled and blackplate steel) represent the largest component of the Company's raw material costs. Tinplate consumers typically negotiate with steel suppliers late in the calendar year for the next calendar year with respect to volume and price terms. Negotiated terms have historically held through the following year, but there can be no assurance that this practice will remain unchanged in the future. Steel prices have historically been adjusted as of January 1 of a calendar year. Most domestic tinplate and blackplate steel producers have announced a 3.0% price increase to become effective January 1, 1998. There can be no assurance that the Company will be successful in passing through any steel price increases to its customers. Any limitation on the Company's ability to pass through any such increases could have a material adverse effect on the Company's operating results.

LABOR RELATIONS

  As of December 1, 1997, approximately 35% of the Company's employees worked under various collective bargaining agreements. MCC's contract with International Union of Electronic, Electrical, Salaried Machine and Furniture Workers, AFL-CIO Local No. 729 with respect to approximately 200 employees expired on April 30, 1997 and such employees went on strike on May 1, 1997. MCC and such employees settled the strike on June 2, 1997 by entering into a new collective bargaining agreement expiring in August 2000. In addition, while the Company believes that its relations with its employees are good, there can be no assurance that other collective bargaining agreements will be renewed in the future. A prolonged labor dispute (which could include a work stoppage) could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Employees."

ENVIRONMENTAL MATTERS

  The Company is subject to a broad range of federal, state and local environmental and workplace health and safety requirements, including those governing discharges to air and water, the handling and disposal of solid and hazardous wastes, and the remediation of contamination associated with the releases of hazardous substances. In the course of its operations, the Company handles hazardous substances. As is the case with any industrial operation, if a release of hazardous substances occurs on or from the Company's facilities or at offsite waste disposal sites, the Company may be required to remedy such release. From time to time, the Company is involved in certain environmental matters as described in "Business--Environmental, Health and Safety Matters." There can be no assurance that no material environmental liability exists or will arise in the future.

  Sales of aerosol cans currently comprise approximately 12% of the Company's annual general line sales. Federal and certain state environmental agencies have issued, and may in the future issue, environmental regulations which have the effect of requiring reformulation by consumer product manufacturers (the Company's customers) of aerosol propellants or aerosol-delivered consumer products to mitigate air quality impacts (principally related to lower atmosphere ozone formulation). Industry sources believe that aerosol product manufacturers can successfully achieve any required reformulation. There can be no assurance, however, that reformulation can be accomplished in all cases with satisfactory results. Failure by the Company's customers to successfully achieve such reformulation could affect the viability of aerosol cans as product delivery containers and thereby have a material adverse effect on the Company's sales of aerosol cans. See "Business--Environmental, Health and Safety Matters."

DEPENDENCE ON KEY PERSONNEL

  The Company is dependent on the continued services of its senior management team. Although the Company believes it could replace key employees in an orderly fashion should the need arise, the loss of such key personnel could have a material adverse effect on the Company. The Company does not maintain key-person insurance for any of its officers, employees or directors. See "Management--Directors and Executive Officers."

CONTROL BY MANAGEMENT

  As of December 31, 1997, the directors and Named Executive Officers and certain related parties of the Company owned or controlled approximately 34.5% of the outstanding Common Stock (as defined). Such stockholders, if acting together, would have significant influence on the election of the Company's Board of Directors (the "Board of Directors" or the "Board") and, therefore, significant influence on the affairs and management of the Company. Circumstances may occur in which the interests of management, as stockholders of the Company, could be in conflict with the interests of the holders of the Exchange Notes. In addition, management, as stockholders of the Company, may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the Exchange Notes.

LIMITATIONS ON CHANGE OF CONTROL; OTHER TRANSACTIONS

  Upon the occurrence of a Change of Control, the Company will be required to make an offer for cash to repurchase the Exchange Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the purchase price for all of the Exchange Notes that the Company might be required to purchase. Certain events involving a Change of Control may result in an event of default under the Credit Agreement or other indebtedness of the Company that may be incurred in the future. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Exchange Notes, the Company could seek the consent of its lenders to purchase the Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company would remain prohibited from purchasing the Exchange Notes. In such case, the Company's failure to purchase tendered Exchange Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions of the Exchange Notes would require payment in full of the Credit Agreement and any other such Senior Indebtedness before repurchase of the Exchange Notes. In addition, the Company could, in the future, enter into certain transactions that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings or otherwise adversely affect holders of the Exchange Notes. See "Description of Credit Agreement," "Description of Exchange Notes--Subordination" and "--Change of Control."

FRAUDULENT CONVEYANCE

  Various fraudulent conveyance laws enacted for the protection of creditors may apply to the Subsidiary Guarantors' issuance of the Guarantees. To the extent that a court were to find that (x) a Guarantee was incurred by a Subsidiary Guarantor with actual intent to hinder, delay or defraud any present or future creditor or (y) such Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and such Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Subsidiary Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Guarantee in favor of the Subsidiary Guarantor's creditors. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Subsidiary Guarantor as a result of the issuance by the Company of the Exchange Notes. To the extent any Guarantees were avoided as a fraudulent conveyance or held unenforceable for any other reason, the claims of holders of the Exchange Notes in respect of such Subsidiary Guarantor would be adversely affected and such holders would, to such extent, be creditors solely of the Company and any Subsidiary Guarantor whose Guarantee was not avoided or held unenforceable. To the extent the claims of the holders of the Exchange Notes against the issuer of an invalid Guarantee were subordinated, they would be subject to the prior payment of all liabilities of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Exchange Notes relating to any voided portions of any of the Guarantees.

  The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Under one measure, a Subsidiary Guarantor may be considered insolvent if the sum of its debts, including contingent liabilities, is greater than the fair marketable value of all of its assets at a fair valuation or if the present fair marketable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature.

  Based upon financial and other information, the Company believes that the Exchange Notes and the Guarantees are being incurred for proper purposes and in good faith and that the Company and each Subsidiary Guarantor is solvent and will continue to be solvent after issuing the Exchange Notes or its Guarantee, as the case may be, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such standards would agree with the Company.

ABSENCE OF A PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF EXCHANGE NOTES

  The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. After consummation of the Exchange Offer, the market for Old Notes not tendered or exchanged (or tendered but not accepted for exchange) in the Exchange Offer will be even more limited than their existing market. The holders of Old Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Old Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the

Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

  If a public trading market develops for the Exchange Notes, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Notes may trade at a discount from their principal amount.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES COULD ADVERSELY AFFECT HOLDERS

  Issuance of the Exchange Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal (or, in the case of a book-entry transfer, an Agent's Message in lieu thereof) and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the Exchange Offer certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

  This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus, including those regarding the Company's financial position, business strategy, projected costs, and plans and objectives of management for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed under "Risk Factors" and elsewhere in this Prospectus including, without limitation, in conjunction with the forward-looking statements included in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the Cautionary Statements.

                                USE OF PROCEEDS

  This Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Old Notes in like principal amount, the form and terms of which are the same as the forms and terms of the Exchange Notes (which replace the Old Notes), except as otherwise described herein. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company. As such, no effect has been given to the Exchange Offer in the pro forma statements or capitalization tables.

  The net proceeds from the Initial Offering of $96 million (after deduction of fees and expenses) were used to pay Indebtedness outstanding under the Credit Agreement, and with respect to which the interest rate then being paid by the Company was approximately 6.75% per annum. A portion of the borrowings under the Credit Agreement that were repaid were used to effect the Recent Acquisitions.

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Company as of September 30, 1997, on an actual basis. The information in this table should be read in conjunction with "Selected Historical Consolidated Financial Data," "Unaudited Consolidated Pro Forma Condensed Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and accompanying notes thereto appearing elsewhere in this Prospectus.

                                                           SEPTEMBER 30, 1997
                                                         ----------------------
                                                             (IN THOUSANDS
                                                         EXCEPT FOR SHARE DATA)
      Total debt:
        Credit Agreement................................        $ 13,500
        10 1/4% Senior Subordinated Notes due 2007......         100,000
        Other...........................................           2,032
                                                                --------
          Total debt....................................         115,532
      Stockholders' equity:
        Preferred Stock, $.01 par value; 5,000,000
         authorized and
         0 issued and outstanding.......................             --
        Common Stock, $.01 par value; 24,000,000
         authorized and 9,851,002 issued and
         outstanding....................................              99
        Additional paid-in capital......................          37,629
        Retained earnings...............................          48,673
        Treasury stock..................................            (935)
                                                                --------
          Total stockholders' equity....................          85,466
                                                                --------
          Total capitalization..........................        $200,998
                                                                ========

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

  The following selected historical consolidated financial data have been derived from the consolidated financial statements of the Company. The data as of and for the years ended September 30, 1993, 1994, 1995, 1996 and 1997 are derived from the consolidated financial statements of the Company audited by Deloitte & Touche LLP. The results of operations include the results of acquisitions described under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Acquisitions" and have been included in the Company's consolidated financial statements from the date of the related acquisitions. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and accompanying notes thereto included elsewhere in this Prospectus.

                                              FISCAL YEAR ENDED SEPTEMBER 30, (1)
                                          ------------------------------------------------
                                            1993      1994      1995      1996      1997
                                          --------  --------  --------  --------  --------
                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales...............................  $180,963  $224,701  $247,480  $283,105  $402,150
Costs, Expenses and Other Income:
 Cost of products sold (excluding
  depreciation and amortization)........   157,415   193,497   208,091   236,741   341,406
 Depreciation and amortization..........     3,150     5,057     5,940     7,425    13,024
 Selling and administrative expense.....     7,424     9,998    10,335    14,589    19,651
 Provision for restructuring (2)........                                  12,860
 Gain on curtailment of postretirement
  benefits..............................                                            (5,828)
 AB Leasing fees, expenses and
  termination (3).......................     1,284     1,318     3,384
 Interest expense, net..................     2,795     5,730     5,211     4,872    10,649
 Other, net.............................         8       100      (275)     (340)      998
                                          --------  --------  --------  --------  --------
                                           172,076   215,700   232,686   276,147   379,900
Income before income taxes,
 extraordinary item and cumulative
 effect of change in accounting.........     8,887     9,001    14,794     6,958    22,250
 Provision for income taxes.............     3,731     3,756     6,021     3,239     9,146
Extraordinary loss resulting from the
 extinguishment of debt, net of related
 tax benefit (4)........................                                  (2,535)
Cumulative effect of change in
 accounting for postemployment benefits
 net of related tax benefit of $137 (5).                (213)
                                          --------  --------  --------  --------  --------
Net income..............................  $  5,156  $  5,032  $  8,773  $  1,184  $ 13,104
                                          ========  ========  ========  ========  ========
OTHER FINANCIAL DATA:
 Adjusted EBITDA (6)....................  $ 14,833  $ 19,788  $ 25,945  $ 32,115  $ 40,095
 Net cash provided by operating
  activities............................    11,665    13,267    12,071    25,651    45,113
 Net cash used in investing activities..   (54,400)   (8,753)  (13,593)  (82,347)  (64,278)
 Net cash provided by (used in)
  financing activities..................    45,064    (3,130)   20,442    35,010    18,687
 Capital expenditures...................     5,779     8,698    13,593    12,671    22,961
 Depreciation and amortization (7)......     3,498     5,680     6,549     7,950    13,482
 Cash Interest Expense, Net (7).........     2,448     5,107     4,602     4,347    10,191
 Ratio of Earnings to Fixed Charges (8).       3.7x      2.4x      3.3x      2.1x      2.8x
 Ratio of Adjusted EBITDA to Cash
  Interest Expense, Net (6).............       6.1x      3.9x      5.6x      7.4x      3.9x
 Ratio of total debt to Adjusted EBITDA
  (6)...................................       3.8x      2.8x      1.9x      3.0x      2.9x
BALANCE SHEET DATA:
Cash and cash equivalents...............  $  3,234  $  4,618  $ 23,538  $  1,852  $  1,374
Working capital.........................     8,938    14,371    38,811    22,280     6,890
Property, plant and equipment, net......    54,816    58,996    67,668    94,800   123,617
Total assets............................   136,507   137,220   167,958   245,133   316,377
Total debt..............................    55,797    55,476    50,218    95,198   115,532
Redeemable common stock.................               2,682
Stockholders' equity....................    23,917    27,015    65,837    72,629    85,466

-------
 (1) The Company operates on a 52/53-week fiscal year ending on the Sunday closest to September 30 of the applicable year. For simplicity of presentation, the Company has presented year ends as September 30 and all other periods as the nearest month end.
 (2) During the fourth quarter of fiscal 1996, the Company recorded a non-recurring, non-cash restructuring charge comprised of a write-down of certain assets. The restructuring charge was due to increased volumes resulting from the BSNJ Acquisition and the BSO Acquisition providing the opportunity for the Company to consolidate certain of its manufacturing processes to meet customer demand and improve efficiencies, which will result in the disposal of surplus equipment and currently productive manufacturing equipment for an estimated nominal value beginning in early fiscal 1997 and ending in fiscal 1998. See Note 13 of the Notes to Consolidated Financial Statements included elsewhere in this Prospectus.
 (3) The Company was party to a management agreement (the "Management Agreement") with AB Leasing and Management, Inc. ("AB Leasing") whereby the Company paid to AB Leasing an annual fee (the "AB Leasing Fee") based upon a formula, plus reimbursement for expenses. See Note 12 of the Notes to Consolidated Financial Statements included elsewhere in this Prospectus. The Company and AB Leasing terminated the Management Agreement upon the consummation of the Initial Public Offering (as defined). Pursuant to the termination agreement the Company issued 199,500 shares of Common Stock to AB Leasing prior to the effectiveness of the Initial Public Offering. The Company recorded a non-recurring, non-cash, pre-tax charge to operations of $2.0 million ($1.2 million net of tax effect) in connection therewith in the period in which such shares were issued.
 (4) The Company recorded an extraordinary loss related to the prepayment of the $50.0 million principal amount of 8.35% Senior Secured Notes during the third quarter of fiscal 1996.
 (5) Effective October 1, 1993, the Company changed its method of accounting for post employment benefits as a result of adopting Statement of Financial Accounting Standards No. 112 which resulted in a onetime non-cash charge of $213,000 and had no material subsequent impact on income from operations.
 (6) Adjusted EBITDA represents income before income taxes, extraordinary item, cumulative effect of change in accounting, and before interest expense, provision for restructuring, provision for income taxes, and depreciation and amortization. Adjusted EBITDA does not include non-recurring charges related to the provision for restructuring, the extraordinary loss resulting from the extinguishment of debt, and cumulative effect of change in accounting, which are primarily non-cash items. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles, should not be construed as an alternative to operating income (as determined in accordance with GAAP) or to cash flows from operating activities (as determined in accordance with GAAP) and does not necessarily indicate that cash flow will be sufficient to fund cash requirements. The Company understands that certain investors believe Adjusted EBITDA represents a company's ability to service debt and to utilize cash for other purposes. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations, or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's operating performance, profitability or liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.
 (7) For presentation in Other Financial Data, amortization of deferred financing costs is included in depreciation and amortization and excluded from Cash Interest Expense, Net.
 (8) For purposes of this computation, earnings are defined as income before income taxes plus Fixed Charges. Fixed Charges consist of interest (including amortization of deferred financing costs) and that portion of rental expense that is representative of interest (deemed to be one-third of operating lease rental expense).

           UNAUDITED CONSOLIDATED PRO FORMA CONDENSED FINANCIAL DATA

  Set forth on the following page are the unaudited consolidated pro forma condensed statements of income of the Company for the year ended September 30, 1997. The unaudited consolidated pro forma condensed statements of income include the historical results of the Company and give effect to the MCC Acquisition and to the Initial Offering and the application of the net proceeds therefrom as if they had occurred as of October 1, 1996. The unaudited consolidated pro forma financial data do not purport to be indicative of the Company's financial position or results of operations that would actually have been obtained had the MCC Acquisition and the Initial Offering and the use of proceeds therefrom been completed for the period presented, or to project the Company's financial position or results of operations for any future period. The unaudited consolidated pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. The unaudited consolidated pro forma condensed financial statements should be read in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and the accompanying notes thereto included elsewhere in this Prospectus.

      UNAUDITED CONSOLIDATED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                            AND OTHER FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

                                 FISCAL YEAR ENDED SEPTEMBER 30, 1997 (1)
                          ------------------------------------------------------------
                                                 ADJUSTMENTS
                                                  TO RECORD
                                     HISTORICAL      MCC       SUPPLEMENTAL     PRO
                          HISTORICAL FOR MCC (2) ACQUISITION   ADJUSTMENTS     FORMA
                          ---------- ----------  -----------   ------------   --------
STATEMENT OF OPERATIONS
 DATA:
Net sales...............   $402,150   $  4,326     $             $            $406,476
Costs, Expenses and
 Other Income:
 Cost of products sold
  (excluding
  depreciation and
  amortization).........    341,406      3,628                                 345,034
 Depreciation and
  amortization..........     13,024        227        (87)(3)                   13,164
 Selling and
  administrative
  expense...............     19,651        136                                  19,787
 Gain on curtailment of
  postretirement
  benefits..............     (5,828)                                            (5,828)
 Interest expense, net..     10,649                   241 (4)      2,410 (5)    13,300
 Other, net.............        998         16                                   1,014
                           --------   --------     ------        -------      --------
   Total costs, expenses
    and other income....    379,900      4,007        154          2,410       386,471
                           --------   --------     ------        -------      --------
Income before income
 taxes and extraordinary
 item...................     22,250        319       (154)        (2,410)       20,005
Provision for income
 taxes (6)..............      9,146                    67           (990)        8,223
                           --------   --------     ------        -------      --------
Net Income..............   $ 13,104   $    319     $ (221)       $(1,420)     $ 11,782
                           ========   ========     ======        =======      ========
OTHER FINANCIAL DATA:
Adjusted EBITDA (7).....   $ 40,095   $    546     $             $            $ 40,641
Net cash provided by
 operating activities...     45,113        546       (308)        (1,420)       43,931
Net cash used in
 investing activities...    (64,278)               41,619                      (22,659)
Net cash provided by
 financing activities...     18,687                                             18,687
Capital expenditures....     22,961                                             22,961
Depreciation and
 amortization (8).......     13,482        227        (87)           142        13,764
Cash Interest Expense,
 Net (8)................     10,191                   241          2,268        12,700
Ratio of Earnings to
 Fixed Charges (9)......        2.8x                                               2.4x
Ratio of Adjusted EBITDA
 to Cash Interest
 Expense, Net (7).......        3.9x                                               3.2x
Ratio of total debt to
 Adjusted EBITDA (7)....        2.9x                                               2.8x

     See Notes to Unaudited Consolidated Pro Forma Condensed Statements of
           Operations and Other Financial Data on the following page.

 NOTES TO UNAUDITED CONSOLIDATED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                           AND OTHER FINANCIAL DATA

(1) The Company operates on a 52/53-week fiscal year ending on the Sunday closest to September 30 of the applicable year. For simplicity of presentation, the Company has presented year ends as September 30 and all other periods as the nearest month end.
(2) Represents the historical results of the MCC Acquisition from the beginning of the period presented until its date of acquisition.

(3) Reflects purchase allocation adjustments of the MCC Acquisition as if it had occurred on October 1, 1996. The adjustment primarily relates to amortization of goodwill and additional interest expense. Also included are adjustments for depreciation expense and amortization of other intangible assets. Goodwill is amortized over 30 years on a straight-line basis. The adjustment to depreciation and amortization expense relating to the MCC Acquisition resulted in a decrease to historical depreciation and amortization expense because (i) MCC's gross cost for the acquired assets is lower than the historical cost of such assets and (ii) MCC is depreciating fixed assets and amortizing goodwill over a longer time period than the historical useful life of such assets. In its purchase price allocations for the MCC Acquisition, MCC reduced the carrying value of the acquired property, plant and equipment assets since MCC determined that the fair value of the acquired assets was lower than the historical cost of such assets.
(4) Reflects pro forma interest expense related to the MCC Acquisition as if it had occurred on the beginning of the period presented.
(5) The supplemental adjustments to interest expense, net consist of the following:

                                                        INCREASE (DECREASE)
                                                     --------------------------
                                                      YEAR ENDED SEPTEMBER
                                                            30, 1997
                                                     ----------------------
                                                     (DOLLARS IN THOUSANDS)
                                                     ----------------------
     Historical interest expense, net...............        $ 10,649
                                                            ========
     Elimination of interest expense related to:
       Old credit facility and Senior Subordinated
        Notes due 2007..............................        $ 10,229
       Interest income..............................             (38)
       Amortization of deferred financing costs on
        retired debt................................             458
                                                            --------
         Decrease in interest expense...............         (10,649)
                                                            --------
     Interest expense on new indebtedness:
       Senior Subordinated Notes due 2007...........          10,250
       Acquisition debt (a).........................           2,450
       Amortization of costs on new debt (b)........             600
                                                            --------
         Increase in interest expense...............          13,300
                                                            --------
       Net increase in interest expense.............           2,651
       Less: Historical interest expense for
             acquired companies.....................            (241)
                                                            --------
       Supplemental adjustment to interest expense..        $  2,410
                                                            ========

    --------
    (a) Represents additional interest expense on indebtedness incurred to fund the MCC Acquisition as if such acquisition occurred on October
        1, 1996.
    (b) Debt issuance costs related to the Notes will be amortized over their 10-year life.
(6) For pro forma purposes, the income tax provision was calculated at 41% of pre-tax income for the year ended September 30, 1997. The effective income tax rates exceed statutory rates principally due to nondeductible amortization of certain intangible assets related to recent and prior acquisitions.
(7) Adjusted EBITDA represents income before income taxes, extraordinary item, cumulative effect of change in accounting and before interest expense, provision for restructuring, provision for income taxes, and depreciation and amortization. Adjusted EBITDA does not include non-recurring charges related to the provision for restructuring, the extraordinary loss resulting from the extinguishment of debt, and cumulative effect of change in accounting, which are primarily non-cash items. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles and does not necessarily indicate that cash flow will be sufficient to fund cash requirements. The Company understands that certain investors believe Adjusted EBITDA represents a company's ability to service debt and to utilize cash for other purposes. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations, or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(8) For presentation in Other Financial Data, amortization of deferred financing costs is included in depreciation and amortization and excluded from Cash Interest Expense, Net.
(9) For purposes of this computation, Earnings are defined as income before income taxes plus Fixed Charges. Fixed Charges consist of interest (including amortization of deferred financing costs) and that portion of rental expense that is representative of interest (deemed to be one-third of operating lease rental expense).

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

  The following discussion and analysis of the Company's results of operations, financial condition and liquidity should be read in conjunction with "Unaudited Consolidated Pro Forma Condensed Financial Data," "Selected Historical Consolidated Financial Data" and the Company's Consolidated Financial Statements and Notes thereto included elsewhere herein.

GENERAL

  The Company currently derives substantially all of its revenues from the sale of steel containers manufactured at the Company's plants. The packaging market in which the Company competes is generally mature and stable. On average, domestic industry growth rates have historically followed US GDP growth rates. Management believes that companies that have managed sustained growth in these markets above the GDP level have typically accomplished this growth primarily through acquisitions. Industry consolidation has occurred during recent years. The Company's net sales have grown at a compounded annual rate of 24.5% over the past five years.

RECENT ACQUISITIONS

  The Company completed two strategic acquisitions during fiscal 1996 and one strategic acquisition during fiscal 1997.

  On May 28, 1996, a newly created subsidiary of the Company named Milton Acquisition Corp. acquired all of the outstanding stock of Milton Can Company, Inc. ("Milton Can") (the "BSNJ Acquisition"). Immediately thereafter, Milton Acquisition Corp. changed its name to Milton Can Company, Inc. and on October 22, 1996 changed its name again to Brockway Standard (New Jersey), Inc. ("BSNJ"). BSNJ sells metal containers in the general line category of the North American container industry, producing products similar to those of the Company. This acquisition provided geographic expansion for the Company into the northeast United States, enabling the Company to provide expanded coverage for many of its products and to many of its customers. The acquired business had revenues of approximately $55 million for the year ended December 31, 1995, and operated three facilities, one in Peabody, Massachusetts, and two in Elizabeth, New Jersey. The Company paid the shareholders of Milton Can approximately $29 million in approximately equal portions of cash and the Company's stock, and the Company assumed approximately $12.3 million of debt of the acquired company, which was retired by the Company at the time of acquisition. The transaction was accounted for using the purchase method of accounting.

  On June 17, 1996, a newly created subsidiary of Brockway Standard, Inc. ("BSI"), named Davies Acquisition Corp. acquired substantially all of the assets of the Davies Can division of the Van Dorn Company, a wholly owned subsidiary of Crown Cork & Seal Company, Inc. (the "BSO Acquisition"). On June 19, 1996, Davies Acquisition Corp. changed its name to Davies Can Company, Inc. and on March 21, 1997 changed its name again to Brockway Standard (Ohio), Inc ("BSO"). BSO sells metal containers in the general line category of the North American container industry, producing products similar to those of the Company. The acquired business had revenues of approximately $55 million for the year ended December 31, 1995, and operated three facilities, in Covington, Georgia, Solon, Ohio and York, Pennsylvania. The Company paid approximately $42 million in cash for the assets. The transaction was accounted for using the purchase method of accounting.

  On October 28, 1996, a newly created subsidiary of the Company named Milton Can Company, Inc. ("MCC"), which was incorporated on October 22, 1996, acquired the assets of the aerosol can business of Ball Metal Food Container Corporation ("BMFCC"), a wholly owned and indirect subsidiary of Ball Corporation, in an asset purchase transaction (the "MCC Acquisition"). The acquired business had revenues of approximately $45 million for the year ended December 31, 1995 and operates a single manufacturing facility in Cincinnati, Ohio. MCC produces a wide range of aerosol cans and operates a materials center providing Materials Center

Services. The Company paid approximately $42.4 million in cash for the business. The transaction was accounted for using the purchase method of accounting.

  The operating results for BSNJ, BSO and MCC have been included in the Company's consolidated financial statements since the date of acquisition. The excess of the aggregate purchase price over the aggregate fair market value of net identifiable assets acquired in the Recent Acquisitions was approximately $79 million.

  Management has committed to a plan to exit certain facilities of the acquired companies and integrate acquired assets and businesses with the Company's facilities. The Company anticipates that these closings will initially have an adverse effect on the Company's operating margins as a result of the costs associated with closing a plant and moving production to another location, but that, thereafter, rationalization should improve operating margins. In connection with recording the Recent Acquisitions, the Company established a reorganization liability of approximately $5.7 million which was classified in other current liabilities. The liability represents the direct costs expected to be incurred which have no future economic benefit to the Company. These costs include charges relating to the closing of manufacturing facilities and severance costs. As of September 28, 1997, the Company had charged approximately $4.3 million against the reorganization liability.

  The Recent Acquisitions represent a continuation of the Company's strategy of growth in sales and profitability through acquisitions, and provide product and geographic expansion. Management intends to employ the Company's 3R strategic initiative to Rationalize, Reengineer and Recapitalize the Recent Acquisitions. In fiscal 1996, the Company's facilities existing prior to the Recent Acquisitions realized reductions in cost of products sold as a percent of sales as a result of ongoing initiatives to reduce cost and increase productivity through rationalization, reengineering and focused capital expenditures and as a result of more effective steel purchasing. These efficiency gains were more than offset by higher costs at the recently acquired facilities where the Company has initiated an aggressive rationalization program. Although employee termination costs in connection with plant rationalizations, administrative workforce reductions, and other plant exit costs associated with the Recent Acquisitions have been accrued for through purchase accounting adjustments, the Company incurred in fiscal 1996 and fiscal 1997, and will incur in fiscal 1998, other costs (such as costs the Company will incur in reallocating various product lines and production volume among the Company's manufacturing facilities and excess fixed overhead costs the Company will incur until it closes certain of its facilities) which, under current accounting pronouncements, will be charged against operating income and will increase reported cost of products sold as a percent of net sales. The Company cannot reasonably estimate the amount of these costs because of the varied nature of such costs (e.g. direct and indirect costs associated with moving a production line from one facility to another, including inefficiencies inherent in shifting production during the move and starting up production at the new facility) and the limitations of the Company's current accounting system. The direct costs that the Company cannot estimate consist of, among other things, increased scrappage and direct labor costs (including
(i) the opportunity costs relating to on-the-job training programs, (ii) learning curve inefficiencies relating to the re-engineered operations, (iii) slower production line speeds that result in increased direct labor costs per unit of production and (iv) less efficient utilization of manpower at plants at which production is being phased out). The indirect costs that the Company cannot estimate include, among other things, increased overhead costs (i.e. rent, utilities and real estate taxes) per unit of production at plants at which production is being phased out.

RESULTS OF OPERATIONS

  The following table presents, for the periods indicated, information expressed as a percentage of net sales for such period and has been derived from the consolidated statements of income of the Company included elsewhere in this Prospectus.

                                                              YEAR ENDED
                                                             SEPTEMBER 30,
                                                           -------------------
                                                           1995   1996   1997
                                                           -----  -----  -----
   Net sales.............................................. 100.0% 100.0% 100.0%
   Cost of products sold (excluding depreciation and
    amortization).........................................  84.1   83.6   84.9
   Depreciation and amortization..........................   2.4    2.6    3.2
   Provision for restructuring............................          4.5
   AB Leasing fees, expenses and termination..............   1.4
   Selling and administrative expenses....................   4.2    5.1    4.9
   Interest expense, net..................................   2.1    1.7    2.6
   Income before taxes....................................   6.0    1.6    5.5
   Net income.............................................   3.5    0.4    3.3
   Adjusted EBITDA (as defined in Note 5 on page 12)......  10.5   11.3   10.0

YEAR ENDED SEPTEMBER 30, 1997 (FISCAL 1997) COMPARED TO YEAR ENDED SEPTEMBER 30, 1996 (FISCAL 1996).

  Net Sales. Net sales for fiscal 1997 were $402.2 million, an increase of $119.1 million or 42.0% from $283.1 million in fiscal 1996. The increase resulted from the BSNJ Acquisition and the BSO Acquisition late in the third quarter of fiscal 1996, and the MCC Acquisition early in the first quarter of fiscal 1997.

  Cost of Products Sold. Cost of products sold (excluding depreciation and amortization) in fiscal 1997 was $341.4 million, an increase of $104.7 million, or 44.2%, from $236.7 million in fiscal 1996. The increase is primarily attributable to increased sales from, and the higher cost of products sold (excluding depreciation and amortization) of, the Recent Acquisitions. Cost of products sold as a percent of sales increased to 84.9% in fiscal 1997 from 83.6% in fiscal 1996. The increase is primarily attributable to the Recent Acquisitions where cost of products sold as a percent of sales was historically higher than that of the Company's previously owned facilities, and to costs associated with the Company's 3R strategic initiative to Rationalize, Reengineer and Recapitalize the Recent Acquisitions. Although certain employee termination costs in connection with plant rationalizations, administrative workforce reductions, and other plant exit costs associated with the Recent Acquisitions have been accrued for through purchase accounting adjustments, the Company incurred during the fourth quarter of fiscal 1996, and during fiscal 1997, other costs arising from the Company's 3R strategic initiative which, in accordance with current accounting pronouncements, were charged against operating income. Cost of products sold (excluding depreciation and amortization) for fiscal 1997 was also adversely affected by an approximately thirty day strike at MCC's Cincinnati, Ohio facility.

  Income before Income Taxes and Extraordinary Item. Income before income taxes and extraordinary items for fiscal 1997 was $22.3 million, an increase of $15.3 million, or 219.8%, from $7.0 million in fiscal 1996, when the Company recorded a non-cash restructuring charge of $12.9 million (before taxes). Fiscal 1997 income before income taxes and extraordinary items increased by $2.4 million over fiscal 1996, excluding the effect of the restructuring charge. This increase resulted primarily from contributions from the Recent Acquisitions, cost savings realized to date from rationalization initiatives, and productivity and cost reductions resulting from capital spending initiatives, and the gain recorded by the Company from curtailment of the post retirement benefits which resulted from the elimination of post retirement health care costs for certain employees at the Cincinnati facility. Partially offsetting these improvements were period costs associated with rationalization initiatives, higher selling and administration expenses, and higher interest expense. Depreciation and amortization increased from $7.4 million in fiscal 1996 to $13.0 million in fiscal 1997 due to the Recent Acquisitions and as a result of capital spending related to the Company's cost reduction, productivity improvement, and growth initiatives. Selling and administrative expense of $19.7 million for fiscal 1997 increased from $14.6 million in fiscal 1996, primarily due to the Recent Acquisitions and building corporate infrastructure to support the Recent Acquisitions and continue its growth plans. Interest expense, net, increased to $10.6 million in fiscal 1997 from $4.9 million in fiscal 1996 due to interest on borrowings to finance the Recent Acquisitions, and due to a higher interest rate associated with the Company's issuance in the third quarter of fiscal 1997 of $100 million of the Old Notes. See "--Liquidity and Capital Resources."

  Net Income. Net Income for fiscal 1997 was $13.1 million, an increase of $11.9 million from fiscal 1996. The improvement results from the factors mentioned above.

YEAR ENDED SEPTEMBER 30, 1996 (FISCAL 1996) COMPARED TO YEAR ENDED SEPTEMBER 30, 1995 (FISCAL 1995).

  Net Sales. Net sales for fiscal 1996 were $283.1 million, an increase of $35.6 million or 14.4% from $247.5 million in fiscal 1995. The increase resulted primarily from the BSNJ Acquisition and the BSO Acquisition late in the third quarter of fiscal 1996. Fiscal 1996 net sales excluding the acquisitions were up slightly over fiscal 1995.

  Cost of Products Sold. Cost of products sold (excluding depreciation and amortization) in fiscal 1996 was $236.7 million, an increase of $28.6 million or 13.8% from $208.1 million in fiscal 1995. The increase is primarily attributable to increased sales from the acquisitions. Cost of products sold as a percent of sales decreased to 83.6% in fiscal 1996 from 84.1% in fiscal 1995. The Company's facilities existing prior to the BSNJ Acquisition and the BSO Acquisition realized reductions in cost of products sold as a percent of sales as a result of ongoing initiatives to reduce cost and increase productivity through rationalization and capital initiatives, and as a result of more effective steel purchasing. Gains were more than offset by higher costs at the recently acquired facilities where the Company has initiated an aggressive rationalization program. Although certain employee termination costs in connection with plant rationalizations, administrative workforce reductions, and other plant exit costs associated with the recent acquisitions have been accrued for through purchase accounting adjustments, the Company incurred in fiscal 1996 other costs arising from the Company's 3R strategic initiative which, under current accounting pronouncements, were charged against operating income.

  Income before Income Taxes and Extraordinary Item. Income before income taxes and extraordinary items for fiscal 1996 was $7.0 million, a decrease of $7.8 million or 53.0% from $14.8 million in fiscal 1995. The achieved gains described above were more than offset by a non-cash restructuring charge of $12.9 million (before taxes) recorded during fiscal 1996. The restructuring charge was due to increased volumes resulting from the acquisitions providing the opportunity for the Company to consolidate certain of its manufacturing processes to improve efficiencies, which will result in the disposal of surplus equipment and currently productive manufacturing equipment beginning in early fiscal 1997 and ending in fiscal 1998. When fully implemented, the rationalization is expected on an overall basis to result in reduced overhead expense and enhanced operational efficiencies. Depreciation and amortization increased from $5.9 million in fiscal 1995 to $7.4 million in fiscal 1996 due to the BSNJ Acquisition and the BSO Acquisition and as a result of capital spending related to the Company's cost reduction and productivity improvement initiatives. Selling and administrative expenses of $14.6 million for fiscal 1996 increased from $10.3 million in fiscal 1995, primarily due to the BSNJ Acquisition and the BSO Acquisition and building corporate infrastructure to support the Recent Acquisitions, continued growth plans and the increased costs associated with being a public company. Interest expense, net decreased to $4.9 million in fiscal 1996 from $5.2 million in fiscal 1995, as the benefits accrued from the cash received from the initial public offering (the "Initial Public Offering") of the Company's common stock, par value $0.01 per share (the "Common Stock"), were partially offset by interest on borrowings to finance the acquisitions late in the year.

  Net Income. Net Income for fiscal 1996 was $1.2 million, a decrease of $7.6 million from fiscal 1995. In addition to the factors mentioned above, the Company recorded an extraordinary charge of $2.5 million (after tax) associated with the early repayment of the Company's debt.

LIQUIDITY AND CAPITAL RESOURCES

  During the third quarter of fiscal 1996, the Company repaid its existing debt and established its new five year Credit Agreement, which the Company amended subsequent to fiscal 1997 year end. The Credit Agreement provides that the Company and its subsidiaries can borrow up to $100 million, and gives the Company an option to increase its borrowing limit by an additional $50 million, provided certain conditions are met. The expiration of the Credit Agreement was extended to June 17, 2002 in the recent amendment. Interest rates under the Credit Agreement are based on rate margins ("Rate Margin") for either the prime rate as announced by NationsBank, N.A. from time to time or LIBOR, at the option of the Company. These Rate Margins were lowered in connection with the recent amendment. The applicable rate margin is determined on a quarterly basis by a review of the Company's leverage ratio. Loans under the Credit Agreement are unsecured and can be prepaid at the option of the Company without premium or penalty. The Credit Agreement is subject to certain restrictive covenants, including covenants which require the Company to maintain a certain minimum level of net worth and certain leverage ratios. In addition, the Company is restricted in its ability to pay dividends and make other restricted payments. See "Description of Credit Agreement." As of September 30, 1997, the Company is in compliance with each of these covenants. The recent amendment to the Credit Agreement improved certain of these covenants to provide the Company with greater flexibility with regard to growth investments in joint ventures and other subsidiaries. Funds provided under the Credit Agreement were used to repay the Company's $50 million of 8.35% senior notes due 2001, repay the Company's existing revolving credit facility, finance acquisitions and meet operating needs. The Company incurred a $2.5 million, after tax, one-time charge associated with this debt restructuring in fiscal 1996.

  During the third quarter of fiscal 1997, the Company issued $100 million of the Old Notes. The Old Notes have an interest rate of 10 1/4%, payable semi-annually on April 15 and October 15. Net proceeds of approximately $96 million from the issuance of the Old Notes were used to reduce borrowings on the Company's Credit Agreement. Pursuant to the terms of a registration rights agreement the Company executed in connection with the offering of the Old Notes, the Company paid additional interest on the Old Notes from August 9, 1997 until the date the registration statement of which this Prospectus is a part was declared effective by the Commission. Such additional interest accrued at a rate of 0.25% per annum for the 90-day period beginning August 9, 1997 and continued to accrue at a rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period until the registration statement of which this Prospectus is a part was declared effective by the Commission. The Company paid additional interest in an amount equal to $45,833 for the period beginning August 9, 1997 and ending October 14, 1997. The Company has accrued additional interest in an amount equal to $131,250 for the period beginning October 15, 1997 and ending January 31, 1998.

  During fiscal 1997, net cash provided by operating activities was $45.1 million which was comprised primarily of income from operations ($13.1 million), depreciation and amortization ($13.5 million), deferred income taxes ($3.0 million) and working capital excluding working capital acquired from the MCC Acquisition ($19.8 million). The decrease in working capital was primarily attributable to the increase in accounts payable ($13.5 million), income taxes ($2.9 million) and the reduction in accounts receivable ($3.0 million). Net cash provided from operating activities was reduced by a non-cash gain on curtailment of retirement benefits of $5.8 million.

  During fiscal 1996, net cash provided by operating activities was $25.7 million which was comprised primarily of depreciation and amortization ($8.0 million), the non cash restructuring charge ($12.9 million) and working capital excluding working capital acquired by the BSNJ Acquisition and the BSO Acquisition ($5.9 million). The decrease in working capital was primarily attributable to the increase in accounts payable ($3.8 million) and the reduction in accounts receivable ($3.3 million). Working capital was reduced by an increase in inventory ($3.0 million).

  During fiscal 1997, the Company used $64.3 million for investing activities for the MCC Acquisition ($41.6 million) and capital expenditures ($23.0 million). Capital expenditures were primarily for equipment to improve manufacturing processes and hardware and software to address the Year 2000 issue and improve administrative and manufacturing systems. Management expects to maintain this level of capital expenditures over the next five years.

  During fiscal 1996, the Company used $82.3 million for investing activities for the BSNJ Acquisition and the BSO Acquisition ($69.7 million) and capital expenditures ($12.7 million). Capital expenditures were primarily for equipment to improve manufacturing processes and hardware and software to address the Year 2000 issue and improve administrative and manufacturing systems.

  During fiscal 1997, net cash provided by financing activities was $18.7 million. As described above, the Company refinanced its outstanding debt by issuing $100 million of unsecured senior subordinated notes. Financing costs incurred to obtain the notes was $4.0 million. Net repayments under the bank revolving credit agreement, including the proceeds from the notes, were $80.3 million. Additionally, unpresented bank drafts increased $4.2 million.

  During fiscal 1996, the Company generated $35.0 million from financing activities. The Company had net borrowings under the Credit Agreement of $93.8 million that were used to repay the $50 million private placement debt and finance the investing activities of the business. The Company used $9.5 million to purchase treasury stock prior to the BSNJ Acquisition. The treasury stock was reissued along with additional new shares as part of the consideration for the BSNJ Acquisition. Additionally, the Company repaid long term debt of $2.1 million and increased unpresented bank drafts of $4.3 million.

  Cash and cash equivalents were $23.5 million at the beginning of fiscal 1996, and were $1.9 million at the end of fiscal 1996.

  At September 30, 1997, the Company was restricted in its ability to pay dividends and make other restricted payments in an amount greater than approximately $16.4 million. The Company's subsidiaries are restricted in their ability to transfer funds to the Company, except for funds to be used to effect approved acquisitions, pay dividends in specified amounts, reimburse the Company for operating and other expenditures made on behalf of the subsidiaries and repay permitted intercompany indebtedness. Restricted net assets of the Company's subsidiaries collectively amounted to approximately $71 million at September 30, 1997.

  Management believes that cash provided from operations, borrowings available under the Credit Agreement, and borrowings under the Indenture will provide it with sufficient liquidity to meet its operating needs and continue the Company's capital expenditure initiatives for the next twelve months. The Company continues to pursue acquisition opportunities in the North American container industry and in connection therewith may incur additional indebtedness to finance such acquisitions.

ENVIRONMENTAL MATTERS

  For information regarding environmental matters, see "Business-- Environmental, Health and Safety Matters."

EFFECT OF INFLATION

  Historically, the Company has generally been able to recover increased costs of raw materials through price increases for the Company's products, although there can be no assurances that this practice will continue. This ability, together with cost reductions achieved through line rationalization and productivity improvements, have mitigated the impact of inflation on the Company's results of operations. Management currently believes that inflation will not have a material adverse impact on the Company.

RECENT ACCOUNTING PRONOUNCEMENTS

  In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings per Share." The Company has considered the impact of this new standard and does not believe earnings per share determined under this statement are materially different than earnings per share determined in accordance with current accounting standards. The statement is effective for financial statements for periods ending after December 15, 1997.

                                   BUSINESS

GENERAL

  BWAY Corporation is a holding company whose principal subsidiaries, Brockway Standard, Inc., Brockway Standard (New Jersey), Inc., Milton Can Company, Inc. and Brockway Standard (Ohio), Inc., are leading developers, manufacturers and marketers of steel containers for the general line category of the North American container industry. The four other Subsidiary Guarantors complement the Company's four principal subsidiaries by facilitating the Company's Canadian sales (Brockway Standard (Canada), Inc.), manufacturing press plates for the Company's principal subsidiaries (Plate Masters, Inc.), managing the Company's Materials Center Services strategic alliances (Materials Management, Inc.) and maintaining the Company's rights to certain state tax deferrals on various intercompany accounts (Armstrong Containers, Inc.). The Company has six major product lines: (i) paint cans, (ii) aerosol cans, (iii) oblong cans,
(iv) steel pails, (v) food cans and (vi) specialty cans. The Company's principal products include a wide variety of steel cans and pails used for packaging paint and related products, lubricants, cleaners, roof and driveway sealants, food (principally coffee and vegetable oil) and household and personal care aerosol products. The Company also manufactures steel ammunition boxes and provides metal decorating services. The Company's business is focused on product lines and geographic areas where the Company has, or management believes it can develop, a leading market presence and achieve a low cost manufacturing position. The Company's sales to customers located outside of the United States were less than 5 percent for fiscal 1996 and fiscal 1997. See "Summary Consolidated Historical and Pro Forma Financial Data."

  The Company believes it is an industry leader in each of its major product lines (other than aerosol cans, a product line the Company entered as part of the Recent Acquisitions) due to a number of competitive advantages, including highly efficient and technologically advanced manufacturing facilities, strategically located operations and a reputation for quality and service. The Company's products are sold to over 750 customers, including diverse groups of manufacturers of nationally branded products for the hardware, automotive, personal care, consumer and food industries. The Company's major customers include Benjamin Moore & Company, CL Smith Company, Colgate-Palmolive Company, PPG Industries, Inc., The Procter & Gamble Company and The Sherwin-Williams Company.

  The Company is the successor to a business founded in 1875. In January 1989, the Company was purchased from Owens-Illinois Corporation in a leveraged transaction led by management and other industry investors. Over the past eight years, the Company's net sales have grown from $131.9 million in fiscal 1990 to $402.2 million in fiscal 1997. The successful application of management's 3R strategic initiative to Rationalize, Reengineer and Recapitalize its existing and acquired operations has resulted in meaningful growth in Adjusted EBITDA (as defined in Note 5 on page 12). In fiscal 1993, the Company acquired and successfully integrated Armstrong Containers, Inc., DK Container, Inc., and the Monotop(R) business of Ellisco, Inc., which was the primary reason for the net sales increase from fiscal 1992 to fiscal 1994 by approximately 67%. In fiscal 1996, the Company completed the strategic acquisitions of Milton Can Company, Inc. and the Davies Can division of the Van Dorn Company, a wholly owned subsidiary of Crown Cork & Seal Company, Inc., and, in fiscal 1997, the Company completed the strategic acquisition of the aerosol can business of Ball Metal Food Container Corporation, a wholly owned subsidiary of Ball Corporation. Since 1989 the Company has purchased 21 facilities, opened two new facilities and sold or closed nine facilities. Management currently plans to close three facilities during fiscal 1998.

  The Company believes that metal cans are the preferred container for significant portions of the solvent, paint and coatings industry due to the attractive strength and non-permeable characteristics of steel versus other materials, such as plastic. Steel containers offer a number of significant advantages over alternative materials, including fire safety, efficiencies in packaging and transport, the capacity for vacuum or pressure packaging and the ability to hold highly volatile or oil-based liquids. In addition, management believes that steel containers are easier and less costly to recycle and have a higher rate of recycling than alternative materials. The Company believes that the metal can's position in the market will be enhanced by increasing environmental awareness and recycling efforts.

COMPETITIVE STRENGTHS

  Strong Market Positions. The Company has established a leading position in each of its major product lines (other than aerosol cans, a product line the Company entered as part of the Recent Acquisitions). The Company estimates that it holds the number one share in round paint cans, oblong cans, and steel pails, with unit shares in 1996 of approximately 60%, 50% and 31%, respectively. The Company attributes its leadership position primarily to its broad product offering, low cost manufacturing position, reputation for quality and high levels of customer service. These qualities have enabled the Company to establish long-standing relationships with existing customers and to attract new customers.

  Proven Management Team. The Company has assembled a strong management team at both the corporate and operating levels with extensive experience in the packaging industry. Since 1989, the Company's management team has successfully implemented a focused strategy to complete strategic acquisitions, successfully integrate and rationalize acquisitions, maintain a strong financial position, broaden its product offerings and strengthen its key customer relationships.

  State-of-the-Art Manufacturing Technologies. The Company employs leading edge manufacturing methods to consistently improve its process efficiency, product quality and product performance. The Company has converted substantially all of its production lines from soldered to welded technology. Welding lines operate at higher speeds, greater efficiency and lower costs. In addition to the benefits inherent to the welded technology conversion, the Company has internally developed equipment technology and modifications that allow the majority of the Company's assembly lines to operate significantly faster than original design specifications. The Company has also invested in design and process technology that enable it to improve product quality. For the five fiscal years ended September 30, 1997, the Company has invested approximately $64 million in capital expenditures which has meaningfully enhanced manufacturing efficiency, increased line speeds and lowered scrap levels. Examples include conversion to the "powder striping" process of coating the inside of cans at the weld to improve can performance and the development of high performance light weight pails meeting the stricter United Nations performance test criteria for pails containing volatile materials. The Company will continue to make targeted capital investments to improve product quality, manufacturing throughput and efficiency and increase sales.

  Low-Cost Production. The Company believes that its manufacturing costs are among the lowest in its industry primarily due to: (i) the economies of scale provided by the Company's high production volumes, (ii) high plant utilization attained by the rationalization of less efficient facilities, (iii) an industry leading safety record which dramatically lowers workers' compensation costs and related expenses, (iv) manufacturing techniques that minimize raw materials requirements, reduce scrap and enhance productivity, (v) ability to attain favorable steel prices based on its significant raw material purchases, (vi) the low transportation costs resulting from the proximity of manufacturing facilities to its major customers and (vii) continued capital investment directed at achieving the highest levels of operating efficiency and productivity.

STRATEGY

  Rationalize, Reengineer, and Recapitalize. The Company implements a 3R business strategy designed to Rationalize, Reengineer and Recapitalize its existing and acquired operations to facilitate sales and Adjusted EBITDA (as defined in Note 5 on page 12) growth. Consistent with its business strategy, the Company rationalizes operations by closing less efficient facilities, relocating production lines and optimizing production levels within efficiently loaded facilities. Through continued reengineering of process and equipment, the Company has increased line speeds, enhanced product quality, improved plant safety and reduced scrap. Investments in state-of-the-art technology and equipment allow the Company to recapitalize operations and develop world class production facilities providing the highest quality products to its customers at competitive pricing.

  The Company has a successful track record of achieving cost reductions and productivity enhancements through consolidation of manufacturing operations and selected capital investments in state-of-the-art manufacturing equipment. Since 1989 the Company has purchased 21 facilities, opened two new facilities and sold or closed nine facilities. Management currently plans to close three facilities during fiscal 1998. Consequently, at the end of calendar 1997 the Company anticipates it will be operating 11 manufacturing facilities. For the five fiscal years ended September 30, 1997, the Company has invested approximately $64 million in capital expenditures which have meaningfully enhanced manufacturing efficiency, increased line speeds and lowered scrap levels.

  New Products and Markets. The Company continues to enhance current product lines and expand into new product lines in an effort to provide its existing customers with a comprehensive offering of general line products. In late 1994, new Department of Transportation regulations became effective in the United States requiring stricter performance criteria for steel pails. The Company responded to this regulatory change by developing a unique pail design and manufacturing process. The Company has increased unit sales by approximately 29% over its fiscal 1994 unit sales and the Company estimates it is now the leading provider of steel pails in the United States. The Company also provides steel shearing, coating and lithography services for its can assembly facilities and third party customers. To enhance its offering of Materials Center Services, the Company has initiated a major capital investment program in state-of-the-art lithography and coating equipment. The Company believes this investment will significantly enhance its ability to expand third party sales of Materials Center Services. In November 1997, the Company announced the formation of a new strategic business unit, BMAT, to manage its Materials Center Services.

  Strategic Acquisitions. The Company has a successful history of making strategic acquisitions in core or complementary product lines. The Company will continue to evaluate and selectively pursue acquisitions which it believes are strategically important in meeting its customers' needs, attracting new customers, adding new products, complementing its existing business, expanding its geographic reach in North America and enhancing the Company's profitability.

  Leverage Strong Customer Relationships. The Company enjoys long-standing relationships with the majority of its customers. The Company intends to enhance these relationships by delivering a broader range of products and services. With the BSNJ Acquisition and the MCC Acquisition, the Company now has the ability to offer aerosol cans to its customers. The Company estimates that this product line will increase the volume of cans that it sells to many of its major general line customers. The Company also believes its recent commitment to increasing its Materials Center Services capabilities will enhance existing relationships with these customers through the offering of high quality lithographed containers.

INDUSTRY OVERVIEW

  Metal containers are currently utilized for three product categories: beverage, food and general line (which includes containers for such products as aerosol, paint and varnish, and automotive products). Management estimates, based on industry data published by the Can Manufacturers Institute and the United States Bureau of Statistics, that 1996 industry shipments totaled approximately 99 billion units to the beverage segment, 32 billion units to the food segment and 4 billion units to the general line category. Although the general line category constitutes approximately 3% of the unit volume of metal containers, management estimates that it represents approximately 10% of the metal can industry revenues. Few companies compete in all three product categories, and most of the companies which produce beverage and food cans do not compete in the general line product categories.

  The metal container industry has experienced continuing consolidation over the past few years, resulting in improved line utilization and lower unit costs. Management expects this trend to continue, resulting in a more favorable operating environment. Portions of the metal container industry are configured on a regional basis due to the high cost of freight as a percentage of the total cost of sales. Management believes that customers prefer nearby suppliers to ensure timely delivery, flexible inventory and attentive service.

PRODUCTS AND MARKETS

  The Company participates in the container market and currently holds leading positions in the sale of its general line products, other than aerosol cans, and holds a strong position in the sale of coffee and vegetable oil cans. The Company does not sell beverage containers. The Company also manufactures steel ammunition boxes and provides metal decorating and container component manufacturing services.

  The following table sets forth the percentage of net sales of the Company contributed by the product lines indicated for fiscal 1995, 1996 and 1997. The Company's sales distribution by product line has been affected to some extent by the Recent Acquisitions. Materials Center Services have historically accounted for less than two percent of net sales.

                                                                 PERCENTAGE OF
                                                                 NET SALES YEAR
                                                                     ENDED
                                                                 SEPTEMBER 30,
                                                                 ----------------
                                                                 1995  1996  1997
                                                                 ----  ----  ----
      General line containers...................................  73%   78%   84%
      Food cans.................................................  23    17    13
      Ammunition Boxes..........................................   4     5     3
                                                                 ---   ---   ---
          Total................................................. 100%  100%  100%
                                                                 ===   ===   ===

 General Line Containers

  The primary uses for the Company's containers are for paint and related products, lubricants, cleaners, roof and driveway sealants, charcoal lighter fluid, household and personal care products. Specific products include round cans with rings and plugs (typical paint cans), oblong or "F" style cans (typical paint thinner cans), specialty cans (typical PVC or rubber cement cans, brake fluid and other automotive after-market product cans and an assortment of other specialty containers) and pails. The Company produces a full line of these products to serve the specific requirements of a wide range of customers. The Company's products are typically coated on the inside to customer specifications based on intended use and are either decorated on the outside to customer specifications or sold undecorated. Prior to May 1996, the only significant general line product which the Company did not sell was aerosol containers. The BSNJ Acquisition gave the Company a niche position in the container market for the sale of aerosol products. The Company increased its position for the sale of aerosol can products with the acquisition of the aerosol can business of BMFCC. Most of the Company's products are manufactured in facilities that are strategically located to allow the Company to deliver product to a majority of customer filling locations for such products within a one day transit time.

  Paint Cans. The Company produces round paint cans in sizes ranging from one-quarter pint to one gallon, with one gallon paint cans representing the majority of all paint can sales.

  Oblong or "F" Style Cans. Oblong or "F" style cans are typically used for packaging paint thinners, lacquer thinners, turpentine, deglossers and similar paint related products, charcoal lighter fluid, waterproofing sealers and vegetable oil. The Company produces oblong cans in sizes ranging from three ounces to one imperial gallon.

  Specialty Cans. Utility cans include small screw top cans which typically have an applicator or brush attached to a screw cap and are used for PVC pipe cleaner, PVC cement and rubber cement. Cone top cans are typically used for packaging specialty oils and automotive after-market products including brake fluid, gasoline additives and radiator flushes. The Company also produces various other specialty containers.

  Aerosol Cans. Aerosol cans are typically used for packaging various household and industrial products, including paint and related products, personal care products, lubricants and insecticides. The Company produces a variety of sizes, which are generally decorated to customer specifications.

  Pails. Pails are typically used for packaging paint and related products, roof and driveway sealants, marine coatings, vegetable oil, and water repellent. Pails may be either "closed head" for easy pouring products, or "open head" for more viscous products, with a lid which is crimped on after filling. The Company manufactures steel pails in sizes ranging from 2.5 to 7 gallons.

 Food Products/Coffee Cans

  The Company produces cans for coffee and vegetable oil, with coffee accounting for the majority of sales. The Company produces coffee cans in sizes commonly referred to as 1 pound, 2 pound and 3 pound, and various smaller specialty coffee can sizes and shapes. Coffee cans are generally sold to nationally known coffee processing and marketing companies and are typically printed to customer specifications. The Company does not sell sanitary food cans in which soups, stews, vegetables, pie fillings and other foods are actually cooked in the can.

 Ammunition Boxes

  The Company manufactures a variety of ammunition boxes. These containers provide a hermetic seal, are coated with a corrosion-resistant finish and are used to package small arms ammunitions and other ordnance products. The Company sells ammunition boxes to the U.S. Department of Defense as well as to major domestic and foreign producers of ordnance.

 Materials Center Services

  The Company also provides Materials Center Services for its can assembly facilities and third party customers. To enhance its offering of Materials Center Services, the Company has initiated a major capital investment program in state-of-the-art lithography and coating equipment. The Company believes this investment will significantly enhance its ability to expand third party sales of Materials Center Services. In November 1997, the Company announced the formation of a new strategic business unit, BMAT, to manage its Materials Center Services.

SALES AND MARKETING

  The Company markets its products primarily in North America. Sales are made either by the Company's direct sales force or through an agent and distributor network. The Company's direct sales force consists of 27 salespersons, each assigned to a territory or to national accounts. The sales force is supported by order entry and scheduling personnel at each plant and by a centralized credit and billing organization. Most of the Company's sales are made by the Company's direct sales force and to distributors for resale. Distributors determine their own prices and assume credit risks. No single distributor represented more than 2% of sales in fiscal 1997. The Company's sales to customers located outside of the United States were less than 5% for fiscal 1996 and fiscal 1997.

CUSTOMERS

  The Company sells its products to a large number of customers in numerous industry sectors. Sales to the Company's ten largest customers accounted for approximately 38% of sales in fiscal 1997. During fiscal 1997, sales to The Sherwin-Williams Company accounted for approximately 10% of sales during the period. See "Risk Factors--Dependence on Major Customers."

  A list of the Company's ten largest customers (in alphabetical order) for fiscal 1997 and the products they purchase is shown below.

           CUSTOMER                                    PRODUCTS
           --------                                    --------
   Ball Corporation........ materials center services
   Benjamin Moore &
    Company................ paint cans and pails
   CL Smith Company........ paint cans, pails, oblong cans and specialty cans
   Colgate-Palmolive
    Company................ aerosol cans
   Oatey Company........... specialty cans and oblong cans
   RPM, Inc. .............. paint cans, oblong cans, pails, aerosol cans and specialty cans
   PPG Industries, Inc. ... paint cans, oblong cans and pails
   The Glidden Company..... paint cans and pails
   The Procter & Gamble
    Company................ coffee cans
   The Sherwin-Williams
    Company................ paint cans, oblong cans, pails and specialty cans

  Consistent with industry practice, the Company enters into multi-year supply agreements with many of its larger customers, which agreements typically provide that the customer shall purchase all of its requirements for, or certain minimum quantities of, certain containers for specific facilities of the customer during the term of the agreement. Most of such agreements are non-exclusive, and many allow the customer to purchase containers from other suppliers if such other suppliers offer lower prices and identical terms for products of the same quality and the Company does not match such lower prices. Typically, such agreements do not permit the customer to terminate the agreement without cause. The Company has strong relationships with most of its major customers as a result of its dedication to meeting its customers' specific quality and service goals.

MANUFACTURING PROCESS

  The Company generally employs the industry's typical manufacturing process in production of its products, although certain technologies differ from competitors. Following is a sequential list of the specific steps in the can making process. Not all products require coating and printing.

          PROCESS                                 DESCRIPTION
          -------                                 -----------
   Shearing............. A large coil of tin-coated, blackplate or cold rolled steel is cut into sheets of a specified size depending on the end use of the product.
   Coating.............. A coating is sometimes applied to the side of the sheets which becomes the outside of the containers as a base coat for printing and to the side that becomes the inside of the containers to protect the contents from contact with the
                         steel or tinplate.
   Printing............. Sheets are decorated with the customer's design. (Also known as lithography).
   Slitting............. Sheets are cut into individual body blanks, which will be formed into cans.
   Body-Forming......... Body blanks are fed into a body-making machine where they are formed into cylinders or oblong cans and joined at their side seams, by welding or soldering. Handles or nozzles may be
                         attached.
   End-Forming.......... Ends are stamped out of sheets or strips.
   Flanging and Seaming. The metal on both ends of the can is rolled to form a flange and the end is attached to the body by folding or seaming.
   Testing.............. The cans are tested for potential leakage.
   Packaging............ Cans are stacked onto pallets and shrink-wrapped or packaged in cartons or bags for delivery to customers.

RAW MATERIALS

  The Company's principal raw materials consist of tinplate, blackplate and cold rolled steel, various coatings, inks and compounds. Steel products represent the largest component of raw material costs. Essentially all of the Company's products are manufactured from tinplate steel, except for pails and ammunition boxes, which are manufactured from blackplate and cold rolled steel.

  Various domestic steel producers supply the Company with tinplate steel. Procurement from suppliers depends on the suppliers' product offering, product quality, service and price. Because a significant number of reliable suppliers produce the steel used in the Company's process, management believes that it would be able to obtain adequate replacement supplies in the market should one of the current suppliers discontinue supplying the Company. The Company is working with other companies to lower the overall cost of its steel requirements. Tinplate consumers typically negotiate late in the year for the next calendar year on terms of volumes and price. Terms agreed to have historically held through the following year, but there is no assurance that this practice will remain unchanged in the future.

  Steel prices have historically been adjusted as of January 1 of a calendar year. Most domestic tinplate and blackplate steel producers have announced a 3.0% price increase to become effective January 1, 1998. The Company has historically arranged for raw material prices which are lower than those publicly announced by its suppliers, although there can be no assurances that this practice will continue.

  In addition to steel products, the Company purchases various coatings, inks, and compounds used in the manufacturing process. Based on ready availability of these materials in the past and the number of current manufacturers, management does not anticipate any shortages or supply problems in the future.

EMPLOYEES

  As of December 1, 1997, the Company employed approximately 1,654 hourly workers and 443 salaried employees. Certain of the Company's employees are represented by various unions. As of December 1, 1997, BSI and its subsidiary BSO together had approximately 240 union-represented employees at two facilities covered by three separate collective bargaining agreements. As of December 1, 1997, BSNJ and its subsidiary NTC had approximately 180 union-represented employees at two facilities covered by three separate collective bargaining agreements. As of December 1, 1997, MCC had approximately 310 union employees at one facility covered by three separate collective bargaining agreements.

  During fiscal 1997, BSO and the International Association of Machinist and Aerospace Workers, Local No. 233 ("IAM") representing substantially all the hourly workers at BSO's Solon, Ohio plant agreed to renegotiate their collective bargaining agreement which was scheduled to expire on March 7, 1998. On March 3, 1997, BSO and the members of the IAM reached agreement on a new collective bargaining agreement that has made BSO more competitive within the industry and provides BSO greater operating flexibility. The expiration date of the new agreement was extended to March 7, 2001. On May 1, 1997, the labor agreement between MCC and members of the International Union of Electronic, Electrical, Salaried Machine and Furniture Workers, AFL-CIO Local No. 729 ("IUE") covering approximately 50% of the hourly workers at MCC's Cincinnati, Ohio facility expired and the union membership went on strike. On June 2, 1997, MCC and the members of the IUE reached agreement on a new collective bargaining agreement, expiring August 31, 2000, that has made MCC more competitive within the industry and provides MCC greater operating flexibility. On October 15, 1997, the collective bargaining agreement between BSNJ and the International Brotherhood of Teamsters, Chauffeurs, Warehousemen, and Helpers of America, Local No. 1034 (the "Teamsters") expired. This collective bargaining agreement covered a total of approximately 170 employees. On January 30, 1998, BSNJ reached agreement with the Teamsters on a new three year collective bargaining agreement that has made BSNJ more competitive within the industry and provides BSNJ greater operating flexibility. In addition, on January 21, 1998, MCC reached agreement with the United Steelworkers of America on an amendment to their collective bargaining agreement, expiring in April 2000, which has made MCC more competitive within the industry and provides MCC with greater operating flexibility. See "Risk Factors--Labor Relations."

  Management believes that safety performance, which is often considered as an indicator of worker involvement, training and attitude, has been excellent at the Company's facilities. In addition to worker attentiveness to safety, employees are also actively involved in various quality and productivity initiatives. The Company believes that safety is a strong indicator of management competence and knowledge of daily operations. Over the last five years, the Company's injury frequency rate, measured as total recordable injuries per 100 employees, has been less than one-half the industry average, according to the Can Manufacturers Institute (CMI). The Company's injury record has continued to improve in that over the last two years, the Company's injury frequency rate has been less than one-third the industry average.

COMPETITION

  The markets for the Company's products are competitive and the Company faces competition from a number of sources in most of its product lines. Competition is based primarily on price, quality, service and, to a lesser extent, product innovation. The Company believes that its low cost of production and high quality products, the geographic location of the Company facilities which provide national coverage for most products to most customers, and its commitment to strong customer relationships enable it to compete effectively.

  Manufacturers of steel containers have historically faced competition from other materials, primarily plastic, glass and aluminum. Steel containers offer a number of significant advantages over alternative materials, including fire safety (critical in many products packaged in paint, oblong and specialty cans), the capacity for vacuum packaging (important to coffee producers) and ability to contain aggressive products (primarily certain solvent-based products).

SEASONALITY

  Sales of certain of the Company's products are to some extent seasonal, with sales levels generally higher in the second half of the Company's fiscal year. On an aggregate basis, however, the Company's sales have not been significantly affected by seasonality.

PROPERTIES

  The following table sets forth certain information with respect to the Company's headquarters and manufacturing plants, as of November 30, 1997.

                                                  APPROXIMATE
      LOCATION                                   SQUARE FOOTAGE TYPE OF INTEREST
      --------                                   -------------- ----------------
      Atlanta, Georgia (Headquarters)...........     24,000          Leased
      Chicago, Illinois.........................    141,000           Owned
      Cincinnati, Ohio..........................    469,000           Owned
      Dallas, Texas (Thompson)..................    110,000           Owned
      Dallas, Texas (Southwestern)..............     73,000           Owned
      Elizabeth, New Jersey.....................    209,000          Leased
      Elizabeth, New Jersey.....................     41,000          Leased
      Fontana, California.......................     72,000          Leased
      Franklin Park, Illinois...................     92,000          Leased
      Garland, Texas............................     78,000          Leased
      Homerville, Georgia.......................    427,000           Owned
      Memphis, Tennessee........................     75,000          Leased
      Picayune, Mississippi.....................     60,000          Leased
      Solon, Ohio...............................    220,000           Owned
      York, Pennsylvania........................     97,000           Owned

  During the fourth quarter of fiscal 1996, management announced plans to close six facilities and open one new plant as part of the Company's rationalization initiative associated with the Recent Acquisitions. As part of this rationalization strategy, an acquired plant in Covington, Georgia was closed in September 1996 and an acquired plant in Peabody, Massachusetts was closed in fiscal year 1997. The majority of the equipment and business has been assigned to other Company locations. The Company also has moved its Memphis, Tennessee operation to a larger facility during the first quarter of fiscal 1997 to accommodate production changes and the strategic expansion of the Company's business. Following completion of the facility closings described above, the Company continues to have excess manufacturing capacity and cost reduction opportunities resulting from the Recent Acquisitions. Management currently plans to close three more facilities during fiscal 1998, and believes that following these closings, the Company's remaining facilities will be adequate for its needs. Management continues to review opportunities to consolidate operations and to maximize production efficiencies by rationalizing overlapping facilities.

  The Company believes that its facilities are adequate for its present needs and that its properties are generally in good condition, well maintained and suitable for their intended use.

ENVIRONMENTAL, HEALTH AND SAFETY MATTERS

  The Company is subject to a broad range of federal, state and local environmental and workplace health and safety requirements, including those governing discharges to air and water, the handling and disposal of solid and hazardous wastes, and the remediation of contamination associated with the releases of hazardous substances. The Company believes that it is in substantial compliance with all material environmental, health and safety requirements. In the course of its operations, the Company handles hazardous substances. As is the case with any industrial operation, if a release of hazardous substances occurs on or from the Company's facilities or at offsite waste disposal sites, the Company may be required to remedy such release. There were no material capital expenditures relating to environmental compliance in fiscal 1997, and none are expected for fiscal 1998.

  Pursuant to the terms of the Company's 1989 acquisition of certain facilities from Owens-Illinois, its fiscal 1996 acquisition of facilities from Van Dorn Company ("Van Dorn"), the BSNJ Acquisition and the MCC Acquisition, the sellers in each transaction are obligated, subject to certain limitations, to indemnify the Company for certain environmental matters related to the facilities or businesses they conveyed. Notwithstanding such indemnifications, the Company could bear liability in the first instance for indemnified environmental matters, subject to obtaining reimbursement. There can be no assurance that the Company will receive reimbursement with respect to the indemnified environmental matters.

  Environmental investigations voluntarily conducted by the Company at its Homerville, Georgia facility in 1993 and 1994 detected certain conditions of soil and groundwater contamination, that predated the Company's 1989 acquisition of the facility from Owens-Illinois. Such contamination is subject to indemnification by Owens-Illinois. The Company and Owens-Illinois have entered into a supplemental agreement affirming Owens-Illinois' responsibility for this matter and establishing procedures for Owens-Illinois' investigation and remediation of the contamination. In 1994, the Georgia Department of Natural Resources ("DNR") determined that further investigation must be completed before DNR decides whether corrective action is needed. Owens-Illinois' investigation of the contamination is continuing. Management does not believe that the final resolution of this matter will have a material adverse effect on the results of operations or financial condition of the Company.

  The Cincinnati facility, which was acquired in the MCC Acquisition, is listed on environmental agency lists as a site that may require investigation for potential contamination. The listings could result in a requirement for the Company to investigate and remediate the facility. To date, no agency has required such action and the cost of any investigation or remediation can not be reasonably estimated. BMFCC has agreed to indemnify the Company for liabilities associated with any such required investigation or remediation as follows: (i) BMFCC will bear the first $0.1 million of such liabilities and
(ii) any liabilities in excess of such amount will be subject to the general environmental liability indemnification provisions of the agreement with BMFCC, which provide that BMFCC will bear 100% of the first $0.3 million of environmental liabilities, 80% of the next $3.0 million of environmental liabilities and 65% of all environmental liabilities exceeding $3.3 million. At the Peabody, Massachusetts facility, which was previously leased by BSNJ, groundwater remediation is underway. The owner of the facility has asserted that BSNJ bears liability for costs associated with completing the remediation. The Company believes that this claim is without merit and that the facility owner is liable for remedial costs pursuant to the former lease. In addition, the former shareholders of Milton Can, subject to certain limitations, indemnified the Company for liabilities associated with the contamination. Management believes that none of these matters will have a material adverse effect on the results of operations or financial condition of the Company in light of both the potential indemnification obligations of others to the Company and the Company's understanding of the underlying potential liability.

  The Company (and in some cases, predecessors to the Company) have from time to time received requests for information or notices of potential responsibility pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") with respect to certain waste disposal sites utilized by former or current facilities of the Company or its various predecessors. To the Company's knowledge, all such matters which have not been resolved are, subject to certain limitations, indemnified by the sellers of the relevant Company affiliates, and all such unresolved matters have been accepted for indemnification by such sellers. Management believes that none of these matters will have a material adverse effect on the results of operations or financial condition of the Company. Because liability under CERCLA is retroactive, it is possible that in the future the Company may incur liability with respect to other sites.

  Sales of aerosol cans currently comprise approximately 12% of the Company's annual general line sales. Federal and certain state environmental agencies have issued, and may in the future issue, environmental regulations which have the effect of requiring reformulation by consumer product manufacturers (the Company's customers) of aerosol propellants or aerosol-delivered consumer products to mitigate air quality impacts (principally related to lower atmosphere ozone formulation). Industry sources believe that aerosol product manufacturers can successfully achieve any required reformulation. There can be no assurance, however, that reformulation can be accomplished in all cases with satisfactory results. Failure by the Company's customers to successfully achieve such reformulation could affect the viability of aerosol cans as product delivery containers and thereby have a material adverse effect on the Company's sales of aerosol cans.

LEGAL PROCEEDINGS

  The Company is involved in certain proceedings relating to environmental matters as described under""--Environmental, Health and Safety Matters." The Company is also involved in legal proceedings from time to time in the ordinary course of its business. There are no such currently pending proceedings which are expected to have a material adverse effect on the Company.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information as of January 1, 1998, with respect to the directors and officers of the Company (including all executive officers of the Company). Officers of the Company serve at the discretion of the board of directors of the Company (the "Board of Directors" or the "Board").

                NAME            AGE                   POSITION
                ----            ---                   --------
      Warren J. Hayford........  68 Chairman of the Board and Chief Executive
                                    Officer
      John T. Stirrup..........  62 President, Chief Operating Officer and
                                    Director
      James W. Milton..........  58 Executive Vice President and Director
      John M. Casey............  49 Executive Vice President and Chief
                                    Financial Officer
      David P. Hayford.........  41 Senior Vice President
      David P. Hull............  56 Executive Vice President
      Marguerite E. Ferrazzano.  49 Vice President--Planning and Development

                   NAME              AGE                  POSITION
                   ----              ---                  --------
      Kevin C. Kern.................  38 Vice President and Corporate Controller
      Jeffrey M. O'Connell..........  44 Vice President and Treasurer
      Harry F. Payton...............  61 Executive Vice President
      Blair G. Schlossberg..........  31 General Counsel and Secretary
      Thomas A. Donahoe.............  62 Director
      Alexander P. Dyer.............  65 Director
      Jean-Pierre M. Ergas..........  58 Director
      John E. Jones.................  63 Director
      John W. Puth..................  68 Director

  The following table sets forth certain information as of January 1, 1998 with respect to the directors and officers of the Subsidiary Guarantors. Officers of the Subsidiary Guarantors serve at the discretion of the respective board of directors.

             NAME          AGE                     POSITION
             ----          ---                     --------
     Warren J. Hayford....  68 Chairman of the Board and Chief Executive
                               Officer of BSI; Director of MCC, BSNJ, BSO,
                               Armstrong Containers, Inc. ("ACI") and Plate
                               Masters, Inc. ("PMI")
     John T. Stirrup......  62 President of PMI; Director of BSI, MCC, BSNJ,
                               BSO, ACI and PMI
     James W. Milton......  58 President and Director of MCC
     John M. Casey........  49 Vice President of ACI, Brockway Standard
                               (Canada), Inc. ("BSC"), BSI, BSNJ, BSO and MCC
     Robert C. Coleman....  52 Vice President--Marketing of BSI; President of
                               BSC
     David P. Hayford.....  41 Vice President of PMI
     Larry N. Hopkins.....  55 Vice President--Manufacturing of BSI
     David P. Hull........  56 President of ACI, BSI, BSNJ and BSO
     Richard E. Jakubecy..  51 Vice President--Sales and Marketing of BSI
     Harry F. Payton......  61 Executive Vice President and Group President--
                               Government Business of BSI
     Patrick J. Rourke....  39 Vice President--Purchasing and Logistics of BSI
     Blair G. Schlossberg.  31 Secretary of each Subsidiary Guarantor; Director of Materials Management, Inc. ("MMI")
     Daniel A. Sitler.....  59 President and Director of MMI
     Michael J. Tobin.....  45 Director of BSC
     Barry L. Treadwell...  55 Executive Vice President of MCC
     Clarence W. Wellman..  53 Vice President--Sales of BSI

  The Company's by-laws provide that the size of the Board shall be fixed from time to time by resolution of the Board and that vacancies on the Board may be filled by the remaining directors. The Board currently consists of eight directors, who are divided into three classes, each class consisting of up to three directors, with staggered three-year terms. Class I consists of James W. Milton, John E. Jones and John W. Puth, whose terms expire at the 1999 Annual Meeting. Class II consists of John T. Stirrup and Jean-Pierre M. Ergas, whose terms expire at the 2000 Annual Meeting, and one vacant directorship. The Board has not yet identified and nominated any person to fill the vacant Class II directorship. Class III consists of Warren J. Hayford, Alexander P. Dyer and Thomas A. Donahoe, whose terms expire at the 1998 Annual Meeting. Each director is elected to serve for the remaining term of any vacancy filled by the director or for a three-year term (if elected at an annual meeting of stockholders) or until a successor is duly elected. Officers of the Company serve at the discretion of the Board of Directors. There are two standing Committees of the Board of Directors: the Compensation Committee (the "Compensation Committee") and the Audit Committee (the "Audit Committee").

  Warren J. Hayford has been Chairman of the Board and Chief Executive Officer of the Company since 1989. Mr. Hayford is also Chairman of the Board and Chief Executive Officer of BSI and a director of MCC, BSNJ, BSO, ACI and PMI. Mr. Hayford has held a number of senior positions within the packaging industry over the past thirty-five years including President and Chief Operating Officer of Gaylord Container Corporation ("Gaylord"), a manufacturer of paper packaging products, 1986 to 1988, and Vice Chairman of Gaylord, 1988 through 1992. Prior to Gaylord, Mr. Hayford served as President and a director of Gencorp, Inc., President and a director of Navistar International Corporation and Executive Vice President and a director of the Continental Group, Inc. Mr. Hayford has also been a director of Gaylord since 1986.

  John T. Stirrup has served as President and Chief Operating Officer of the Company since 1995 and has served as a director of the Company since 1989. Mr. Stirrup is also President of PMI as well as a director of BSI, MCC, BSNJ, BSO, ACI and PMI. Mr. Stirrup joined Brockway, Inc. (later acquired by Owens-Illinois Corporation) in 1980 and has held a variety of positions including:
President and Chief Operating Officer of BSI, 1989 to 1997; Executive Vice President of the Company, 1989 to 1995; Group Vice President of Metal & Plastic Packaging, Corporate Purchasing and Regional Airlines of Brockway, Inc., 1985 to 1988; Vice President of Sales and Marketing Brockway Glass Containers of Brockway, Inc., 1983 to 1985; Vice President of Operations Brockway Glass Containers of Brockway, Inc., 1981 to 1983; and Vice President of Manufacturing Brockway Glass Containers of Brockway, Inc., 1980 to 1981. Prior to joining Brockway, Inc., Mr. Stirrup held several positions at Kerr Glass Manufacturing Corp., including Vice President of Manufacturing.

  James W. Milton has served as Executive Vice President and a director of the Company since May 1996 and as President and a director of MCC since October 1996. From May 1996 to October 1996, Mr. Milton also served as President of BSNJ. Prior thereto, Mr. Milton held several positions, including President, at Milton Can from 1963 until it merged with and into BSNJ in May 1996. Mr. Milton also served as Vice President of Van Dorn Company from 1983 to 1988 and as a director of Van Dorn Company from 1984 to 1988. Mr. Milton is a trustee of New Jersey Business and Industry Association and is a director of New Jersey Manufacturers Re-Insurance Company, New Jersey Manufacturers Insurance Company and Can Manufacturers Institute.

  John M. Casey has been Chief Financial Officer of the Company since December 1997 and has been Executive Vice President of the Company and Vice President of ACI, BSI, BSC, BSNJ, BSO and MCC since November 1997. From October 1994 to August 1997, Mr. Casey served as Executive Vice President and Chief Financial Officer of Birmingham Steel Corporation. From April 1993 to August 1994, Mr. Casey served as Executive Vice President and Chief Financial Officer of Safeskin Corporation, a manufacturer of latex examination gloves. Prior thereto, Mr. Casey held various positions at Spiegel, Inc., including Treasurer of Spiegel, Inc. and Vice President and Chief Financial Officer of Spiegel Acceptance Corporation.

  Robert C. Coleman has been Vice President of Marketing for BSI since 1987. Mr. Coleman is also President of BSC. Mr. Coleman joined BSI in January 1987 after a 15 year career in sales, marketing, and manufacturing with American Can Company.

  Marguerite E. Ferrazzano has been Vice President--Planning and Development for the Company since November 1997. From April 1994 to November 1997, she served as Vice President of Operations Analysis and Business Development for BSI. From 1990 to May 1994, she served as Manager of Business Analysis and Development for BSI. Ms. Ferrazzano served in a number of other managerial financial positions with Brockway, Inc. (later acquired by Owens-Illinois Corporation) from 1981 to 1990, including Manager of Cost Accounting and Budgeting and Corporate Manager of Planning and Divisional Accounting. From 1974 to 1981, Ms. Ferrazzano held various financial positions at Borden, Inc.

  David P. Hayford has been Senior Vice President of the Company since May 1996. Mr. Hayford was appointed by the Board in November 1997 to serve as President of BMAT, which will manage the Company's materials center services, and is also Vice President of PMI. From May 1996 to December 1997, Mr. Hayford served as Chief Financial Officer of the Company. From June 1995 to May 1996, Mr. Hayford served as Vice President, Treasurer and Secretary of the Company. From June 1994 to June 1995, Mr. Hayford served as an independent consultant to the Company. From August 1992 to June 1994, Mr. Hayford attended the Kellogg Graduate School of Management at Northwestern University and graduated with a Master of Management degree. From January 1992 until August 1992, Mr. Hayford provided independent corporate and financial consulting services.

  Larry N. Hopkins has been Vice President--Manufacturing of BSI since September 1997. From 1993 to September 1997, Mr. Hopkins held various management positions at BSI, including General Plants Manager for BSI's Homerville, Georgia and Memphis, Tennessee facilities. Prior thereto, Mr. Hopkins had over 30 years of experience in manufacturing previously working for Continental Can Company, Armstrong Containers, Inc. and Davies Can Company, Inc.

  David P. Hull has been Executive Vice President of the Company and President of ACI, BSI, BSNJ and BSO since October 1997. From July 1994 to September 1997, Mr. Hull served as Vice President of Operations of Imperial Wallcoverings Inc. Prior thereto, Mr. Hull served as Senior Vice President of Operations and a director of Heekin Can Inc. from January 1990 to March 1993.

  Richard E. Jakubecy has served as Vice President--Sales and Marketing for BSI since 1991 and has been with the Company since 1991. From 1987 to 1991, Mr. Jakubecy was general manager of the Total Quality Performance process for Continental Beverage Packaging. Prior thereto, he spent 18 years in direct sales and marketing positions with Continental Beverage Packaging, most recently as Area Manager for the Southeastern and Midwestern regions.

  Kevin C. Kern has been Vice President and Corporate Controller of the Company since May 1995. From 1991 to May 1995, Mr. Kern was Controller of McKechnie Plastics Components, Inc. From 1981 to 1991, Mr. Kern was employed by Ernst & Young, most recently as a Senior Audit Manager from 1988 to 1991.

  Jeffrey M. O'Connell has been Vice President and Treasurer of the Company since May 1997. From June 1996 to May 1997, Mr. O'Connell served as Assistant Treasurer of the Company. From June 1995 to June 1996, Mr. O'Connell served as Vice President of Finance of Macmillan Bloedel Packaging Inc. From October 1994 to June 1995, Mr. O'Connell served as Director of Financial Planning of the Company. Prior thereto, Mr. O'Connell served as Vice President of Administration of Mead Coated Board Division of The Mead Corporation.

  Harry F. Payton has served as Executive Vice President of the Company and Executive Vice President of BSI since 1989 and as Group President--Government Business of BSI since May 1994. From 1994 to 1995, Mr. Payton served as Treasurer of BSI and has worked for the BSI organization for over thirty years in various managerial positions. Prior thereto, Mr. Payton was employed by a major public accounting firm.

  Patrick J. Rourke joined BSI in November 1994 as Vice President--Purchasing and Logistics. From March 1993 to November 1994, Mr. Rourke was Director of Purchasing for Ball Corporation's metal container division. From 1987 to March 1993, Mr. Rourke was employed by Heekin Can Inc., serving as General Manager of

Purchasing from 1992 to March 1993, as Director of Purchasing from 1989 to 1992 and as Purchasing Manager from 1987 to 1989. From 1980 to 1987 Mr. Rourke held positions of increasing responsibility within the purchasing organization of Marathon Oil Company.

  Blair G. Schlossberg has served as General Counsel of the Company since December 1995 and has served as Secretary of the Company since May 1996. Mr. Schlossberg is also Secretary of each Subsidiary Guarantor and a director of MMI. From 1991 to December 1995, Mr. Schlossberg was a transactional attorney at the law firm of Alston & Bird in its Atlanta, Georgia offices.

  Barry L. Treadwell has served as Executive Vice President of MCC since October 1996. From May 1996 to October 1996, Mr. Treadwell served as Executive Vice President of BSNJ. Prior thereto, Mr. Treadwell served as Executive Vice President and a director of Milton Can from 1988 until it was merged with and into BSNJ in May 1996. Prior thereto, Mr. Treadwell was employed for 23 years by Bethlehem Steel Company in a variety of senior marketing and sales positions.

  Clarence W. Wellman has served as Vice President--Sales for BSI since June 1995. He joined BSI in May 1985 and served as National Sales Manager of BSI from May 1985 to June 1995.

  Thomas A. Donahoe has served as a director of the Company since August 1996. Mr. Donahoe was a partner in the accounting firm Price Waterhouse LLP (the "Firm") from 1970 until he retired in June 1996. As a partner in the Firm, Mr. Donahoe held a variety of positions including: Managing Partner--Operations of the Firm's Audit Business Advisory Practice, July 1995 to June 1996; Vice Chairman of the Firm, 1988 to June 1995; member of the Price Waterhouse World Firm General Council, 1985 to June 1995; Managing Partner of the Great Lakes Region, 1978 to June 1995; member of the Firm's Management Committee, 1978 to June 1995; member of the Firm's Policy Board, 1976 to June 1985; and Managing Partner of the Chicago Office, 1976 to June 1994. Mr. Donahoe also serves as a Director or Trustee of a number of not-for-profit entities, including: Chicago Botanic Garden, Chicago Central Area Committee, Executive Service Corp. of Chicago, Kohl's Children's Museum and Rush-Presbyterian-St. Luke's Medical Center.

  Alexander P. Dyer has served as a director of the Company since August 1995. Mr. Dyer served as Chairman of Bunzl plc. from May 1993 to July 1996 and currently serves as its Deputy Chairman and as Chairman of its Remuneration Committee. Mr. Dyer also currently serves as consultant to The BOC Group plc., having retired in January 1996 as its Chief Executive Officer and Deputy Chairman, in which capacities he served from November 1993 to January 1996. Prior thereto, Mr. Dyer served as Managing Director--Gases of The BOC Group plc. from 1989 to 1993 and worked for Air Products and Chemicals Inc. for 26 years, serving most recently as Executive Vice President responsible for worldwide gases and equipment businesses from 1987 to 1989.

  Jean-Pierre M. Ergas has served as a director of the Company since August 1995. Mr. Ergas has also served as Executive Vice President, Europe of Alcan Aluminium Limited, President of Alcan Europe Limited, Executive Chairman of British Alcan Aluminium plc. and Chief Executive Officer of Alcan Deutschland GmbH since June 1996. Mr. Ergas served as Senior Advisor to the Chief Executive Officer of Alcan Aluminium Limited from January 1995 to June 1996 and served as a Trustee of DePaul University from February 1994 to December 1994. Prior thereto, Mr. Ergas served as Senior Executive Vice President of Pechiney S.A. and as a member of the Pechiney Group Executive Committee from 1987 to January 1994 and also held several management positions with various subsidiaries of Pechiney S.A., serving as: Chief Executive Officer of American National Can Company from 1989 to January 1994 and Chairman of the Board from 1991 to January 1994; Chief Executive Officer of Cegedur Pechiney from 1982 to 1988 and Chairman of the Board from 1987 to 1988; Chief Executive Officer of Cebal S.A. from 1974 to 1982 and Chairman of the Board during 1982; and Marketing Manager for Pechiney Aluminum from 1967 to 1974. Mr. Ergas is a director of ABC Rail Products Corporation and Dover Corporation.

  John E. Jones has served as a director of the Company since August 1996. From 1989 until his retirement in 1996, Mr. Jones served as Chairman, President and CEO of CBI Industries, Inc. Mr. Jones is a director of

Amsted Industries, Inc., Allied Products Corporation, Interlake Corp., NICOR Inc. and Valmont Industries, Inc. Mr. Jones also serves as Trustee or Director on a number of not-for-profit entities, including: The Robert Crown Center, Glenwood School for Boys, IMSA, Rush-Presbyterian-St. Luke's Medical Center and Brookfield Zoo.

  John W. Puth has served as a director of the Company since August 1995. Since December 1987 Mr. Puth has served as President of J.W. Puth Associates, an industrial consulting firm. From 1983 to 1987, Mr. Puth was Chairman and President of Clevite Industries, Inc., a manufacturer of industrial products. From 1975 to 1983, Mr. Puth was President and Chief Executive Officer of Vapor Corporation. Mr Puth is a director of Allied Products Corporation, A.M. Castle & Co., L.B. Foster Company, Lindberg Corporation, System Software Associates, Inc. and USFreightways Corporation as well as several privately-held corporations.

  David P. Hayford, Senior Vice President of the Company and President of BMAT, is the son of Warren J. Hayford, Chairman and Chief Executive Officer of the Company. There are no other family relationships between any of the foregoing persons.

COMPENSATION OF DIRECTORS

  Directors who are employees of the Company or its subsidiaries are not entitled to receive any fees for serving as directors. Non-employee directors of the Company do not receive cash fees for serving as directors. Non-employee directors were entitled to participate in the Brockway Standard Holdings Corporation Formula Plan for Non-Employee Directors (the "Formula Plan") until the Board acted to freeze the Formula Plan at its August 20, 1996 meeting with respect to any future option grants thereunder. All directors are reimbursed for out-of-pocket expenses related to their service as directors.

  Amended Plan. The Board adopted the Current Plan (as defined) in August 1996 and the stockholders of the Company approved the Current Plan in February 1997. In November 1997, the Board approved the second amendment and restatement of the Current Plan (as so amended and restated, the "Amended Plan") to, among other things, increase the number of shares of Common Stock available for issuance thereunder, which amendment and restatement has been submitted for the approval of stockholders at the 1998 annual meeting of stockholders. Under the Amended Plan, the Compensation Committee may grant to directors (including non-employee directors) of the Company and its subsidiaries nonqualified stock options, stock appreciation rights in tandem with options, restricted stock awards, performance awards, or any combination thereof as the Compensation Committee shall determine. Options may be exercised in whole or in part upon the payment of the exercise price of the shares to be acquired and the Compensation Committee shall determine the term of the exercise period.

  Formula Plan. Under the Formula Plan, each non-employee director was to be granted an option to purchase 15,000 shares of Common Stock when he or she was elected or appointed to the Board (the "Initial Grant") and was to be granted an option to purchase an additional 15,000 shares at the fifth annual meeting of the Board following the Initial Grant (the "Subsequent Grant"), so long as such person was still serving as a director of the Company. A director's right to exercise 1,500 shares of the Initial Grant vested immediately upon grant. Thereafter, the right to exercise an additional 2,700 shares of the Initial Grant vested at each of the five next succeeding annual meetings of the Board. Options granted pursuant to a Subsequent Grant vested in equal installments of 3,000 shares at the five next succeeding annual meetings of the Board following such grant. The option price per share of Common Stock under the Formula Plan was 100% of the fair market value of the Common Stock at the date of grant. Each option granted under the Formula Plan was exercisable for ten years after the date of grant. The Board acted to freeze the Formula Plan in August 1996 with respect to any future option grants thereunder.

  Currently, all the unvested options owned by each non-employee director will vest at an equal rate of 7,500 options at each of the 1998, 1999, 2000 and 2001 annual meetings of the Board.

COMPENSATION OF EXECUTIVE OFFICERS

  The compensation of executive officers of the Company will be determined by the Board of Directors of the Company. The following table sets forth information regarding the compensation paid or accrued by the Company to the Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus for fiscal 1997 exceeded $100,000 (the "Named Executive Officers") for services rendered to the Company in all capacities during fiscal years 1997, 1996 and 1995.

                          SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION          LONG TERM COMPENSATION
                                ---------------------------- ---------------------------------
                                                                     AWARDS            PAYOUTS
                                                             -----------------------   -------
                                                                                                 ALL
                                                             RESTRICTED  SECURITIES             OTHER
                                                OTHER ANNUAL   STOCK     UNDERLYING     LTIP   COMPEN-
   NAME AND PRINCIPAL    FISCAL SALARY   BONUS  COMPENSATION   AWARDS   OPTIONS/SARS   PAYOUTS SATION
        POSITION          YEAR    ($)   ($)(1)      ($)         ($)        (#)(2)        ($)     ($)
   ------------------    ------ ------- ------- ------------ ---------- ------------   ------- -------
Warren J. Hayford (3)...  1997  416,667 416,667      --          --        75,000(4)      --   260,749(5)
 Chairman of the Board    1996  400,000 400,000      --          --        33,750(6)      --   256,329(7)
 and Chief Executive      1995  133,000 200,000      --          --       180,000(8)      --    75,508(9)
 Officer of the Company
John T. Stirrup.........  1997  275,000 206,250      --          --            --         --   186,754(10)
 President and Chief      1996  226,875 170,153      --          --        33,750(6)      --   196,141(11)
 Operating Officer of     1995  218,180 175,000      --          --        54,000(8)      --    62,543(12)
 the Company
David P. Hayford (13)...  1997  153,125  91,875      --          --            --         --     4,671(14)
 Senior Vice President    1996  139,619  59,625      --          --        27,000(6)      --     2,933(15)
 of the Company           1995   45,239  13,125      --          --        37,500(16)     --    61,527(17)
James W. Milton (18)....  1997  197,692 148,275      --          --           --          --   136,251(19)
 Executive Vice           1996   75,000  50,000      --          --        27,000(6)      --    49,690(20)
 President of the         1995      --      --       --          --           --          --       --
 Company

--------
(1) Amounts shown for fiscal 1995, 1996 and 1997 were earned during fiscal 1995, 1996 and 1997, respectively, under the Company's Management Incentive Plan and were paid during calendar 1995, 1996 and 1997, respectively.
(2) The amounts shown have been adjusted to reflect the 3-for-2 split of Common Stock on September 22, 1997.

(3) Warren J. Hayford became an employee of the Company effective June 1, 1995. Prior to such date, Mr. Hayford had not been paid a salary or bonus by the Company but was a stockholder and director of AB Leasing and Management, Inc., which has provided management services to the Company in exchange for the payment of a fee. Mr. Hayford also participated in certain benefit plans of the Company prior to June 1, 1995.

(4) Options to acquire 37,500 shares become exercisable in three equal annual installments with the first installment exercisable on May 17, 1998, and were granted pursuant to the Current Plan. Options to acquire 37,500 shares become exercisable in three equal annual installments with the first installment exercisable on August 19, 1998, and were granted pursuant to the Current Plan.
(5) The amount shown includes an accrual of $225,468 for supplemental executive retirement payments pursuant to his employment agreement, $8,845 of premium for Group Term Life Insurance and $26,436 of premium for additional optional life insurance for which Mr. W. Hayford was reimbursed by the Company pursuant to his employment agreement.
(6) Options become exercisable in three equal annual installments with the first installment exercisable on May 14, 1997, and were granted pursuant to the Original Plan (as defined).
(7) The amount shown includes an accrual of $225,468 for supplemental executive retirement payments pursuant to his employment agreement, a $3,881 contribution under the Brockway Standard Inc. Profit Sharing and Savings Plan (the "Profit Sharing Plan"), $1,248 of premium for life insurance and $25,732 of premium for additional optional life insurance for which Mr. W. Hayford was reimbursed by the Company pursuant to his employment agreement.
(8) Options become exercisable in three equal annual installments with the first installment exercisable on June 12, 1996, and were granted pursuant to the Original Plan and the terms of the respective employment agreements with Messrs. Hayford and Stirrup.
(9) The amount shown includes an accrual of $75,156 for supplemental executive retirement payments pursuant to his employment agreement and $352 of premium for life insurance.
(10) The amount shown includes an accrual of $174,000 for supplemental executive retirement payments pursuant to his employment agreement, $2,850 of Company matching 401(k) contributions under the Profit Sharing Plan, $2,626 of premium for Group Term Life Insurance and $7,278 of premium for additional optional life insurance for which Mr. Stirrup was reimbursed by the Company pursuant to his employment agreement.
(11) The amount shown includes an accrual of $174,000 for supplemental executive retirement payments pursuant to his employment agreement, a $4,025 contribution under the Profit Sharing Plan, $4,500 of Company matching 401(k) contributions under the Profit Sharing Plan, $748 of premium for life insurance, $2,386 of premium for Group Term Life Insurance and $10,482 of premium for additional optional life insurance for which Mr. Stirrup was reimbursed by the Company pursuant to his employment agreement.
(12) The amount shown includes an accrual of $58,001 for supplemental executive retirement payments pursuant to his employment agreement, a $2,970 contribution under the Profit Sharing Plan earned during fiscal 1995 but paid during fiscal 1996 in the form of 156.316 shares of Common Stock, $991 of Company matching 401(k) contributions under the Profit Sharing Plan and $581 of premium for life insurance.

(13) David P. Hayford became an employee of the Company effective June 15, 1995. Mr. Hayford served as Senior Vice President and Chief Financial Officer of the Company until December 1997, at which time he ceased serving as Chief Financial Officer of the Company and, accordingly, ceased to be an executive officer of the Company. Mr. Hayford continues to serve as Senior Vice President of the Company and, in addition, in November 1997 the Board appointed Mr. Hayford to serve as President of BMAT, a start-up unit that will manage the Company's materials center services.
(14) The amount shown includes $4,500 of Company matching 401(k) contributions under the Profit Sharing Plan and $171 of premium for Group Term Life Insurance.
(15) The amount shown includes a $1,096 contribution under the Profit Sharing Plan, $1,400 of Company matching 401(k) contributions under the Profit Sharing Plan and $437 of premium for life insurance.
(16) Options become exercisable in three annual installments, with an installment of options to acquire 22,500 shares of Common Stock exercisable on June 12, 1996 and installments of options to acquire 7,500 shares of Common Stock exercisable on each of June 12, 1997 and June 12, 1998, and were granted pursuant to the Original Plan.
(17) The amount shown includes $61,387 in reimbursements for relocation and moving expenses and $140 of premium for life insurance.
(18) James W. Milton became an employee of the Company effective May 28, 1996.
(19) The amount shown includes an accrual of $121,820 for supplemental executive retirement payments pursuant to his employment agreement, $4,431 of Company matching 401(k) contributions under the Profit Sharing Plan and $10,000 of premium for Group Term Life Insurance.
(20) The amount shown includes an accrual of $49,572 for supplemental executive retirement payments pursuant to his employment agreement and $118 of premium for life insurance.

  The Company originally adopted the Brockway Standard Holdings Corporation 1995 Long-Term Incentive Plan (the "Original Plan") for its directors, officers and key employees of the Company and its subsidiaries in May 1995 and the Company's stockholders approved the Original Plan in June 1995. The Current Plan, which the Board adopted in August 1996 and the Company's stockholders approved in February 1997, replaced the Original Plan. The Current Plan provided for the award of stock options, restricted shares of Common Stock, stock appreciation rights, units valued on the basis of the long-term performance of the Company, or some combination of the foregoing to participants. The Current Plan covered an aggregate of 1,125,000 shares of Common Stock. The Amended Plan, which the Board approved in November 1997 and which has been submitted to the stockholders for approval at the 1998 annual meeting of stockholders, among other things increases this aggregate amount to 1,425,000 shares of Common Stock.

  In addition, Mr. Milton participates in the Milton Can Salaried Employees' Retirement Plan, a defined benefit plan sponsored by the Company. The Company froze this plan effective December 31, 1996, thereby preventing any future benefit accruals under this plan. The estimated annual benefit payable at retirement at age 65 for Mr. Milton is $77,065.

  The following tables set forth, for the Named Executive Officers, information regarding stock options granted or exercised during, or held at the end of, fiscal 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL
                                                                             REALIZABLE VALUE AT
                                                                               ASSUMED ANNUAL
                                                                               RATES OF STOCK
                                                                             PRICE APPRECIATION
                                          INDIVIDUAL GRANTS                    FOR OPTION TERM
                         --------------------------------------------------- -------------------
                           NUMBER OF     % OF TOTAL
                           SECURITIES     OPTIONS
                           UNDERLYING    GRANTED TO
                          OPTIONS/SARS  EMPLOYEES IN   EXERCISE   EXPIRATION
     NAME                GRANTED (#)(1) FISCAL YEAR  PRICE ($/SH)    DATE    5%($)(2) 10%($)(2)
     ----                -------------- ------------ ------------ ---------- -------- ----------
Warren J. Hayford.......     37,500         36.1%       $14.33     5/17/07   $337,952 $  856,437
                             37,500         36.1         18.17     8/19/07    428,513  1,085,936
John T. Stirrup.........        --           --            --          --         --         --
David P. Hayford........        --           --            --          --         --         --
James W. Milton.........        --           --            --          --         --         --

--------

(1) Options to acquire 37,500 shares become exercisable in three equal annual installments with the first installment exercisable on May 17, 1998, and were granted pursuant to the Current Plan. Options to acquire 37,500 shares become exercisable in three equal annual installments with the first installment exercisable on August 19, 1998, and were granted pursuant to the Current Plan. In the event of a change of control all options become fully vested and exercisable. In order to prevent dilution or enlargement of rights under the options, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets or other change in the corporate structure of shares of the Company, the type and number of shares available upon exercise and the exercise price will be adjusted accordingly. The Compensation Committee may, subject to specified limitations, advance the date on which an option shall become exercisable.

(2) Amounts reflect assumed rates of appreciation from the fair market value on the date of grant as set forth in the Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Common Stock and overall stock market conditions. No assurance can be made that the amounts reflected in these columns will be achieved.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                      NUMBER OF
                                                     SECURITIES           VALUE OF
                                                     UNDERLYING      UNEXERCISED IN-THE-
                                                     UNEXERCISED            MONEY
                                                   OPTIONS/SARS AT     OPTIONS/SARS AT
                             SHARES      VALUE   FISCAL YEAR END (#) FISCAL YEAR END ($)
                            ACQUIRED    REALIZED    EXERCISABLE/        EXERCISABLE/
     NAME                ON EXERCISE(1)  ($)(1)     UNEXERCISABLE       UNEXERCISABLE
     ----                -------------- -------- ------------------- ------------------- ---
Warren J. Hayford.......      --          --           131,250           $1,387,688
                                                       157,500            1,144,351
John T. Stirrup.........      --          --            47,250              477,968
                                                        40,500              371,115
David P. Hayford........      --          --            39,000              476,595
                                                        25,500              222,165
James W. Milton.........      --          --             9,000               70,470
                                                        18,000              140,940

--------
(1) As of the end of the fiscal year, none of the options held by the Named Executive Officers had been exercised.

MANAGEMENT EMPLOYMENT AGREEMENTS

  Warren J. Hayford is party to an employment agreement with the Company dated as of June 1, 1995. Under the agreement, Mr. Hayford will receive an annual base salary of $400,000 (or such higher amount determined by the Board of Directors), and will be eligible to receive an annual bonus of between 50% and 100% of his base salary, based on the achievement of goals and objectives determined by the Board of Directors, and will be eligible to participate in all of the Company's employee benefits plans for which senior executive employees of the Company are generally eligible. Mr. Hayford will also be entitled to life insurance providing a death benefit of not less than three times the amount of his base salary. Under the agreement, Mr. Hayford received options to purchase 180,000 shares of Common Stock. The term of the employment agreement is six years, unless terminated earlier by the resignation, death, or permanent disability or incapacity of Mr. Hayford or by the Company with or without cause. In the event Mr. Hayford's employment is terminated by the Company without cause prior to the sixth anniversary of the agreement, Mr. Hayford will be entitled to receive his base salary, health benefits and an annual bonus equal to 50% of his base salary until the later of the sixth anniversary of the agreement or the first anniversary of the date of such termination, subject to certain conditions. In the event Mr. Hayford's employment terminates other than for cause or as a result of his death, beginning on his 74th birthday, Mr. Hayford (and, following his death, his surviving spouse) will be entitled to a monthly supplemental retirement benefit until his death (and, following his death, until the death of his surviving spouse). The monthly benefit will be equal to one-twelfth of 20 to 50 percent (depending upon Mr. Hayford's age at retirement or death and subject to adjustment upon a change in control) of Mr. Hayford's base salary in effect immediately preceding his retirement or death. Mr. Hayford has agreed not to compete with the Company during the term of his employment and so long as he is receiving salary and bonus under the agreement as a result of his termination by the Company without cause (but in no event for less than three years after the termination of his employment).

  John T. Stirrup is party to an employment agreement with the Company dated as of June 1, 1995. Mr. Stirrup will receive an annual base salary of $220,000 (or such higher amount determined by the Board of Directors), and will be eligible to receive an annual bonus of between 50% and 75% of his base salary, based on the achievement of goals and objectives determined by the Board of Directors, and will be eligible to participate in all of the Company's employee benefits plans for which senior executive employees of the Company are generally eligible. Mr. Stirrup is also entitled to life insurance providing a death benefit of not less than two times the amount of his base salary. The Company will nominate, and use its best efforts to elect, Mr. Stirrup to serve as a member of the Board of Directors. Under the agreement, Mr. Stirrup received options to purchase

54,000 shares of Common Stock. The term of the employment agreement is three years, unless terminated earlier by the resignation, death, or permanent disability or incapacity of Mr. Stirrup or by the Company with or without cause. In the event Mr. Stirrup's employment is terminated by the Company without cause prior to the third anniversary of the agreement, Mr. Stirrup will be entitled to receive his base salary, health benefits and an annual bonus equal to 50% of his base salary until the later of the third anniversary of the agreement or the second anniversary of the date of such termination, subject to certain conditions. In the event Mr. Stirrup's employment has not been terminated for cause, and subject to certain conditions, Mr. Stirrup will be entitled to deferred payments of $75,000 per year for a period of 10 years beginning on Mr. Stirrup's 70th birthday or, in the event of Mr. Stirrup's death, Mr. Stirrup's surviving spouse will be entitled to receive 50% of such deferred payments during such period. Mr. Stirrup has agreed not to compete with the Company during the term of his employment and so long as he is receiving salary and bonus under the agreement as a result of his termination by the Company without cause (but in no event for less than two years after the consummation of the Initial Public Offering in June 1995 or one year after the termination of his employment).

  David P. Hayford is party to an employment agreement with the Company dated as of June 15, 1995, which was amended effective as of November 18, 1997. Under the agreement, as amended, Mr. Hayford will serve as President of BMAT, Inc. to manage the Company's materials center services and will report directly to the Chief Operating Officer of the Company. Under the agreement, as amended, Mr. Hayford receives an annual base salary of $120,000 (or such higher amount determined by the Board of Directors), and is eligible to receive an annual bonus based on his performance, the amount of which will be determined by the Board, and is eligible to participate in all of the Company's employee benefits plans for which senior executive employees of the Company are generally eligible. Mr. Hayford is also entitled to participate in the Amended Plan. The term of the employment agreement is three years, unless terminated earlier by the resignation, death, or permanent disability or incapacity of Mr. Hayford or by the Company with or without cause. Mr. Hayford has agreed not to compete with the Company during the term of his employment and so long as he is receiving salary and bonus under the agreement as a result of his termination by the Company without cause (but in no event for less than twelve months after the termination of his employment).

  James W. Milton entered into an employment agreement with the Company and BSNJ (formerly known as Milton Acquisition Corp.), a wholly-owned subsidiary of the Company, on May 28, 1996. Mr. Milton, the Company, BSNJ and MCC amended this agreement, effective as of November 1, 1996, to reflect the fact that Mr. Milton now serves as President of MCC, rather than President of BSNJ. Under the agreement, Mr. Milton will receive an annual base salary of $200,000 (or such higher amount determined by the Board of Directors), and will be eligible to receive an annual bonus of between 50% and 75% of his base salary, based on the achievement of goals and objectives determined by the Board of Directors, and will be eligible to participate in all of MCC's employee benefits plans for which senior executive employees of MCC are generally eligible. Such employee benefit programs shall be substantially similar to those benefit programs available to the senior executive employees of the Company. Under the agreement, the Company will pay all premiums and expenses payable to maintain the life insurance policy for Mr. Milton that was purchased by Milton Can prior to its merger with and into BSNJ. The term of the employment agreement is five years, unless terminated earlier by the resignation, death, or permanent disability or incapacity of Mr. Milton or by MCC with or without cause. In the event Mr. Milton's employment is terminated by MCC without cause prior to the fifth anniversary of the agreement, Mr. Milton will be entitled to receive his base salary, health benefits and an annual bonus equal to 50% of his base salary until the later of the fifth anniversary of the agreement or the first anniversary of the date of such termination, subject to certain conditions. In the event Mr. Milton's employment terminates other than for cause or as a result of his death, beginning on his 65th birthday, Mr. Milton will be entitled to a monthly supplemental retirement benefit until his death. The monthly benefit will be equal to one-twelfth of 5 to 50 percent (depending upon Mr. Milton's age at retirement or death and subject to adjustment upon a change in control) of Mr. Milton's base salary in effect immediately preceding his retirement or death. In the event Mr. Milton's spouse survives Mr. Milton, she will be entitled until her death to a monthly benefit equal to 50% of the monthly benefit that Mr. Milton (i) would have been entitled to had Mr. Milton retired on the date of his death or (ii) was receiving at the time of his death. However, if Mr. Milton dies before his 60th birthday, she will be entitled until her death to a monthly benefit equal to one-twelfth of 10 percent of Mr. Milton's base salary in effect immediately preceding his death. Mr. Milton has agreed not to compete with the Company, MCC or their subsidiaries for a period of three years after the termination of his employment. In addition, Mr. Milton is party to a non-competition agreement with the Company and BSNJ dated as of May 28, 1996, pursuant to which Mr. Milton has (among other things) agreed not to compete with the Company, BSNJ or their subsidiaries prior to the fifth anniversary of the non-competition agreement in exchange for certain compensation. See "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Puth, Donahoe, Dyer, Ergas and Jones served as members of the Compensation Committee during all of fiscal 1997. The Company has no Compensation Committee interlocks or insider participation relationships of such persons with the Company to report.

401(K) PLAN

  The Company maintains a savings plan (the "Savings Plan") qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Generally, all salaried employees of the Company in the United States who have completed one year of service are eligible to participate in the Savings Plan. For each employee who elects to participate in the Savings Plan and makes a contribution thereto, the Company makes a matching contribution of 100% of the first 2% of annual compensation contributed and 50% of the next 2% of annual compensation contributed. The maximum contribution for any participant for any year is 10% of such participant's eligible compensation.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of December 31, 1997 by
(i) each stockholder known by the Company to own beneficially 5 percent or more of the outstanding shares of such Common Stock, (ii) each director and nominee for director of the Company, (iii) each Named Executive Officer of the Company and (iv) all directors of the Company and executive officers of the Company and BSI as a group. As of December 31, 1997, there were 9,485,905 shares of Common Stock outstanding. The Company effected a 3-for-2 split of its Common Stock on September 22, 1997. To the knowledge of the Company, each stockholder has sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote. Unless otherwise indicated, the business address of each person is the Company's corporate address.

                                                           NUMBER OF
                                                           SHARES OF
                                                            COMMON   PERCENT OF
                        BENEFICIAL OWNER                   STOCK (1) CLASS (2)
                        ----------------                   --------- ----------
      Warren J. Hayford (3)............................... 2,075,441    21.6%
      Mary Lou Hayford (4)................................ 1,851,273    19.5
      John T. Stirrup (5).................................   315,000     3.3
      David P. Hayford (6)................................    42,242       *
      James W. Milton (7).................................   663,588     7.0
      Thomas A. Donahoe (8)...............................    22,500       *
      Alexander P. Dyer (9)...............................    98,970     1.0
      Jean-Pierre M. Ergas (10)...........................    64,200       *
      John E. Jones (11)..................................    25,500       *
      John W. Puth (12)...................................    65,970       *
      Dimensional Fund Advisors Inc. (13).................   547,050     5.8
      PNC Bank Corp. (14).................................   535,785     5.6
      T. Rowe Price Associates, Inc. (15).................   776,250     8.2
      Wellington Management Company, LLP (16).............   549,000     5.8
      All Directors and Executive Officers as a Group (9
      persons)............................................ 3,373,411    34.5

--------
 (1) The number of shares includes shares of Common Stock subject to options exercisable within 60 days of

    December 31 1997.

 (2) Shares subject to options exercisable within 60 days of December 31, 1997 are considered outstanding for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others. Percentages less than one percent are denoted by an asterisk.
 (3) The shares of Common Stock beneficially owned by Mr. W. Hayford include 1,851,273 shares owned directly by his wife, Mary Lou Hayford, and 92,918 shares owned directly by Mr. W. Hayford. In addition, the shares of Common Stock beneficially owned by Mr. W. Hayford include 131,250 shares subject to options. Mr. W. Hayford disclaims beneficial ownership of the shares owned directly by his wife.
 (4) The shares of Common Stock beneficially owned by Mrs. Hayford do not include 92,918 shares owned directly by her husband, Warren J. Hayford, and do not include 131,250 shares subject to options owned directly by her husband.

 (5) The shares of Common Stock beneficially owned by Mr. Stirrup include 47,250 shares subject to options.

 (6) The shares of Common Stock beneficially owned by Mr. D. Hayford include 37,700 shares subject to options.
 (7) The shares of Common Stock beneficially owned by Mr. Milton include 9,000 shares subject to options. The shares of Common Stock shown as beneficially owned by Mr. Milton do not include 106,220 shares owned directly by his wife, 76,487 owned by his wife as trustee of a trust for the benefit of Sean A. Milton and 75,137 owned by his wife as trustee of a trust for the benefit of Daniel T. Milton. Mr. Milton disclaims beneficial ownership of the shares owned directly by his wife and the shares owned by his wife as trustee of these trusts.

 (8) The shares of Common Stock beneficially owned by Mr. Donahoe include 15,000 shares subject to options.

 (9) The shares of Common Stock beneficially owned by Mr. Dyer include 19,200 shares subject to options.

(10) The shares of Common Stock beneficially owned by Mr. Ergas include 19,200 shares subject to options.

(11) The shares of Common Stock beneficially owned by Mr. Jones include 15,000 shares subject to options.

(12) The shares of Common Stock beneficially owned by Mr. Puth include 19,200 shares subject to options.
(13) Based solely upon a Schedule 13G dated February 5, 1997 filed by Dimensional Fund Advisors Inc. ("Dimensional"), Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 547,050 shares of Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Such person's address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(14) Based solely upon a Schedule 13G dated February 14, 1997 filed jointly by each of PNC Bank Corp. and its subsidiaries PNC Bancorp, Inc., PNC Bank, National Association, PNC Asset Management Group, Inc. and Provident Capital Management, Inc., each of such entities has sole voting power with respect to 521,880 shares of Common Stock and sole dispositive power with respect to 535,785 shares of Common Stock. Such person's address is One PNC Plaza, 249 5th Avenue, Pittsburgh, PA 15222-2707.
(15) Based solely upon a Schedule 13G dated February 14, 1997 filed jointly by each of T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small Cap Value Fund, Inc. ("Small Cap"), the shares of Common Stock shown as beneficially owned by Price Associates are owned by various individual and institutional investors including Small Cap (which owns 716,250 shares, representing 7.3% of the shares of Common Stock outstanding), which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Such person's address is 100 E. Pratt Street, Baltimore, MD 21202.

(16) Based solely upon a Schedule 13G dated January 24, 1997, Wellington Management Company, LLP has shared voting power with respect to 198,000 shares of Common Stock and shared dispositive power with respect to 549,000 shares of Common Stock. In its capacity as an investment advisor, Wellington Management Company, LLP may be deemed beneficial owner of such shares, which are owned by numerous investment counseling clients. Such person's address is 75 State Street, Boston, MA 02109.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Warren J. Hayford was a stockholder, employee and director of AB Leasing and Management, Inc. ("AB Leasing") until its dissolution in December 1995. From 1989 to the date of the Initial Public Offering, BSI and the Company had been parties to a Management Agreement with AB Leasing pursuant to which BSI paid AB Leasing an annual management fee in an amount equal to the greater of $200,000 or 15% of the Company's net income, as defined, and AB Leasing provided various management services, including management consulting, advising and strategic and financial planning services. BSI was also obligated under the Management Agreement to reimburse AB Leasing for all reasonable expenses incurred by or on behalf of AB Leasing and its representatives in providing services under such agreement. During fiscal 1995, BSI expensed management fees to AB Leasing of $1,080,000 and reimbursed AB Leasing $309,000 for expenses incurred pursuant to the Management Agreement. Upon the consummation of the Initial Public Offering, the Management Agreement was canceled, and in connection therewith, the Company paid to AB Leasing $1,995,000 through the issuance of 133,000 shares of Common Stock to AB Leasing prior to the effectiveness of the Initial Public Offering. The Company recorded a non-recurring non-cash pre-tax charge to operations of $1,995,000 in connection therewith in the period in which such shares were issued. At the time the Management Agreement was terminated, the Company also paid AB Leasing $1,080,000 in cash, which was equal to the accrued management fee for the period from October 1, 1994 to and including the date of termination. AB Leasing sold 71,155 shares of Common Stock in the Initial Public Offering and distributed the remaining 61,845 to Mr. Hayford in December 1995 in connection with the dissolution of AB Leasing.

  In December 1995, pursuant to the Company's stock repurchase authorization then in effect, the Company repurchased 20,000 shares of Common Stock owned by Mr. Stirrup at a price per share equal to $15.50, which price was determined based upon the closing price of the Company's Common Stock on the date immediately preceding the date Mr. Stirrup notified the Company of his willingness to sell. In January 1996, pursuant to the Company's stock repurchase authorization then in effect, the Company again repurchased another 20,000 shares of Common Stock owned by Mr. Stirrup at a price per share equal to $15.50, which price was determined based upon the closing price of the Company's Common Stock on the date immediately preceding the date Mr. Stirrup notified the Company of his willingness to sell.

  Prior to becoming an employee of the Company in June 1995, David P. Hayford provided financial consulting services to the Company from time to time on an hourly basis as requested by the Company. As a consultant to the Company in fiscal 1995, Mr. Hayford received approximately $137,560 in fees from the Company for consulting services. David P. Hayford is the son of Warren J. Hayford, Chairman and Chief Executive Officer of the Company.

  Mr. Milton is party to a non-competition agreement with the Company and BSNJ dated as of May 28, 1996. Pursuant to the terms of the agreement, Mr. Milton may not compete with, induce any employee to leave their employ with, hire any person who was an employee of, own, manage, control or render services to any business in competition with or induce any supplier, licensor or other business relation to cease doing business with the Company, BSNJ or any of their respective subsidiaries. In consideration of the non-competition covenants, Mr. Milton will be entitled to $2,000,000 paid by BSNJ in twenty equal installments of $100,000 per quarter during the term of the agreement payable on the first day of each June, October, January and April. The agreement will continue for five years from the date of the agreement.

  BSNJ is party to a lease agreement with Division Street Partners ("DSP"), a limited partnership, pursuant to which BSNJ leases its headquarters and manufacturing facility. Mr. Milton, George Milton, Patrick Milton and Michael Milton each hold (i) a 12.5% limited partnership interest in DSP and (ii) a 12.5% interest in the general partner of DSP. BSNJ is obligated to pay annual rent in the amount of $629,484 through the term of the lease, which ends in September 1999. BSNJ has the option to extend the term of the lease for two additional five-year periods. Each of George Milton, Patrick Milton and Michael Milton is a brother of James W. Milton, the Executive Vice President of the Company. George Milton is an employee of MCC and Patrick Milton is an employee of BSI.

  BSNJ is party to another lease agreement pursuant to which BSNJ leases a warehouse. Mr. Milton, George Milton, Patrick Milton, Michael Milton, Bill Milton and Carolyn Milton Walker are part of a group that has an option to purchase this property from the lessor through September 1999. BSNJ is obligated to pay annual rent in the amount of $137,038 through the term of the lease, which ends in September 1999. Each of Patrick Milton, George Milton and Michael Milton is a brother of, and each of Bill Milton and Carolyn Milton Walker is a cousin of, James W. Milton, the Executive Vice President and a director of the Company.

  In connection with the Company's acquisition of Milton Can in May 1996, BSNJ assumed a $125,000 mortgage on Mr. Treadwell's home. In fiscal 1997, the Company canceled the total amount owed by Mr. Treadwell to BSNJ.

  As employees of the Company in fiscal 1997, George Milton, Patrick Milton, James J. Milton and Dennis Milton received $85,985, $79,317, $75,900 and $66,550, respectively, in salary, bonuses and commissions from the Company. George Milton, Patrick Milton, James J. Milton and Dennis Milton are the brother, brother, son and son, respectively, of James W. Milton, the Executive Vice President and a director of the Company.

  As an employee of the Company in fiscal 1996, Susan Luciu received $64,000 in salary and bonuses from the Company. Susan Luciu is the daughter of Warren
J. Hayford, Chairman and Chief Executive Officer of the Company, and the sister of David P. Hayford, Senior Vice President of the Company.

  In the ordinary course of its business, the Company purchases from Gaylord certain corrugated containers used to ship the Company's products to its customers. Such purchases amounted to $0, $25,860 and $182,607 during fiscal 1997, fiscal 1996 and fiscal 1995, respectively. All such purchases are made at the prevailing market price for such containers. Warren J. Hayford is a stockholder and director of Gaylord.

                        DESCRIPTION OF CREDIT AGREEMENT

  On June 17, 1996 (the "Borrowing Date"), the Company, BSI and BSNJ entered into a credit agreement (the "Credit Agreement") with Bankers Trust Company, as administrative agent and syndication agent, and NationsBank, N.A. (South), as documentation agent and paying agent, and certain other financial institutions (the "Banks"). BSO and MCC joined as additional borrowers under the Revolving Credit Facility (as defined) on June 17, 1996 and October 6, 1996, respectively. The Credit Agreement was amended on August 15, 1996 and October 10, 1997.

  The Credit Agreement provides for a revolving credit facility (the "Revolving Credit Facility") to BSI, BSNJ, MCC and BSO (collectively, the "Borrowers") for up to $100.0 million of revolving loans (including letter of credit and swingline subfacilities) and gives the Company the option to increase its borrowing limit by an additional $50.0 million, provided certain conditions are met. Subject to certain restrictions, the Revolving Credit Facility may be used to finance acquisitions, investments and capital expenditures and for ongoing working capital and general corporate purposes of the Company.

  Repayment. Outstanding loans under the Revolving Credit Facility must be repaid on the sixth anniversary of the Borrowing Date. Loans made pursuant to the Revolving Credit Facility may be borrowed, repaid and reborrowed, without premium or penalty, from time to time until the sixth anniversary of the Borrowing Date, subject to the satisfaction of certain conditions on the date of any such borrowing. In addition, the Credit Agreement provides for mandatory repayments (with a corresponding permanent reduction on revolving loan commitments) of any outstanding borrowings out of any proceeds received from a sale of assets (other than sales of inventory in the ordinary course of business and sales of certain obsolete assets) having a value (when combined with all assets disposed of by the Company subsequent to the Borrowing Date) exceeding 15% of consolidated total assets of the Company.

  Security; Guaranty. The obligations of the Borrowers under the Credit Agreement are unsecured, but are guaranteed by the Company, each of the Borrowers and certain of the Company's other now-existing and future subsidiaries.

  Interest. At the Borrowers' option, the interest rates per annum applicable to the loans under the Credit Agreement will be a fluctuating rate of interest measured by reference to one or a combination (at the Company's election) of the following: (i) the Prime Rate (as defined in the Credit Agreement), plus the applicable borrowing margin, or (ii) the relevant Eurodollar Rate (as defined in the Credit Agreement), plus the applicable borrowing margin. The applicable borrowing margin under the Revolving Credit Facility will range from 0.00% to 1.50% for Prime Rate-based borrowings and 0.40% to 2.50% for Eurodollar Rate-based borrowings, in each case based on the Company's consolidated Leverage Ratio (defined in the Credit Agreement as the ratio of Consolidated Indebtedness (as defined in the Credit Agreement) to Consolidated EBITDA (as defined in the Credit Agreement)); provided that if the Company achieves an Investment Grade Rating (as defined in the Credit Agreement) of BBB or Baa2 or better, the applicable borrowing margin will be 0.00% for Prime Rate-based borrowings and 0.375% for Eurodollar Rate-based borrowings.

  Fees. The Borrowers have agreed to pay certain fees in connection with the Revolving Credit Facility, including (i) letter of credit fees, (ii) agency fees and (iii) commitment fees. Commitment fees are payable at a rate per annum ranging from 0.20% to 0.50% on the undrawn amounts of the Revolving Credit Facility based on the Leverage Ratio (as defined in the Credit Agreement) of the Company and its subsidiaries; provided that at such time as the Company achieves an Investment Grade Rating of BBB/Baa2 or better the commitment fee rate will be reduced to 0.15%.

  Covenants. The Credit Agreement requires the Company and the Borrowers to meet certain financial tests at the end of each fiscal quarter of the Company, including maintaining (i) a Leverage Ratio (as defined in the Credit Agreement), for the most recently completed four fiscal quarters, of less than or equal to 4.50 to 1.00, (ii) an Interest Coverage Ratio (as defined in the Credit Agreement) of not less than 2.75 to 1.00 for fiscal quarters ending on or prior to June 30, 1997 and 3.00 to 1.00 for fiscal quarters ending after June 30, 1998 and (iii) a Consolidated Net Worth (as defined in the Credit Agreement) of not less than the sum of (A) $60,000,000 plus (B) 50% of the Company's Consolidated Net Income (as defined in the Credit Agreement), without reduction for any net loss or negative Consolidated Net Income, for each fiscal quarter occurring after June 30, 1996. The Credit Agreement also contains covenants which, among other things, restrict the ability of the Company and the Borrowers (subject to certain exceptions) to incur liens, transact with affiliates, incur indebtedness, declare dividends or redeem or repurchase capital stock, make loans and investments, engage in mergers, acquisitions and asset sales, acquire assets, stock or debt securities of any person, have additional subsidiaries, amend its certificate of incorporation and bylaws and make capital expenditures. The Credit Agreement also requires the Company and the Borrowers to satisfy certain customary affirmative covenants and to make certain customary indemnifications to the Banks and the agents under the Credit Agreement.

  Events of Default. The Credit Agreement contains customary events of default, including payment defaults, breach representations or warranties, covenant defaults, certain events of bankruptcy and insolvency, ERISA violations, judgment defaults, cross-default to certain other indebtedness and a change in control of the Company.

                         DESCRIPTION OF EXCHANGE NOTES

  The Exchange Notes offered hereby will be issued as a separate series under the indenture (the "Indenture"), dated as of April 11, 1997 by and among the Company, the Subsidiary Guarantors and Harris Trust and Savings Bank, as Trustee (the "Trustee"). The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture may be obtained from the Company or the Initial Purchasers. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this section, references to the "Company" include only the Company and not its Subsidiaries.

  The Notes will be unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Indebtedness of the Company.

  The Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

PRINCIPAL, MATURITY AND INTEREST

  The Notes are limited in aggregate principal amount to $100,000,000 and will mature on April 15, 2007. Interest on the Notes will accrue at the rate of 10 1/4% per annum and will be payable semiannually in cash on each April 15 and October 15 commencing on October 15, 1997 with respect to the Old Notes and April 15, 1998 with respect to the Exchange Notes, to the persons who are registered Holders at the close of business on the April 1 and October 1 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

  The Notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

  Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after April 15, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on April 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

      YEAR                                                            PERCENTAGE
      ----                                                            ----------
      2002...........................................................  105.125%
      2003...........................................................  103.417%
      2004...........................................................  101.708%
      2005 and thereafter............................................  100.000%

  Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to April 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 33 1/3% of the Notes at a redemption price equal to 110 1/4% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that at least 66 2/3% of the principal amount of Notes originally issued remain outstanding immediately after any such redemption (it being expressly agreed that for purposes of determining whether this condition is satisfied, Notes owned by the Company or any of its Affiliates shall be deemed not to be outstanding). In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

  As used in the preceding paragraph, "Equity Offering" means a public or private offering of Qualified Capital Stock of the Company.

SELECTION AND NOTICE OF REDEMPTION

  In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION

  The payment of all Obligations on the Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Indebtedness including, without limitation, the Company's obligations under the Credit Agreement. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise.

  In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Indebtedness gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Indebtedness terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

  By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Indebtedness, including the Holders of the Notes, may recover less, ratably, than holders of Senior Indebtedness.

  At September 30, 1997, the aggregate amount of Senior Indebtedness outstanding was approximately $15.5 million.

GUARANTEES

  Each Subsidiary Guarantor will fully and unconditionally guarantee, on a senior subordinated basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes. The Guarantees will be subordinated to Guarantor Senior Indebtedness on the same basis as the Notes are subordinated to Senior Indebtedness.

  The obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

  Each Subsidiary Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

  Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants--Merger, Consolidation and Sale of Assets." In the event all or substantially all of the assets or the Capital Stock of a Subsidiary Guarantor is sold by the Company and the sale complies with the provisions set forth in "--Certain Covenants--Limitation on Asset Sales," the Subsidiary Guarantor's Guarantee will be automatically discharged and released.

  Separate financial statements of the Subsidiary Guarantors are not included herein because such Subsidiary Guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the Notes, and the aggregate net assets, earnings and equity of the Subsidiary Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

HOLDING COMPANY STRUCTURE

  The Company is a holding company for its Subsidiaries, with no material operations of its own. Accordingly, the Company is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. In addition, the claims of the Holders of the Notes are subject to the prior payment of all Guarantor Senior Indebtedness of the Subsidiary Guarantors. There can be no assurance that, after providing for all prior claims, there would be sufficient assets available from the Company and its Subsidiaries to satisfy the claims of the Holders of Notes. See "Risk Factors--Subordination; Holding Company Structure."

CHANGE OF CONTROL

  The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

  The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all other Senior Indebtedness to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with the immediately preceding sentence shall be governed by clause (iii), and not clause (iv), of "Events of Default" below.

  Within 30 days following the date upon which a Change of Control occurs, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

  If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would need to seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain any such financing.

  Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

  The Indenture contains, among others, the following covenants:

  Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (including, without limitation, Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.50 to 1.0. No Indebtedness incurred pursuant to the next preceding sentence shall be included in calculating any limitation set forth in the definition of Permitted Indebtedness. Upon the repayment of Indebtedness which may have been incurred pursuant to more than one provision of this Indenture, the Company may, in its sole discretion, designate which provision such Indebtedness shall have been incurred under.

  Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of Capital Stock of the Company for Qualified Capital Stock of the Company), (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant above, or (iii) the aggregate amount of all Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company or the Company) shall exceed the sum of: (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter including the Issue Date and ending on the last day of the fiscal quarter ending at least 30 days prior to the date the Restricted Payment occurs (the "Reference Date") (treating

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

such period as a single accounting period); plus (w) 100% of the aggregate net proceeds (including the fair market value of any business or property other than cash) received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company, including treasury stock; plus (x) without duplication of any amounts included in clause (iii)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(w) and (x), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes); plus (y) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, interest payments, repayments of loans or advances, or other transfers of cash, in each case, to the Company or to any Restricted Subsidiary of the Company from Unrestricted Subsidiaries (but without duplication of any such amount included in cumulative Consolidated Net Income of the Company), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in "--Limitation on Restricted and Unrestricted Subsidiaries" below), not to exceed, in the case of an Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary of the Company in such Unrestricted Subsidiary and which were treated as a Restricted Payment under the Indenture; plus (z) $25.0 million.

  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) the payment of any dividend or consummation of irrevocable redemption within 60 days after the date of declaration of such dividend or giving of irrevocable redemption notice if the dividend or redemption would have been permitted on the date of declaration or giving of irrevocable redemption notice; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) if no Default or Event of Default shall have occurred and be continuing, repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (5) if no Default or Event of Default shall have occurred and be continuing, payments by the Company to repurchase Capital Stock or other securities of the Company from directors, officers and other employees of the Company or any of its Restricted Subsidiaries in an aggregate amount not to exceed in any one year the sum of
(A) $3.0 million and (B) any amounts permitted to have been paid in any preceding years under subclause (A) above to the extent such amounts were not so paid in any such prior years; (6) if no Default or Event of Default shall have occurred and be continuing, payments by the Company to repurchase Qualified Capital Stock or other securities of the Company for purposes of making contributions of Qualified Capital Stock of the Company to employees of the Company pursuant to the Profit Sharing and Savings Plan of the Company or any of its subsidiaries; and (7) if no Default or Event of Default shall have occurred and be continuing, payments by the Company to repurchase Qualified Capital Stock of the Company in connection with a substantially concurrent transaction in which the Company reissues such repurchased Qualified Capital Stock as all or a part of the consideration for the acquisition of property or assets; provided, however, that such acquisition is consummated within 180 days of such repurchase. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1),
(2)(ii), (3)(ii)(A) and (7) (to the extent that the value of the Qualified Capital Stock reissued shall have been included in clause (iii)(W) of the preceding paragraph) shall be included in such calculation.

  Limitation on Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) any such redesignation shall be

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

deemed to be an incurrence as of the date of such redesignation by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of "--Limitation on Incurrence of Additional Indebtedness" above, (ii) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Permitted Indebtedness), no such designation shall be permitted if immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "--Limitation on Incurrence of Additional Indebtedness" above and (iii) such Subsidiary assumes by execution of a supplemental indenture all of the obligations of a Subsidiary Guarantor under a Guarantee.

  The Board of Directors of the Company also may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) such designation is at that time permitted under "--Limitation on Restricted Payments" above and (ii) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "--Limitation of Incurrence of Additional Indebtedness" above. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation or redesignation and an officers' certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations. In the event that any Restricted Subsidiary is designated an Unrestricted Subsidiary in accordance with this covenant, such Restricted Subsidiary's Guarantee will be automatically discharged and released.

  The Indenture provides that for purposes of the covenant described under "-- Limitation on Restricted Payments" above, (i) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date, the aggregate amount of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated as a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (in each case (i) and (ii), "net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

  The Indenture provides that notwithstanding the foregoing, the Board of Directors of the Company may not designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if, after any such designation, (a) the Company or any Restricted Subsidiary of the Company (i) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary or
(b) such Subsidiary owns any Capital Stock of, or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated.

  The Indenture provides that Subsidiaries of the Company that are not designated by the Board of Directors of the Company as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries of the Company. Notwithstanding the foregoing, all Subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries.

  Limitation on Asset Sales. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless
(i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either (A) to prepay any Senior Indebtedness and, in the case of any Senior Indebtedness under any revolving credit facility, effect a reduction in the committed availability under such revolving credit facility, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related or complementary thereto (as determined in good faith by the Company's Board of Directors) ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). Pending final application, the Company or the applicable Restricted Subsidiary may temporarily reduce Indebtedness under any revolving credit facility or invest in cash or Cash Equivalents. On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A),
(iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company or any such Restricted Subsidiary of the Company, as the case may be, may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph).

  Notwithstanding the immediately preceding paragraph, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and/or Cash Equivalents and (ii) such Asset Sale is for fair market value; provided, however, that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraph.

  Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent the amount of Notes tendered is less than the offer amount, the Company may use the remaining Net Proceeds Offer Amount for general corporate purposes and such Net Proceeds Offer Amount shall be reset to zero.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) the Credit Agreement;
(4) non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;
(6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (7) Indebtedness or any other contractual requirements (including pursuant to any corporate governance documents in the nature of a charter or by-laws) of a Securitization Subsidiary arising in connection with a Qualified Securitization Transaction; provided, however, that any such encumbrances and restrictions apply only to such Securitization Subsidiary; or (8) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (3), (5), (6) or (7) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(2), (3), (5), (6) or (7), respectively.

  Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

  Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Senior Indebtedness and Liens securing Guarantor Senior Indebtedness; (C) Liens securing the Notes and the Guarantees; (D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (1) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (2) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so Refinanced (other than property or assets subject to Liens under clause (B) above); and (F) Permitted Liens.

  Prohibition on Incurrence of Senior Subordinated Debt. The Company will not and will not cause or permit any Subsidiary Guarantor to incur or suffer to exist Indebtedness that by its terms is senior in right of payment to the Notes or the Guarantees, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

  Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed, as the case may be; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "--Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

  The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

  Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "--Limitation on Asset Sales" or "--Limitation on Restricted and Unrestricted Subsidiaries") will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on its Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (iv) of the first paragraph of this covenant.

  Limitations on Transactions with Affiliates. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained or are obtainable in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $7.5 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor.

  (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions between or among the Company and any of its Wholly Owned Restricted Subsidiaries or between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;
(iv) Restricted Payments and Permitted Investments permitted by the Indenture; and (v) Qualified Securitization Transactions.

  Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property in excess of $1.0 million to any Restricted Subsidiary that is not a Subsidiary Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Subsidiary that is not a Subsidiary Guarantor (other than in any such transaction in compliance with "--Limitation on Restricted Payments" above), then such transferee or acquired or other Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary, subject to normal exceptions. Thereafter, such Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

  Conduct of Business. The Company will not and will not cause or permit any of its Restricted Subsidiaries to engage in any businesses other than the businesses in which the Company is engaged on the Issue Date and any businesses reasonably related or complementary thereto (as determined in good faith by the Company's Board of Directors).

  Reports to Holders. The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and the Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of 314(a) of the TIA.

EVENTS OF DEFAULT

  The following events are defined in the Indenture as "Events of Default":

    (i) the failure to pay interest (including Additional Interest, if any) on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

    (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

    (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

    (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company (other than a Securitization Subsidiary), or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time;

    (v) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

    (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

    (vii) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Subsidiary Guarantors denies its liability under its Guarantee (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of the Indenture).

  If an Event of Default (other than an Event of Default specified in clause
(vi) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. If an Event of Default specified in clause (vi) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

  The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind

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

and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

  The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

  Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

  Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and its Restricted Subsidiaries released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes); (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied. Notwithstanding the foregoing, the opinion of counsel required by clause (ii) above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable on maturity date within one year or (C) are to be called for redemption by the Trustee in the name, and at the expense, of the Company.

SATISFACTION AND DISCHARGE

  The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

  From time to time, the Company, the Subsidiary Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications, waivers and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment or waiver may: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;
(iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (vii) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or (viii) release any Subsidiary Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

GOVERNING LAW

  The Indenture provides that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

  The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided, however, that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of such Person or at the time it merges or consolidates with such Person or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of such Person or such acquisition, merger or consolidation.

  "Additional Interest" shall have the meaning set forth under "Exchange Offer--Purpose and Effect of the Exchange Offer."

  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

  "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) any transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $15.0 million in any consecutive 12-month period, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets" or any disposition that constitutes a Change of Control, (iii) the contribution or other transfer of assets or property to a joint venture in which the Company has an interest; provided, however, that such contribution or other transfer constitutes an Investment that is either (a) a Permitted Investment or (b) an Investment that is treated as a Restricted Payment under the Indenture, (iv) the licensing of intellectual property, (v) disposals or replacements of obsolete equipment in the ordinary course of business, (vi) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to one or more Wholly Owned Restricted Subsidiaries in connection with Investments permitted under the "Limitations on Restricted Payments" covenant, (vii) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP, and (viii) transfers of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Transaction.

  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through
(v) above.

  "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture);
(ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (iii) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power (except that for purposes of calculating the ownership of any Person or Group, shares owned by any Permitted Holder who is a part of such Person or Group shall be excluded from the calculation of the ownership by such Person or Group) represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges.

  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted

Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and
(ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect on the Issue Date) (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries and Permitted Joint Ventures for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries and Permitted Joint Ventures during such period as determined on a consolidated basis in accordance with GAAP; provided, however, that amounts to be included in clauses (i) and (ii) above with respect to Permitted Joint Ventures not constituting Restricted Subsidiaries shall be the product of the amounts computed in accordance with GAAP and the percentage of the total outstanding shares of Capital Stock of such Permitted Joint Venture held by the Company or any Restricted Subsidiary of the Company; and provided, further, however, that Consolidated Interest Expense with respect to any Person for any period shall not include any amortization or write-off of deferred financing costs.

  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) gains (and losses) on an after tax effected basis from asset sales or abandonments or reserves relating thereto, (b) items classified as extraordinary or nonrecurring gains or losses (including, without limitation, restructuring costs related to facilities and/or operating line closings) on an after tax effected basis, (c) the net income or loss of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise (other than restrictions contained in the Credit Agreement or any Acquired Indebtedness), (e) the net income or loss of any other Person, other than a Subsidiary of the referent Person, except to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Restricted Subsidiary of the referent Person, by such other Person, (f) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and (i) any amortization or write-off of deferred financing costs.

  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

  "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate (A) depreciation, (B) amortization and (C) other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding for purposes of clause (C) any such charges which require an accrual of or a reserve for cash charges for any future period).

  "Credit Agreement" means the Credit Agreement dated as of June 17, 1996, as amended, among the Company, Brockway Standard, Inc., Brockway Standard (New Jersey), Inc., Milton Can Company, Inc., Davies Can Company, Inc., each of the guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company and NationsBank, N.A. (South), as agents, together with the related documents thereto (including, without limitation, any guarantee agreements), in each case as such agreements may be further amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided, however, that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

  "Designated Senior Indebtedness" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith.

  "Foreign Restricted Subsidiary" means any Restricted Subsidiary organized under the laws of a country or jurisdiction other than the United States, any state or territory thereof or the District of Columbia.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

  "Guarantees" means the guarantees of the Notes of the Company by the Subsidiary Guarantors.

  "Guarantor Senior Indebtedness" means with respect to any Subsidiary Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Subsidiary Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, to the extent such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of a Subsidiary Guarantor under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (i) any Indebtedness of such Subsidiary Guarantor to a Subsidiary of such Subsidiary Guarantor or any Affiliate of such Subsidiary Guarantor or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Subsidiary Guarantor or any Subsidiary of such Subsidiary Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (vi) Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness," (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Subsidiary Guarantor and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Subsidiary Guarantor.

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

  "Holder" means any holder of Notes.

  "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

  "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the

Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such former Restricted Subsidiary not sold or disposed of.

  "Issue Date" means the date of original issuance of the Notes.

  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Permitted Holders" means Warren J. Hayford and his spouse, their lineal descendants and adopted children and spouses of their lineal descendants and adopted children, any foundation controlled by any of the foregoing persons, and trusts for the benefit of any of the foregoing persons.

  "Permitted Indebtedness" means, without duplication, each of the following:

    (i) Indebtedness under the Notes, the Indenture and the Guarantees;

    (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $125.0 million in the aggregate; provided, however, that if at the time of any repayments under the revolving credit facility under the Credit Agreement that are required pursuant to the "Limitation on Asset Sales" covenant (which are accompanied by a corresponding reduction in the aggregate available commitment), the total consolidated assets of the Company as reflected on the Company's most recent balance sheet prepared in accordance with GAAP (and after giving pro forma effect to any Asset Sales and Asset Acquisitions occurring subsequent to the date of such balance sheet) were less than $275.0 million, the Indebtedness permitted to be incurred pursuant to this clause (ii) shall be reduced in an amount equal to such repayment until such time as both (A) the total consolidated assets of the Company exceed $275.0 million and (B) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant (at which time the aggregate Indebtedness permitted under this clause (ii) shall be $125.0 million); provided, however, that, in the event there is at any time more than $125 million available under the Credit Agreement, the aggregate Indebtedness permitted under this clause (ii) shall be allocated first to the revolving credit facility portion of the Credit Agreement;

    (iii) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

    (iv) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

    (v) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided, however, that (a) any Indebtedness of a Wholly Owned Restricted Subsidiary of the Company is unsecured and (b) if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

    (vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

    (vii) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

    (viii) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company or any of its Restricted Subsidiaries or otherwise incurred to finance the lease or improvement of real or personal property or equipment in an aggregate principal amount not to exceed $10.0 million at any one time outstanding;

    (ix) the consummation of any Qualified Securitization Transaction;

    (x) Refinancing Indebtedness;

    (xi) Indebtedness of a Securitization Subsidiary incurred in a Qualified Securitization Transaction that is not recourse to the Company or any Restricted Subsidiary of the Company (except for representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in an accounts receivable or equipment transaction);

    (xii) Indebtedness incurred by Foreign Restricted Subsidiaries of the Company with respect to such Subsidiaries' working capital requirements in an aggregate principal amount outstanding at any one time not to exceed $5.0 million; and

    (xiii) additional Indebtedness in an aggregate principal amount not to exceed $20.0 million at any one time outstanding.

  "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company; (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided, however, that any Indebtedness evidencing such Investment is unsecured; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $3.0 million at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; (viii) Investments in Permitted Joint Ventures; and (ix) additional Investments in (A) unconsolidated joint ventures in businesses reasonably related or complementary to those of the Company and its Restricted Subsidiaries (as determined in good faith by the Company's Board of Directors) made in the ordinary course of business and (B) Unrestricted Subsidiaries in an aggregate amount for all such Investments made pursuant to this clause (ix) not to exceed $20.0 million at any one time outstanding.

  "Permitted Joint Venture" means any joint venture arrangement (which may be structured as a corporation, partnership, trust, limited liability company or any other Person) if (a) no Affiliate (other than a Restricted Subsidiary of the Company) of the Company or a Restricted Subsidiary has an investment in such Person, (b) such Person is engaged in the same or a similar line of business as the Company and its Restricted Subsidiaries were engaged in on the Issue Date or any business ancillary or reasonably related or complementary thereto or supportive thereof (as determined in good faith by the Company's Board of Directors), (c) the Company and/or any of its Restricted Subsidiaries at all times (i) is the operator of such Person and (ii) owns at least 30% of the total outstanding shares of Capital Stock of such Person entitled to participate in distributions in respect of the earnings, sale or liquidation of such Person, (d) immediately after giving effect to such Investment on a pro forma basis (to give effect to the contribution of any property or assets to such Person or Indebtedness incurred to fund such Investment or otherwise), the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant, and (e) no default with respect to any Indebtedness of such Person or any Subsidiary of such Person (including any right which the holders thereof may have to take enforcement action against such Person) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Company or its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity. If, at any time, a Permitted Joint Venture fails to comply with clauses (b) and (c) above, such Permitted Joint Venture shall constitute an Investment and must comply with the "Limitation on Restricted Payments" covenant (but only with respect to the Company's then net Investment in such joint venture).

  "Permitted Liens" means the following types of Liens:

    (i) Liens in favor of the Trustee in its capacity as trustee for the Holders;

    (ii) Liens securing Indebtedness outstanding under the Credit Agreement;

    (iii) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

    (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

    (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

    (vi) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

    (vii) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

    (viii) any interest or title of a lessor under any Capitalized Lease Obligation; provided, however, that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

    (ix) Liens to secure Purchase Money Indebtedness; provided, however, that
  (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

    (x) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

    (xi) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

    (xii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

    (xiii) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

    (xiv) Liens securing Indebtedness under Currency Agreements;

    (xv) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided, however, that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and
  (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

    (xvi) Liens granted in connection with any Qualified Securitization Transaction.

  "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

  "Purchase Money Indebtedness" means Indebtedness the net proceeds of which are used to finance the cost (including the cost of construction) of property or assets acquired in the normal course of business by the Person incurring such Indebtedness.

  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

  "Qualified Securitization Transaction" means any transaction or series of transactions that have been or may be entered into by the Company or any of its Restricted Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or interests therein secured by the merchandise or services financed thereby (whether such Receivables are then existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

  "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Restricted Subsidiary of the Company of merchandise or services, and monies due thereunder, security in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

  "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix),
(xi), (xii) or (xiii) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with such Refinancing), except to the extent that any such increase in Indebtedness is otherwise permitted by the Indenture or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, however, that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced and (z) if such Indebtedness being refinanced is subordinated or junior to the Guarantee of such Subsidiary Guarantor, then such Refinancing Indebtedness shall be subordinate to the Guarantee of such Subsidiary Guarantor at least to the same extent and in the same manner as the Indebtedness being refinanced.

  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided, however, that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

  "Restricted Subsidiary" of any Person, means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of the Company of any property, whether owned by the Company or any Restricted Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

  "Securitization Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of the Company (as provided below) as a

Securitization Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company, (ii) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction or (iii) subjects any property or assets of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction, (b) with which neither of the Company nor any other Restricted Subsidiary of the Company (i) provides any credit support or (ii) has any contract, agreement, arrangement or understanding other than on terms that are fair and reasonable and that are no less favorable to the Company or such Restricted Subsidiary than could be obtained from an unrelated Person (other than, in the case of subclauses (i) and (ii) of this clause (b), representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary) and (c) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors of the Company giving effect to such designation.

  "Senior Indebtedness" means, (i) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, to the extent such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and
(z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness," (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

  "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

  "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

  "Subsidiary Guarantor" means (i) each of the Company's present Restricted Subsidiaries (except for BWAY Foreign Sales Corporation, Northeast Tin Plate Company, Milton Metal Graphics, Inc. and Tin Plate Alliance, L.L.C.) and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor; provided, however, that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

  "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                         BOOK-ENTRY; DELIVERY AND FORM

  Except as described in the next paragraph, the Notes (and the related guarantees) initially will be represented by one or more permanent global certificates in definitive, fully registered form (the "Global Notes"). The Global Notes will be deposited on the date of issuance with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

  Notes (i) originally purchased by or transferred to "foreign purchasers" or institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("Accredited Investors") who are not "qualified institutional buyers" (as defined in Rule 144A promulgated under the Securities Act) ("QIBs") or (ii) held by QIBs or institutional Accredited Investors who are not QIBs who elect to take physical delivery of their certificates instead of holding their interest through a Global Note (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered form (the "Certificated Security"). Upon the transfer to a QIB or another institutional Accredited Investor who is not a QIB of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Certificates have previously been exchanged in whole for Certificated Securities, be exchanged for an interest in a Global Note.

  The Global Notes. The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. QIBs and institutional Accredited Investors who are not QIBs may hold their interests in the Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

  So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in any of the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

  Payments of the principal of, premium (if any) and interest (including Additional Interest) on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest (including Additional Interest) in respect of the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants.

  DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Notes.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Old Notes were originally sold by the Company on April 11, 1997 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes to (i) qualified institutional buyers in reliance on Rule 144A under the Securities Act, (ii) a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions and (iii) qualified buyers outside the United States in reliance upon Regulation S under the Securities Act. As a condition to the Purchase Agreement, the Company, the Subsidiary Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on the date of the Initial Offering (the "Issue Date") pursuant to which each of the Company and the Subsidiary Guarantors agreed, for the benefit of the holders, that it will (i) within 60 days after the Issue Date (the "Filing Date"), file a registration statement on an appropriate form (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer (the "Exchange Offer") to exchange the Old Notes for notes of the Company, guaranteed by the Subsidiary Guarantors, which Exchange Notes will have terms substantially identical in all material respects to the Old Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) and (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 120 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Company and the Subsidiary Guarantors will offer the Exchange Notes (and the related guarantees) in exchange for surrender of the Old Notes (and the related guarantees). The Company and the Subsidiary Guarantors will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Old Notes. For each of the Old Notes surrendered pursuant to the Exchange Offer, the holder who surrendered such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. Interest on each Exchange Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor or (ii) if the Old Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on such Old Note, from the Issue Date.

  Under existing interpretations of the Commission contained in several no-action letters to third parties, the Exchange Notes (and the related guarantees) would be freely transferable by holders thereof other than affiliates of the Company and the Subsidiary Guarantors after the Exchange Offer without further registration under the Securities Act; provided, however, that each holder that wishes to exchange its Old Notes for Exchange Notes will be required to represent (i) that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of the Exchange Notes in violation of the Securities Act, (iii) that it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of the Company or the Subsidiary Guarantors, (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes and
(v) if such holder is a broker-dealer (a "Participating Broker-Dealer") that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company and the Subsidiary Guarantors agreed for a period of up to 180 days after consummation of the Exchange Offer to make available a prospectus meeting requirements of the Securities Act to Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of such Exchange Notes.

  If, (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Company and the Subsidiary Guarantors are not permitted to effect an Exchange Offer, (ii) the Exchange Offer is not consummated within 165 days of the Issue Date, (iii) in certain circumstances, certain holders of unregistered Exchange Notes so request or
(iv) in the case of any holder that participates in the Exchange Offer, such holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Company or the Subsidiary Guarantors within the meaning of the Securities Act), then in each case, the Company and the Subsidiary Guarantors will (x) promptly deliver to the holders and the Trustee written notice thereof and (y) at the Company and the Subsidiary Guarantors' sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Old Notes (a "Shelf Registration Statement"), (b) use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act and (c) use its reasonable best efforts to keep effective such Shelf Registration Statement until the earlier of two years after the Issue Date and such time as all of the applicable Old Notes have been sold thereunder. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Old Notes copies of the prospectus which is a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A holder that sells its Old Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

  If the Company and the Subsidiary Guarantors fail to comply with the above provisions or if such registration statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable with respect to the Old Notes as follows:

    (i) if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is filed with the Commission on or prior to the applicable Filing Date or (B) notwithstanding that the Company and the Subsidiary Guarantors have consummated or will consummate an Exchange Offer, the Company and the Subsidiary Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date. Additional Interest shall accrue on the principal amount of the Old Notes at a rate of 0.25% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

    (ii) if (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to 120 days after the applicable filing date or (B) notwithstanding that the Company and the Subsidiary Guarantors have consummated or will consummate an Exchange Offer, the Company and the Subsidiary Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 150th day following the date such Shelf Registration Statement was filed, then, commencing on the day after the 150th day following the applicable filing date. Additional Interest shall accrue on the principal amount of the Old Notes at a rate of 0.25% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

    (iii) if (A) the Company and the Subsidiary Guarantors have not exchanged Exchange Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 45th day after the date on which the Exchange Offer Registration Statement was declared effective or
  (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the third anniversary of its effective date (other than after such time as all Old Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Old Notes at a rate of 0.25% per annum for the first 90 days commencing on (x) the 46th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of
  (B) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the Old Notes may not exceed in the aggregate 1.0% per annum; and provided further, that (1) upon the filing of the Exchange Offer Registration Statement or Shelf

Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Old Notes tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective in the case of clause (iii)(B) above, additional Interest on the Old Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

  Any amounts of Additional Interest due pursuant to clauses (i), (ii) or
(iii) above will be payable in cash, on the same original interest payment dates as the Old Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Old Notes multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Company.

  Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

  As of the date of this Prospectus, $100,000,000 aggregate principal amount of Old Notes were outstanding. This Prospectus and the Letter of Transmittal are being mailed to persons who were holders of Old Notes on the close of business on the date of this Prospectus.

  Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
             1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will notify the holders by issuing a press release regarding such extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

  The Exchange Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on April 15, 1998. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

  Interest on the Exchange Notes is payable semi-annually on each April 15 and October 15, commencing on April 15, 1998.

PROCEDURES FOR TENDERING

  Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. For a holder to tender Old Notes validly pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents must be received by the Exchange Agent at the address set forth under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, prior to 5:00 p.m., New York City time, on the Expiration Date, either (a) certificates for tendered Old Notes must be received by the Exchange Agent at such address or (b) such Old Notes must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Exchange Agent, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal). The term "Agent's Message" means a message, transmitted by the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant.

  By executing the Letter of Transmittal (or, in the case of a book-entry transfer, an Agent's Message in lieu thereof), each holder will make to the Company the representations set forth above in the second paragraph under the heading "--Purpose and Effect of the Exchange Offer."

  The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OF AN AGENT'S MESSAGE TRANSMITTED THROUGH THE DTC AUTOMATED TENDER OFFER PROGRAM, AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the Book-Entry Transfer Facility, for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in their sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Issuer, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal (or, in the case of a book-entry transfer, an Agent's Message in lieu thereof) or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer (including delivery of an Agent's Message), prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution (i) an Agent's Message with respect to guaranteed delivery that is accepted by the Company or (ii) a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message in lieu thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (of facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message in lieu thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon three New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries;

    (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

    (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

  Harris Trust and Savings Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                      HARRIS TRUST AND SAVINGS BANK
                     C/O HARRIS TRUST COMPANY OF NEW YORK

     By Mail:              By Facsimile Transmission
    Wall Street        (for Eligible Institutions only): By Overnight Courier
      Station                                               or Hand:
                                (212) 701-7636
   P.O. Box 1010                (212) 701-7637            Wall Street Plaza

New York, NY 10268-1010
Attn: Reorganization Dept.                               88 Pine Street, 19th
                                                              Floor
                                                          New York, NY 10005
                                                         Attn: Reorganization
                                                                Dept.

                             Confirm by Telephone:

                              (212) 701-7624

  DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others to solicit acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

  The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

  With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

  As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives a New Note for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

  The Company believes that the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Notes for Exchange Notes pursuant to the Exchange Offer.

                             PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of up to 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In
addition, until       , 1998 (90 days after the commencement of the Exchange
Offer), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of up to 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                    EXPERTS

  The Company's consolidated balance sheets as of September 30, 1997 and 1996, and the consolidated statements of operations, of cash flows, and of changes in stockholders' equity (deficit) for each of the three years in the period ended September 30, 1997 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The consolidated balance sheet of Milton Can and subsidiary as of December 31, 1995 and the related consolidated statements of earnings, stockholders' equity, and cash flows for the year then ended incorporated herein by reference to the Company's Current Report on Form 8-K/A dated May 28, 1996, filed August 12, 1996 have been so incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent accountants, given upon the authority of said firm as experts in accounting and auditing.

  The Statements of Financial Position of Davies Can (a division of Crown Cork & Seal Company, Inc.) as of December 31, 1995 and 1994 and the Statements of Operations, of Cash Flows and of Owner's Net Investment for the years then ended incorporated herein by reference to the Company's Current Report on Form 8-K/A dated June 17, 1996, filed August 30, 1996 have been so incorporated by reference in reliance upon the report of Price Waterhouse LLP, independent accountants, given upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the issuance of the Exchange Notes offered hereby will be passed upon for the Company by Kirkland & Ellis, Chicago, Illinois. Certain partners of Kirkland & Ellis beneficially own shares of the Company's Common Stock.

                       BWAY CORPORATION AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          PAGE
                                                                         NUMBER
                                                                         ------
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
  Independent Auditors' Report..........................................  F-2
  Consolidated Balance Sheets at September 28, 1997 and September 29,
   1996.................................................................  F-3
  Consolidated Statements of Operations for each of the three years in the period ended September 28, 1997..................................  F-4
  Consolidated Statements of Stockholders' Equity for each of the three years in the period ended September 28, 1997.........................  F-5
  Consolidated Statements of Cash Flows for each of the three years in the period ended September 28, 1997..................................  F-6
  Notes to Consolidated Financial Statements............................  F-7

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
BWAY Corporation

  We have audited the accompanying consolidated balance sheets of BWAY Corporation and subsidiaries (the "Company") as of September 28, 1997 and September 29, 1996 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended September 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 28, 1997 and September 29, 1996 and the results of its operations and its cash flows for each of the three years in the period ended September 28, 1997 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
November 10, 1997

                       BWAY CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                    SEPTEMBER 28, SEPTEMBER 29,
                                                        1997          1996
                                                    ------------- -------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................   $  1,374      $  1,852
  Accounts receivable, net of allowance for
   doubtful accounts of $580 and $390..............     41,806        39,011
  Inventories......................................     46,615        37,044
  Other current assets.............................      2,150         1,293
  Deferred tax asset...............................      5,111         2,405
                                                      --------      --------
    Total current assets...........................     97,056        81,605
PROPERTY, PLANT, AND EQUIPMENT--Net................    123,617        94,800
OTHER ASSETS:
  Goodwill, net of accumulated amortization of
   $5,464 and $2,825...............................     73,652        50,117
  Intangible assets, net...........................     13,580        14,690
  Deferred financing costs, net of accumulated
   amortization of $541 and $83....................      4,844         1,336
  Other assets.....................................      3,628         2,585
                                                      --------      --------
    Total other assets.............................     95,704        68,728
                                                      --------      --------
                                                      $316,377      $245,133
                                                      ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.................................   $ 57,443      $ 36,206
  Accrued salaries and wages.......................      8,949         4,820
  Accrued income taxes.............................      1,338           759
  Other current liabilities........................     16,265        14,013
  Accrued rebates..................................      5,020         3,382
  Current maturities of long-term debt.............      1,151           145
                                                      --------      --------
    Total current liabilities......................     90,166        59,325
LONG-TERM DEBT.....................................    114,381        95,053
LONG-TERM LIABILITIES:
  Deferred income taxes............................     14,969        14,135
  Other............................................     11,395         3,991
                                                      --------      --------
    Total long-term liabilities....................     26,364        18,126
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value, authorized
   5,000,000 shares
   Common stock, $.01 par value; authorized
   24,000,000 shares, issued 9,851,002 and
   6,564,546.......................................         99            66
  Additional paid-in capital.......................     37,629        37,612
  Retained earnings................................     48,673        35,569
                                                      --------      --------
                                                        86,401        73,247
  Less treasury stock, at cost, 51,790 and 49,186..        935           618
                                                      --------      --------
    Total stockholders' equity.....................     85,466        72,629
                                                      --------      --------
                                                      $316,377      $245,133
                                                      ========      ========

                See notes to consolidated financial statements.

                       BWAY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       YEAR ENDED
                                         --------------------------------------
                                         SEPTEMBER 28, SEPTEMBER 29, OCTOBER 1,
                                             1997          1996         1995
                                         ------------- ------------- ----------
NET SALES...............................   $402,150      $283,105     $247,480
COSTS, EXPENSES, AND OTHER:
  Cost of products sold (excluding
   depreciation and amortization).......    341,406       236,741      208,097
  Depreciation and amortization.........     13,024         7,425        5,934
  Selling and administrative expense....     19,651        14,589       10,335
  Provision for restructuring...........                   12,860
  Interest expense, net.................     10,649         4,872        5,211
  Gain on curtailment of postretirement
   benefits.............................     (5,828)
  AB leasing fees and expenses..........                                 1,389
  AB leasing termination expense........                                 1,995
  Other, net............................        998          (340)        (275)
                                           --------      --------     --------
    Total costs, expenses, and other....    379,900       276,147      232,686
                                           --------      --------     --------
INCOME BEFORE INCOME TAXES AND
 EXTRAORDINARY ITEM.....................     22,250         6,958       14,794
PROVISION FOR INCOME TAXES..............      9,146         3,239        6,021
                                           --------      --------     --------
INCOME BEFORE EXTRAORDINARY ITEM........     13,104         3,719        8,773
EXTRAORDINARY LOSS RESULTING FROM THE
 EXTINGUISHMENT OF DEBT--Net of related
 tax benefit of $1,683..................                   (2,535)
                                           --------      --------     --------
NET INCOME..............................   $ 13,104      $  1,184     $  8,773
                                           ========      ========     ========
EARNINGS PER COMMON SHARE:
  Income before extraordinary item......   $   1.31      $   0.40     $   1.24
  Extraordinary item....................                    (0.27)
                                           --------      --------     --------
    Net income..........................   $   1.31      $   0.13     $   1.24
                                           ========      ========     ========
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING............................      9,983         9,410        7,097
                                           ========      ========     ========


                See notes to consolidated financial statements.

                       BWAY CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                                 (IN THOUSANDS)

                            NUMBER OF
                             SHARES
                         ---------------        ADDITIONAL
                         COMMON TREASURY COMMON  PAID-IN   RETAINED  TREASURY
                         STOCK   STOCK   STOCK   CAPITAL   EARNINGS   STOCK    TOTAL
                         ------ -------- ------ ---------- --------  -------- -------
BALANCE--October 2,
 1994................... 4,195     (55)   $38    $ 3,994   $23,230    $ (247) $27,015
  Net income............                                     8,773              8,773
  Issuance of common
   stock before Initial
   Public Offering......    65              1        504                          505
  Accretion of
   redeemable common
   stock................                                      (372)              (372)
  Lapse of put on
   redeemable common
   stock................                    4        296     2,754              3,054
  Initial Public
   Offering of common
   stock................ 2,017             20     24,946                       24,966
  Common stock issued to
   AB Leasing for
   termination of
   management contract..   133              1      1,994                        1,995
  Purchase of treasury
   stock................           (15)                                  (99)     (99)
                         -----    ----    ---    -------   -------    ------  -------
BALANCE--October 1,
 1995................... 6,410     (70)    64     31,734    34,385      (346)  65,837
  Net income............                                     1,184              1,184
  Issuance of common
   stock for
   acquisitions.........   155     656      2      5,984               8,614   14,600
  Issuance of treasury
   stock under employee
   savings plan.........            31                 6                 583      589
  Purchase of treasury
   stock................          (650)                               (9,469)  (9,469)
  Other.................                            (112)                        (112)
                         -----    ----    ---    -------   -------    ------  -------
BALANCE--September 29,
 1996................... 6,565     (33)    66     37,612    35,569      (618)  72,629
  Net income............                                    13,104             13,104
  Issuance of common
   stock for 3 for 2
   stock split.......... 3,283     (17)    33        (33)
  Issuance of treasury
   stock under employee
   savings plan.........            43                                   830      830
  Purchase of treasury
   stock................           (45)                               (1,147)  (1,147)
  Stock options
   exercised............     3                        50                           50
                         -----    ----    ---    -------   -------    ------  -------
BALANCE--September 28,
 1997................... 9,851     (52)   $99    $37,629   $48,673    $ (935) $85,466
                         =====    ====    ===    =======   =======    ======  =======


                See notes to consolidated financial statements.

                       BWAY CORPORATION AND SUBSIDIAIRES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                       YEAR ENDED
                                         --------------------------------------
                                         SEPTEMBER 28, SEPTEMBER 29, OCTOBER 1,
                                             1997          1996         1995
                                         ------------- ------------- ----------
OPERATING ACTIVITIES:
 Net income............................    $ 13,104      $  1,184     $ 8,773
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
   Depreciation........................       8,860         5,656       4,853
   Amortization of goodwill and other
    intangibles........................       4,164         1,769       1,087
   Amortization of deferred financing
    costs..............................         458           525         609
   Write-off of deferred loan fees
    related to debt extinguishment.....                     2,466
   Gain on curtailment of
    postretirement benefits............      (5,828)
   Provision for doubtful accounts.....         190           188        (224)
   Restructuring charge................                    12,860
   Loss (gain) on disposition of
    property, plant, and equipment.....       1,397           (21)         68
   Deferred income taxes...............       2,996        (4,837)      1,314
   Termination of AB Leasing contract
    through issuance of common shares..                                 1,995
   Changes in assets and liabilities,
    net of effects of business
    acquisitions:
     Accounts receivable...............       2,953         3,271      (4,836)
     Inventories.......................      (1,088)       (2,962)       (730)
     Other assets......................       1,268           (54)        623
     Accounts payable..................      13,539         3,847      (1,597)
     Accrued liabilities...............         249         1,628        (506)
     Income taxes, net.................       2,851           131         642
                                           --------      --------     -------
      Net cash provided by operating
       activities......................      45,113        25,651      12,071
INVESTING ACTIVITIES:
 Acquisitions, net of cash acquired....     (41,619)      (69,697)
 Capital expenditures..................     (22,961)      (12,671)    (13,593)
 Proceeds from disposition of property,
  plant, and equipment.................                        21
 Other.................................         302
                                           --------      --------     -------
      Net cash used in investing
       activities......................     (64,278)      (82,347)    (13,593)
FINANCING ACTIVITIES:
 Net borrowings (repayments) under bank
  revolving credit agreement...........    $(80,293)     $ 93,770     $(5,000)
 Proceeds from issuance of Notes.......     100,000
 Extinguishment of long-term debt......                   (50,000)
 Net proceeds from Initial Public
  Offering.............................                                24,966
 Proceeds from issuance of common stock
  before Initial Public Offering.......                                   505
 Repayments on long-term debt..........        (165)       (2,095)       (258)
 Increase (decrease) in unpresented
  bank drafts..........................       4,208         4,335         403
 Purchases of treasury stock...........      (1,147)       (9,469)        (99)
 Financing costs incurred..............      (3,966)       (1,419)        (75)
 Other.................................          50          (112)
                                           --------      --------     -------
      Net cash provided by financing
       activities......................      18,687        35,010      20,442
                                           --------      --------     -------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS......................        (478)      (21,686)     18,920
CASH AND CASH EQUIVALENTS:
 Beginning of year.....................       1,852        23,538       4,618
                                           --------      --------     -------
 End of year...........................    $  1,374      $  1,852     $23,538
                                           ========      ========     =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
 Cash paid during the year for:........
   Interest............................    $  5,666      $  6,010     $ 4,636
                                           ========      ========     =======
   Income taxes........................    $  4,774      $  6,544     $ 4,054
                                           ========      ========     =======
 Details of businesses acquired were as
  follows:.............................
   Fair value of assets acquired.......    $ 61,259      $107,553
   Liabilities assumed.................     (18,890)      (22,256)
   Value of common stock issued........                   (14,600)
   Long-term note issued...............        (750)       (1,000)
                                           --------      --------
      Net cash paid for acquisitions...    $ 41,619      $ 69,697
                                           ========      ========
NONCASH INVESTING AND FINANCING
 ACTIVITIES:
 Amounts owed for capital expenditures.    $  4,140
                                           ========
 Common stock issued for acquisitions..                  $ 14,600
                                           ========      ========
 Common stock issued under employee
  savings plan.........................    $    830      $    589
                                           ========      ========

                See notes to consolidated financial statements.

                       BWAY CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              AS OF SEPTEMBER 28, 1997 AND SEPTEMBER 29, 1996 AND
                FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED
                              SEPTEMBER 28, 1997

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business Operations--BWAY Corporation ("BWAY") is a holding company whose subsidiaries, Brockway Standard, Inc. ("BSI"), Milton Can Company, Inc. ("MCC"), Brockway Standard (New Jersey), Inc. ("BSNJ"), Brockway Standard
(Ohio), Inc. ("BSO"), PlateMasters, Inc. ("PMI"), and Brockway Standard (Canada), Inc. ("BSCI") (collectively the "Company") manufacture and distribute metal containers in the United States and Canada.

  Common Stock--On June 20, 1995, in connection with the Initial Public Offering ("IPO") of the Company's stock, the Company increased the number of common stock outstanding through an approximately 374-for-1 stock split.

  On September 22, 1997, the Company increased the number of shares of common stock outstanding through a 3-for-2 stock split, effected in the form of a common stock dividend on the Company's issued and outstanding shares. Accordingly, earnings per share and share data have been adjusted to give retroactive effect to the stock splits for all periods presented.

  Principles of Consolidation--The consolidated financial statements of the Company include the accounts of BWAY and its wholly owned subsidiaries, BSI, MCC, BSNJ, BSO, PMI, and BSCI. All material intercompany balances and transactions have been eliminated in consolidation.

  Fiscal Year--The Company operates on a 52/53-week fiscal year ending on the Sunday closest to September 30 of the applicable year.

  Inventories--Inventories are carried at the lower of cost or market, with cost determined under the last-in, first-out (LIFO) method of inventory valuation.

  Property, Plant, and Equipment--Property, plant, and equipment is recorded at cost. Depreciation is provided over the estimated useful lives of the assets on a straight-line basis for financial reporting purposes. Expenditures for major renewals and replacements are capitalized. Expenditures for maintenance and repairs are charged to income as incurred. When property items are retired or otherwise disposed of, amounts applicable to such units are removed from the related asset and accumulated depreciation accounts and any resulting gain or loss is credited or charged to income. Useful lives are generally as follows:

      Buildings and improvements.................................... 17-30 years
      Machinery and equipment....................................... 10-17 years
      Furniture and fixtures........................................   5-7 years
      Computer systems..............................................   5-7 years

  Computer Information Systems--Costs directly associated with the initial purchase, development, and implementation of computer information systems are deferred and included in property, plant, and equipment. Such costs are amortized on a straight-line basis over the expected useful life of the systems, principally five to seven years. Ongoing maintenance costs of computer information systems are expensed.

  Intangible Assets--Intangible assets consist of identifiable intangibles (trademarks, customer lists, and covenants not-to-compete) and goodwill. Identifiable intangibles are amortized over the term of the agreement (5 to 7 years) or estimated useful life (2 to 17 years). Goodwill is amortized over 30 years on a straight-line basis.

                       BWAY CORPORATION AND SUBSIDIARIES

  Deferred Financing Costs--Deferred financing costs are being amortized over the term of the related loan agreement using the straight-line method, which approximates the effective yield method.

  Revenue Recognition--The Company recognizes revenue at the time the product is shipped to the customer.

  Accrued Rebates--The Company enters into contractual agreements for rebates on certain products with its customers. As sales occur, a provision for rebates is recorded as a reduction to arrive at net sales and is accrued on the balance sheet.

  Income Taxes--The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") 109, "Accounting for Income Taxes." SFAS 109 requires, among other things, the use of the liability method of computing deferred income taxes. Under the liability method, the effect of changes in corporate tax rates on deferred income taxes is recognized currently as an adjustment to income tax expense. The liability method also requires that deferred tax assets or liabilities be recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

  Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of--The Company adopted SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed of," as of September 29, 1996. In accordance with SFAS 121, the Company has elected to review for impairment, on a quarterly basis, long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of any asset may not be reasonable based on estimates of future undiscounted cash flows. In the event of an impairment, the asset is written down to its fair market value. Impairment of goodwill and write-down, if any, is measured based on estimates of future undiscounted cash flows. Assets to be disposed of are recorded at the lower of net book value or fair market value less cost to sell at the date management commits to a plan of disposal. There was no cumulative effect adjustment recorded upon adoption.

  Cash and Cash Equivalents--For purposes of the presentation of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

  Accounting for Stock Options--The Company adopted SFAS 123, "Accounting for Stock-Based Compensation," as of September 28, 1997. As permitted under the statement, the Company has continued to account for stock-based compensation under the intrinsic value method prescribed in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees." Compensation cost for employees' and directors' stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the exercise price amount an employee or director must pay to acquire the stock.

  Earnings Per Common Share--Earnings per common share are based on the weighted average number of common shares and common stock equivalents outstanding during each year. Common stock sold during the twelve-month period prior to the June 1995 IPO has been included in the earnings per share calculation for all periods presented in accordance with Staff Accounting Bulletin 83. Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options. In February 1997, the Financial Accounting Standards Board issued SFAS 128, "Earnings Per Share." The Company has considered the impact of this new standard and does not believe earnings per share determined under this statement are materially different than earnings per share determined in accordance with current accounting standards. The statement is effective for financial statements for periods ending after December 15, 1997.

                       BWAY CORPORATION AND SUBSIDIARIES

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications--Certain amounts in the previously reported financial statements have been reclassified to conform to the current presentation.

2. ACQUISITIONS

  Milton Can Company--On May 28, 1996, the Company acquired all of the outstanding stock of Milton Can Company, Inc. This subsidiary was renamed Brockway Standard (New Jersey), Inc. ("BSNJ"). BSNJ is a manufacturer of paint, oblong, and specialty cans within the general line segment of the North American metal container industry. The Company paid $13.4 million in cash, $1 million in notes, and $14.6 million in BWAY stock. The Company issued a total of 1,216,455 shares in connection with the merger, comprised of 984,261 shares of its treasury stock and 232,194 newly issued shares. In addition, the Company repaid BSNJ's approximately $12.3 million in term and revolving bank debt concurrent with consummation of the purchase transaction.

  Davies Can Company--On June 17, 1996, the Company acquired substantially all of the assets and assumed certain of the liabilities of Davies Can Company ("Davies"), an unincorporated division of the Van Dorn Company (a wholly owned subsidiary of Crown Cork & Seal Company, Inc.). This subsidiary was renamed Brockway Standard (Ohio), Inc. ("BSO"). BSO manufactures paint, oblong, and utility cans within the general line segment of the North American metal container industry. The Company paid approximately $41.7 million in cash, subject to an adjustment based on the change in working capital from December 31, 1995 through June 17, 1996.

  Ball Aerosol--On October 28, 1996, the Company acquired substantially all of the assets related to the metal aerosol can business from Ball Metal Food Container Corporation (the "BMFCC"), a wholly owned subsidiary of Ball Corporation. This subsidiary was named Milton Can Company, Inc. ("MCC"). MCC consists of a facility in Cincinnati which includes a material center and substantially all the assets used in connection with the marketing, distribution, selling, manufacturing, designing, and engineering of metal aerosol cans. The Company paid approximately $42.4 million for the acquired business. In its purchase price allocations for the acquisition, MCC reduced the carrying value of the acquired property, plant and equipment assets since MCC determined that the fair market value of the acquired assets was lower than the historical cost of such assets.

  Separately, the parties entered into supply agreements whereby certain coating, decorating, and metal processing services will be provided by the Company to the BMFCC.

  The purchase method of accounting was used to establish and record a new cost basis for the assets acquired and liabilities assumed. The operating results for BSNJ, BSO, and MCC have been included in the Company's consolidated financial statements since the dates of acquisition. The excess of the aggregate purchase price over the aggregate fair market value of net identifiable assets acquired was approximately $79 million.

  The following pro forma results assume the acquisitions of BSNJ, BSO, and MCC occurred at the beginning of the fiscal year ended September 29, 1996 after giving affect to certain pro forma adjustments, consisting of an adjustment to reflect the amortization of cost in excess of the net assets acquired, increased interest expense, and the estimated related income tax effects:

                       BWAY CORPORATION AND SUBSIDIARIES

                                                         TWELVE MONTHS ENDED
                                                     ---------------------------
                                                     SEPTEMBER 28, SEPTEMBER 29,
                                                         1997          1996
                                                     ------------- -------------
                                                      (IN THOUSANDS, EXCEPT PER
                                                           SHARE AMOUNTS)
      Net sales.....................................   $406,476      $413,750
      Income before extraordinary item..............     13,202         1,005
      Net income (loss).............................     13,202        (1,530)
      Earnings (loss) per common share:
        Income before extraordinary item............       1.32          0.10
        Net income (loss)...........................       1.32         (0.16)

  The pro forma financial information is not necessarily indicative of the operating results that would have occurred had the acquisitions been consummated as of the beginning of each period presented, nor is it necessarily indicative of future operating results.

3. INVENTORIES

  Inventories consist of the following (in thousands):

                                                    SEPTEMBER 28, SEPTEMBER 29,
                                                        1997          1996
                                                    ------------- -------------
      Inventories at FIFO cost:
        Raw materials..............................    $12,661       $ 9,300
        Work-in-progress...........................     23,603        18,601
        Finished goods.............................     11,091         9,189
                                                       -------       -------
                                                        47,355        37,090
      LIFO reserve.................................       (740)          (46)
                                                       -------       -------
                                                       $46,615       $37,044
                                                       =======       =======

4. PROPERTY, PLANT, AND EQUIPMENT

  Property, plant, and equipment consist of the following (in thousands):

                                                     SEPTEMBER 28, SEPTEMBER 29,
                                                         1997          1996
                                                     ------------- -------------
      Land..........................................   $  3,788      $  2,288
      Building and improvements.....................     19,823        14,145
      Machinery and equipment.......................     97,656        80,328
      Furniture and fixtures........................      3,320         2,535
      Construction in progress......................     24,126        12,423
                                                       --------      --------
                                                        148,713       111,719
      Less accumulated depreciation.................     25,096        16,919
                                                       --------      --------
      Property, plant, and equipment--net...........   $123,617      $ 94,800
                                                       ========      ========

                       BWAY CORPORATION AND SUBSIDIARIES

5. INTANGIBLE ASSETS

  Intangible assets consist of the following (in thousands):

                                                     SEPTEMBER 28, SEPTEMBER 29,
                                                         1997          1996
                                                     ------------- -------------
      Customer lists................................    $ 7,486       $ 7,071
      Tradename.....................................      4,704         4,704
      Noncompete agreements.........................      4,494         4,494
                                                        -------       -------
                                                         16,684        16,269
      Less accumulated amortization.................      3,104         1,579
                                                        -------       -------
                                                        $13,580       $14,690
                                                        =======       =======

6. ACCOUNTS PAYABLE AND OTHER CURRENT LIABILITIES

  Included in accounts payable and accrued salaries and wages at September 28, 1997 and September 29, 1996 are bank drafts issued and outstanding for which no rights of offset exist to cash and cash equivalents, as follows (in thousands):

                                                   SEPTEMBER 28, SEPTEMBER 29,
                                                       1997          1996
                                                   ------------- -------------
      Bank drafts issued and outstanding included
       in:
        Accounts payable.........................     $11,256       $7,942
        Accrued salaries and wages...............       1,641          747
                                                      -------       ------
                                                      $12,897       $8,689
                                                      =======       ======

7. LONG-TERM DEBT

  Long-term debt consists of the following (in thousands):

                                                     SEPTEMBER 28, SEPTEMBER 29,
                                                         1997          1996
                                                     ------------- -------------
      10.25% Notes..................................   $100,000
      Credit agreement..............................     13,500       $92,000
      Other borrowings..............................      2,032         3,198
                                                       --------       -------
                                                        115,532        95,198
      Less current maturities of long-term debt.....      1,151           145
                                                       --------       -------
          Total long-term debt......................   $114,381       $95,053
                                                       ========       =======

  On June 17, 1996, the Company terminated its existing bank agreement and entered into a new credit agreement with BT Alex Brown (formerly Bankers Trust Company) and NationsBank, N.A. (the "Credit Agreement"). Initial borrowings under the Credit Agreement were used to repay all obligations under the Company's previous revolving credit facility. Funds from the Credit Agreement were also used to prepay the $50 million private placement of 8.35% Senior Secured Notes maturing September 1, 2001. In conjunction with the prepayment of the Senior Secured Notes, the Company recorded an extraordinary loss related to the early extinguishment of debt in the amount of $2.5 million, net of taxes.

  In October 1997, the Company amended its Credit Agreement. The amendment provides the Company with lower interest rate margins and greater flexibility with regard to growth investments in joint ventures and other subsidiaries. The amendment also provides the Company with a second option to increase the borrowing limit

                       BWAY CORPORATION AND SUBSIDIARIES
by another $25 million for a maximum borrowing limit of $150 million, provided certain conditions are met and provided that only one $25 million increase occurs in any twelve-month period. The amendment also extends the expiration of the Credit Agreement one year to June 17, 2002.

  The Credit Agreement allows the Company to borrow up to $100 million or $150 million if certain conditions are met. The interest rates under the Credit Agreement are based on rate margins for either prime rate as announced by NationsBank from time to time ("Prime") or LIBOR, at the option of the Company. The applicable rate margin is determined on a quarterly basis by a review of the Company's leverage ratio. The Company's borrowing rate is at its option either LIBOR plus 1.0%, or Prime. The Company's borrowing rate is 6.9375% at September 28, 1997. Loans under the Credit Agreement are unsecured and can be prepaid at the option of the Company without premium or penalty. The Credit Agreement is subject to certain restrictive covenants, including covenants which require the Company to maintain a certain minimum level of net worth and a maximum ratio for leverage. In addition, BWAY is restricted in its ability to pay shareholder dividends and other restricted payments in an amount greater than approximately $16.4 million at September 28, 1997 and to incur additional indebtedness. The Company's subsidiaries are restricted in their ability to transfer funds to the Company, except for funds to be used to effect approved acquisitions, pay dividends, reimburse the Company for operating and other expenditures made on behalf of the subsidiaries and repay permitted intercompany indebtedness. Restricted net assets of the Company's subsidiaries collectively amounted to approximately $71 million at September 28, 1997.

  On April 11, 1997, the Company received the net proceeds of approximately $96 million from a private placement of $100 million 10 1/4% Senior Subordinated Notes due 2007 (the "Notes"). The net proceeds were used by the subsidiaries to repay a portion of the Company's indebtedness under the Credit Agreement.

  Interest on the Notes is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 1997. The Notes are general unsecured senior subordinated obligations of the Company and are effectively subordinated to all secured indebtedness, as defined, of the Company to the extent of the value of the assets securing any such indebtedness. The Notes are redeemable, in whole or in part, at the option of the Company, on or after April 15, 2002 at the prices specified in the Notes (105.125% on April 15, 2002 declining annually to 100% on April 15, 2005). In addition, until April 15, 2000, the Company may, at its option, redeem up to 33 1/3% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 110 1/4% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, with the net cash proceeds of one or more public or private sales of common stock of the Company, subject to certain provisions of the indenture. Upon the occurrence of a Change in Control, as defined in the Notes, the Company will be required to make an offer to repurchase the Notes at 101% of the principal amount plus accrued and unpaid interest to the date of repurchase. The Notes contain certain restrictive covenants, including limitations on asset sales, additional indebtedness, and mergers. In addition, the Company is restricted in its ability to pay shareholder dividends and other restricted payments in an amount greater than $29.3 million at September 28, 1997.

  The Company has filed a registration statement relating to an offer to exchange the Notes for the Company's 10 1/4% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes"). BWAY is a holding company with no independent operations although it incurs some limited expenses on behalf of its operating subsidiaries. BWAY has no significant assets other than the common stock of its subsidiaries. The Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed on a joint and several basis by certain of the Company's direct and indirect subsidiaries. The subsidiary guarantors are wholly owned by BWAY and constitute all of the direct and indirect subsidiaries of BWAY except for four subsidiaries that are individually, and in the aggregate, inconsequential. Separate financial statements of the subsidiary guarantors are not presented because management has determined that they would not be material to investors.

                       BWAY CORPORATION AND SUBSIDIARIES

  Scheduled maturities of long-term debt as of September 28, 1997 are as follows (in thousands):

             FISCAL YEAR
             -----------
               1998.......................... $  1,151
               1999..........................      131
               2000..........................
               2001..........................      750
               2002..........................   13,500
               Thereafter....................  100,000
                                              --------
                                              $115,532
                                              ========

  Based on quoted market prices and the borrowing rates currently available to the Company for bank loans with similar terms and maturities, the fair value of long-term debt at September 28, 1997 was estimated at $123.5 million and at September 29, 1996 was estimated to approximate book value.

8. STOCKHOLDERS' EQUITY

 Initial Public Offering

  On June 20, 1995, the Company completed its IPO with the sale of 2,486,799 shares of common stock and realized net proceeds of approximately $20.3 million. On July 25, 1995, an additional 538,629 shares of the Company's stock were sold to cover overallotments, providing additional net proceeds of approximately $4.7 million.

 Stock Option Plans

  Immediately prior to the IPO in June 1995, the Company adopted the Brockway Standard Holdings Corporation 1995 Long-Term Incentive Plan and the Formula Plan for Non-Employee Directors (the "Formula Plan") for its directors, officers, and key employees. On August 20, 1996, the Board of Directors i) adopted the Amended and Restated 1995 Long-Term Incentive Plan (the "Amended Incentive Plan"), which Amended Incentive Plan increased the aggregate number of shares of common stock authorized for issuance under the Amended Incentive Plan from 735,000 to 1,125,000, and ii) froze the Formula Plan with only 45,000 of the available 150,000 shares of common stock being granted thereunder. The options generally become exercisable in installments of 33% per year on each of the first through third anniversaries of the grant date and the options expire ten years from date of grant; 4,200 of the options have been exercised as of September 28, 1997.

  The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumption: expected dividends of 0.0%, expected volatility of 30.00%, risk-free interest of 6.58%, and expected lives of 6.0 years.

                       BWAY CORPORATION AND SUBSIDIARIES

  A summary of the status of the Company's two stock option plans as of September 28, 1997 and changes during fiscal 1995, 1996, and 1997 is presented below:

                                                                       WEIGHTED
                                                                       AVERAGE
                                                                       EXERCISE
      FIXED OPTIONS                                           SHARES    PRICE
      -------------                                           -------  --------
      Outstanding at October 2, 1994.........................     --    $ --
        Granted.............................................. 319,500    9.81
      Outstanding at October 1, 1995......................... 319,500    9.81
        Granted.............................................. 579,600   12.49
        Forfeited............................................  (6,300)  12.67
                                                              -------
      Outstanding at September 29, 1996...................... 892,800   11.52
        Granted..............................................  66,300   14.06
        Forfeited............................................ (12,600)  12.67
        Exercised............................................  (4,200)  11.87
                                                              -------
      Outstanding at September 28, 1997...................... 942,300   11.72
                                                              =======
      Exercisable at October 1, 1995.........................     --      --
                                                              =======
      Exercisable at September 29, 1996...................... 113,100    9.78
                                                              =======
      Exercisable at September 28, 1997...................... 368,100   10.99
                                                              =======
      Weighted average grant date fair value of options
       granted during the year ended September 28, 1997......  $ 6.15
                                                              =======

  The following table summarizes information about stock options outstanding at September 28, 1997:

                                    WEIGHTED
                        NUMBER       AVERAGE   WEIGHTED     NUMBER     WEIGHTED
        RANGE OF    OUTSTANDING AT  REMAINING  AVERATE  EXERCISABLE AT AVERAGE
       EXERICISE    SEPTEMBER 28,  CONTRACTUAL EXERCISE SEPTEMBER 28,  EXERCISE
         PRICE           1997         LIFE      PRICE        1997       PRICE
       ---------    -------------- ----------- -------- -------------- --------
      $ 9.00-10.00     271,500         7.7      $ 9.67     186,000      $ 9.67
       10.01-11.00      50,000         7.9       10.69      21,700       10.68
       11.01-12.00      28,800         9.0       11.67         --          --
       12.01-13.00     532,000         8.7       12.54     160,400       12.58
       14.01-15.00      55,500         9.6       14.33         --          --
       18.01-19.00       4,500         9.8       18.17         --          --
                       -------         ---      ------     -------      ------
                       942,300         8.4      $11.72     368,100      $10.99
                       =======         ===      ======     =======      ======

  The range of exercise prices for options outstanding were $9.67 to $14.33 per share.

  The fair value of options granted during the year ended September 28, 1997 was $380,000. The Company applies Accounting Principles Board Opinion 25 and related Interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized for its fixed stock option plans. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FASB Statement 123, the Company's net income and earnings

                       BWAY CORPORATION AND SUBSIDIARIES
per share for each of the three years in the period ended September 28, 1997 would have been reduced to the pro forma amounts indicated below:

                                                           1997    1996   1995
                                                          ------- ------ ------
      Net income to common shareholders (in thousands):
        As reported...................................... $13,104 $1,184 $8,773
                                                          ======= ====== ======
      Pro forma.......................................... $12,334 $  712 $8,671
                                                          ======= ====== ======
      Net income per common and common equivalent share:
        As reported...................................... $  1.31 $ 0.13 $ 1.24
                                                          ======= ====== ======
      Pro forma.......................................... $  1.24 $ 0.08 $ 1.22
                                                          ======= ====== ======

 Shareholder Rights Plan

  The Company has a Shareholder Rights Plan, as amended by Amendment 1 to the Rights Plan dated February 12, 1996, as amended by Amendment 2 to the Rights Plan dated November 26, 1997 (as amended, the "Rights Plan"), under which a preferred share purchase right is presently attached to and trades with each outstanding share of the Company's common stock. The rights become exercisable and transferable apart from the common stock after a person or group other than an Exempt Person (as defined in the Rights Plan), without the Company's consent, acquires beneficial ownership of, or the right to obtain beneficial ownership of, 15% or more of the Company's common stock or ten business days after a person or group announces or commences a tender offer or exchange offer that could result in 15% ownership. Once exercisable, each right entitles the holder to purchase one fifteen-hundredth share of Junior Participating Series A Preferred Stock at an exercise price of $60 per share subject to adjustment to prevent dilution. The rights have no voting power and no current dilutive effect on earnings per common share. The rights expire on June 15, 2005 and are redeemable at the discretion of the Board of Directors at $.01 per share.

  If a person acquires 15% ownership, except in an offer approved by the Company under the Rights Plan, then each right not owned by the acquirer or related parties will entitle its holder to purchase, at the right's exercise price, additional shares of common stock or common stock equivalents. In addition, after an acquirer obtains 15% ownership, if the Company is involved in certain mergers, business combinations, or asset sales, each right not owned by the acquirer or related persons will entitle its holder to purchase, at the right's exercise price, additional shares of common stock of the other party to the transaction.

9. INCOME TAXES

  The Company files a consolidated federal income tax return. Deferred income taxes are provided to recognize the differences between the carrying amount of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

                       BWAY CORPORATION AND SUBSIDIARIES

  Components of net deferred tax liability are as follows (in thousands):

                                                     SEPTEMBER 28, SEPTEMBER 29,
                                                         1996          1997
                                                     ------------- -------------
      Deferred tax liabilities:
        Property, plant, and equipment..............    $23,071       $16,452
        Inventory...................................      1,241           660
        Other.......................................        114         1,097
                                                        -------       -------
                                                         24,426        18,209
      Deferred tax assets:
        Restructuring and reorganization reserves...      4,685         2,279
        Employee benefits...........................      7,836         1,404
        Customer claims/rebates.....................        101         1,346
        Accounts receivable.........................        230           244
        Other.......................................      1,716         1,206
                                                        -------       -------
                                                         14,568         6,479
                                                        -------       -------
          Net deferred tax liability................    $ 9,858       $11,730
                                                        =======       =======
      Net current deferred tax asset................    $(5,111)      $(2,405)
      Net noncurrent deferred tax liability.........     14,969        14,135
                                                        -------       -------
                                                        $ 9,858       $11,730
                                                        =======       =======

  The provision for income taxes is reconciled with the federal statutory rate as follows (dollars in thousands):

                                           1997         1996         1995
                                       ------------ ------------ --------------
                                       AMOUNT   %   AMOUNT   %   AMOUNT    %
                                       ------ ----- ------ ----- ------  ------
   Income tax at federal statutory
    rate.............................. $7,788 35.0% $2,435 35.0% $5,178  35.0%
   State income taxes, net of federal
    income tax benefit................    549  2.5%    314  4.5%    562   3.8%
   Nondeductible amortization of
    intangibles.......................    754  3.4%    476  6.8%    304   2.1%
   Other..............................     55  0.2%     14  0.2%    (23) (0.2)%
                                       ------ ----- ------ ----- ------  ------
                                       $9,146 41.1% $3,239 46.5% $6,021  40.7%
                                       ====== ===== ====== ===== ======  ======

  The components of the provision for income taxes are as follows (in thousands):

                                          SEPTEMBER 28, SEPTEMBER 29, OCTOBER 1,
                                              1997          1996         1995
                                          ------------- ------------- ----------
      Current:
        Federal..........................    $ 9,569       $ 7,265      $4,287
        State............................      1,449           811         420
      Deferred...........................     (1,872)       (4,837)      1,314
                                             -------       -------      ------
                                             $ 9,146       $ 3,239      $6,021
                                             =======       =======      ======

10. LEASE COMMITMENTS

  The Company leases warehouses, office space, equipment, and vehicles under operating leases. Rent expense during each of the last three fiscal years was approximately $4.2 million (1997), $3.3 million (1996), and $2.6 million
(1995).

                       BWAY CORPORATION AND SUBSIDIARIES

  At September 28, 1997, future minimum rental payments under capitalized leases and under noncancelable operating leases are as follows (in thousands):

                                                               CAPITAL OPERATING
                                                               LEASES   LEASES
                                                               ------- ---------
      FISCAL YEAR
        1998..................................................  $137    $ 3,526
        1999..................................................   137      2,633
        2000..................................................            1,964
        2001..................................................            1,679
        2002..................................................            1,202
      Thereafter..............................................            2,131
                                                                ----    -------
      Total minium lease payments.............................   274    $13,135
                                                                        =======
      Imputed interest at 8.66%...............................   (22)
                                                                ----
      Present value of minimum capitalized lease payments.....  $252
                                                                ====

11. PROFIT SHARING AND PENSION PLANS

  The Company has qualified profit sharing and savings plans for specified employees. These plans are contributory defined contribution plans which provide for employee contributions with a Company matching provision, and for certain employees a deferred profit sharing component funded by the Company. The Company's net contributions to the profit sharing and savings plans for each of the last three fiscal years were approximately $0.7 million (1997), $1.5 million (1996), and $1.2 million (1995).

  BSNJ has a noncontributory defined benefit pension plan covering a majority of its salaried employees. The plan provides benefit payments using a formula based on an employee's compensation and length of service. BSNJ funds the plan in amounts equal to the minimum funding requirements of the Employee Retirement Income Security Act of 1974, plus additional amounts as BSNJ actuarial consultants advise to be appropriate and as management approves from time to time. The Company froze this plan effective December 31, 1996.

  The periodic net pension income related to continuing operations is comprised of the following:

                                                                  PERIOD FROM
                                                                 MAY 28, 1996
                                                                 (ACQUISITION)
                                                    YEAR ENDED      THROUGH
                                                   SEPTEMBER 28, SEPTEMBER 29,
                                                       1997          1996
                                                   ------------- -------------
      Service cost--benefits earned during the
       period.....................................   $  31,100     $ 42,000
      Interest cost on projected benefit
       obligation.................................     191,300       81,000
      Actual return on assets.....................    (399,800)    (183,000)
                                                     ---------     --------
          Net pension income......................   $(177,400)    $(60,000)
                                                     =========     ========

                       BWAY CORPORATION AND SUBSIDIARIES

  The following table shows the plans' funded status and amounts recognized in the balance sheet:

                                                                  PERIOD FROM
                                                                 MAY 28, 1996
                                                                 (ACQUISITION)
                                                    YEAR ENDED      THROUGH
                                                   SEPTEMBER 28, SEPTEMBER 29,
                                                       1997          1996
                                                   ------------- -------------
      Actuarial present value of benefit
       obligations--Vested........................  $ 2,242,800   $ 2,288,000
                                                    ===========   ===========
      Accumulated benefit obligation..............  $ 2,242,800   $ 2,288,000
                                                    ===========   ===========
        Fair value of plan assets.................  $ 4,911,800   $ 4,966,800
        Projected benefit obligation..............   (2,242,800)   (3,256,800)
                                                    -----------   -----------
          Funded status...........................    2,669,000     1,710,000
      Unrecognized net gain.......................     (832,500)     (290,000)
      Unrecognized prior service cost.............      327,200
                                                    -----------   -----------
      Prepaid pension expense.....................  $ 2,163,700   $ 1,420,000
                                                    ===========   ===========
      The actuarial assumptions used were:
        Discount rate.............................         7.25%         7.75%
                                                           ====          ====
        Rate of increase in compensation levels...         6.00%         6.00%
                                                           ====          ====
        Expected return on assets.................         9.00%         9.00%
                                                           ====          ====

  Most of BSNJ's union employees are covered under multi-employer defined benefit plans administered by the union. Total contributions charged to expense for such plans are $0.7 million as of September 28, 1997.

  In connection with the acquisition of MCC, the Company assumed three defined benefit postretirement medical plans. These plans are noncontributory and provide certain medical benefits after retirement to covered union employees.

  In June 1997, the Company and employees belonging to one union representing approximately 50% of the employees at MCC reached a new collective bargaining agreement. One of the provisions of the new agreement eliminates postretirement medical benefits provided by the Company which resulted in the recording of a curtailment gain of approximately $5.8 million.

  As of September 28, 1997, in accordance with the terms of two applicable collective bargaining agreements the Company continues to offer postretirement medical coverage to certain union employees who retire from employment at MCC. Net periodic postretirement medical benefit plan expense from the period October 28, 1996 (date of acquisition) through September 28, 1997 includes the following components:

      Service cost--benefits earned during the year...................  $178,114
      Interest cost on accumulated postretirement medical benefit plan
       obligation.....................................................   471,914
                                                                        --------
      Net periodic postretirement medical benefit plan expense........  $650,028
                                                                        ========

                       BWAY CORPORATION AND SUBSIDIARIES

  The following table sets forth the combined status of the defined benefit postretirement medical benefit plans at September 28, 1997:

      Accumulated postretirement medical benefit obligation:
        Current retirees..........................................   $2,937,542
        Fully eligible active plan participants...................    1,105,936
        Employees not yet eligible for retirement.................    2,868,667
                                                                   ------------
          Total accumulated postretirement medical benefit
           obligation.............................................    6,912,145
        Net periodic postretirement medical benefit plan expense..      650,028
                                                                   ------------
          Accrued postretirement medical benefit plan expense.....   $7,562,173
                                                                   ============
      The actuarial assumptions used were:
        Discount rate.............................................         7.50%
                                                                   ============
        Medical expense trend rate................................ 10.5% to 5.5%
                                                                   ============
        Average retirement age....................................           62
        The 1983 Group Annuitant Mortality Table

12. RELATED PARTY TRANSACTIONS

  BSI was a party to a management agreement with AB Leasing and Management, Inc. ("AB Leasing"), a company related by common ownership, whereby BSI paid AB Leasing on an annual basis the greater of $200 thousand or 15% of net income, as defined. Upon the completion of the IPO, the Company's management agreement with AB Leasing was terminated. In connection with the termination, the Company paid $1.995 million, through the issuance of 199,500 shares of common stock to AB Leasing just prior to the effectiveness of the Offering. The Company recorded a nonrecurring, noncash, pre-tax charge to operations of $1.995 million in connection therewith in the third quarter of 1995. BSI expensed fees of approximately $1.08 million in fiscal 1995 for management services including strategic and financial planning. BSI also reimbursed AB Leasing for certain expenses incurred on behalf of BSI amounting to approximately $309 thousand in fiscal 1995.

  BSNJ leases its primary operating facility under an operating lease from a partnership in which certain members of the Company's management are partners. The lease, which is for a five-year period ending on September 30, 1999 with renewal options, carries a monthly lease payment of $52,457.

  In 1997, 1996 and 1995, the Company purchased computer software and incurred related implementation costs totaling approximately $0.6 million, $1.2 million and $2.5 million, respectively, from a software company which has certain directors who are also directors of the Company.

13. REORGANIZATION AND RESTRUCTURING

  The acquisitions of BSNJ, BSO, and MCC have resulted in redundancy of facilities and equipment. Management has committed to a plan to exit certain activities of the acquired companies and integrate acquired assets and businesses with BWAY facilities. In connection with recording the purchases, the Company established reorganization liabilities of approximately $3.0 million and $2.8 million during fiscal 1997 and 1996, respectively, which were classified as other current liabilities. The liabilities represent the direct costs expected to be incurred which have no future economic benefit to the Company and include charges relating to the closing of four manufacturing facilities and severance costs. The reorganization liability includes the following (in thousands):

                                                     SEPTEMBER 28, SEPTEMBER 29,
                                                         1997          1996
                                                     ------------- -------------
      Closing/abandonment of facilities.............    $1,395        $2,046
      Severance and benefit costs...................                     612
                                                        ------        ------
                                                        $1,395        $2,658
                                                        ======        ======

                       BWAY CORPORATION AND SUBSIDIARIES

  The Company has charged approximately $4.3 million against the reorganization liability during fiscal 1997 and approximately $114 thousand during fiscal 1996.

  Also, during the fourth quarter of fiscal 1996, the Company recorded a restructuring charge comprised of a write-down of assets to be disposed against operations of $12.9 million. Increased volume resulting from the acquisitions provided the opportunity for the Company to consolidate certain of its manufacturing processes to meet increased customer demand and improve efficiencies, which will result in the disposal of surplus equipment and currently productive manufacturing equipment for scrap values beginning in early fiscal 1997 and ending in fiscal 1998. When fully implemented, the rationalization is expected on an overall basis, to result in reduced overhead expense, and enhanced operational efficiencies.

14. CONTINGENCIES

 Environmental

  The Company continues to monitor and evaluate on an ongoing and regular basis its compliance with applicable environmental laws and regulations. Expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed. Liabilities for noncapital expenditures are recorded when environmental remediation is probable and the costs can be reasonably estimated. The Company believes that it is in compliance in all material respects with applicable federal, state, and local environmental regulations.

  The Company (and, in some cases, predecessors to the Company) have, from time to time, received requests for information or notices of potential responsibility pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") with respect to certain waste disposal sites utilized by former or current facilities of the Company or its various predecessors. To the Company's knowledge, all such matters which have not been resolved are, subject to certain limitations, indemnified by the sellers of the relevant Company affiliates, and all such unresolved matters have been accepted for indemnification by such sellers. Because liability under CERCLA is retroactive, it is possible that in the future the Company may incur liability with respect to other sites.

  Environmental investigations voluntarily conducted by the Company at its Homerville, Georgia facility in 1993 and 1994 detected certain conditions of soil and groundwater contamination, that predated the Company's 1989 acquisition of the facility from Owens-Illinois. Such contamination is subject to indemnification by Owens-Illinois. The Company and Owens-Illinois have entered into a supplemental agreement affirming Owens- Illinois's responsibility for this matter and establishing procedures for Owens-Illinois investigation and remediation of the contamination. In 1994, the Georgia Department of Natural Resources ("DNR") determined that further investigation must be completed before DNR decides whether corrective action is needed. Owens-Illinois' investigation of the contamination is continuing. Owens-Illinois is managing the remediation activities and paying for such work directly. Preliminary consultant estimates indicated that the cost of cleanup could range from $1 million to $6 million, depending on the extent of contamination. Since Owens-Illinois is conducting the work, management has no way of determining the actual costs related to the clean-up efforts. Management does not believe that the final resolution of this matter will have a material adverse effect on the results of operations or financial condition of the Company, and has not accrued a liability with respect to this matter because it believes that a loss contingency is not probable.

  The Cincinnati facility, which was acquired in the MCC Acquisition, is listed on environmental agency lists as a site that may require investigation for potential contamination. The listings could result in a requirement for the Company to investigate and remediate the facility. To date, no agency has required such action and the cost of any investigation or remediation can not be reasonably estimated. BMFCC has agreed to indemnify the Company, subject to certain limitations, for liabilities associated with the Cincinnati facility.

                       BWAY CORPORATION AND SUBSIDIARIES

  At the Peabody, Massachusetts facility, which was previously leased by BSNJ, groundwater remediation is underway. The owner of the facility has asserted that BSNJ bears liability for costs associated with completing the remediation. The Company believes that this claim is without merit and that the facility owner is liable for remedial costs pursuant to the former lease. The former shareholders of Milton Can, subject to certain limitations, indemnified the Company for liabilities associated with the contamination.

  Management believes that neither of the foregoing matters will have a material adverse effect on the results of operations or financial condition of the Company in light of both the potential indemnification obligations of others to the Company and the Company's understanding of the underlying potential liability.

 Letters of Credit

  At September 28, 1997, a bank had issued standby letters of credit on behalf of BWAY in the aggregate amount of $1.2 million in favor of BWAY's workers' compensation insurer.

15. CONCENTRATIONS OF CREDIT RISK

  The Company sells its metal containers to a large number of customers in numerous industry sectors. To reduce credit risk, the Company sets credit limits and performs ongoing credit evaluations. Sales to the Company's ten largest customers amounted to approximately 38% (1997), 39% (1996), and 43%
(1995), of the Company's sales including sales to one customer of 10% (1997), 13% (1996), and 13% (1995).

  Although the Company's exposure to credit risk associated with nonpayment is affected by conditions with the customers' industries, the balances are substantially current and are within terms and limits established by the Company. Accounts receivable from one customer amounted to approximately 11% of total accounts receivable at September 29, 1996.

16. QUARTERLY INFORMATION (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             FIRST   SECOND   THIRD     FOURTH
                                            QUARTER QUARTER  QUARTER   QUARTER
                                            ------- -------- --------  --------
FISCAL YEAR 1997:
  Net sales................................ $91,166 $100,178 $109,676  $101,130
                                            ======= ======== ========  ========
  Gross profit............................. $10,441 $ 14,560 $ 13,432  $ 13,451
                                            ======= ======== ========  ========
  Net income............................... $ 1,418 $  3,237 $  4,399  $  4,050
                                            ======= ======== ========  ========
  Earnings per common share:
    Net income............................. $  0.15 $   0.33 $   0.44  $   0.40
                                            ======= ======== ========  ========
FISCAL YEAR 1996:
  Net sales................................ $58,154 $ 61,768 $ 73,715  $ 89,468
                                            ======= ======== ========  ========
  Gross profit............................. $ 7,563 $  9,985 $ 12,001  $ 11,159
                                            ======= ======== ========  ========
  Income before extraordinary items........ $ 2,219 $  2,788 $  3,867  $ (5,155)
  Extraordinary items......................                    (2,535)
                                            ------- -------- --------  --------
    Net income............................. $ 2,219 $  2,788 $  1,332  $ (5,155)
                                            ======= ======== ========  ========
  Earnings per common share:
    Income before extraordinary item....... $  0.23 $   0.31 $   0.42  $  (0.52)
                                            ======= ======== ========  ========
    Net income............................. $  0.23 $   0.31 $   0.15  $  (0.52)
                                            ======= ======== ========  ========

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICI-TATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICI-TATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUB-SEQUENT TO THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................   ii
Incorporation of Certain Documents by Reference...........................  iii
Prospectus Summary........................................................    1
Risk Factors..............................................................   13
Use of Proceeds...........................................................   19
Capitalization............................................................   19
Selected Historical Consolidated Financial Data...........................   20
Unaudited Consolidated Pro Forma Condensed Financial Data.................   22
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   26
Business..................................................................   32
Management................................................................   42
Security Ownership of Certain Beneficial Owners and Management............   52
Certain Relationships and Related Transactions............................   54
Description of Credit Agreement...........................................   55
Description of Exchange Notes.............................................   56
Book-Entry; Delivery and Form.............................................   84
The Exchange Offer........................................................   86
Certain Federal Income Tax Consequences...................................   94
Plan of Distribution......................................................   95
Experts...................................................................   95
Legal Matters.............................................................   96
Index to Consolidated Financial Statements................................  F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          ---------------------------

                                  PROSPECTUS

                          ---------------------------

                                 $100,000,000

                                     LOGO

OFFER TO EXCHANGE ITS 10 1/4% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B FOR
          ANY AND ALL OF ITS OUTSTANDING 10 1/4% SENIOR SUBORDINATED
                                NOTES DUE 2007

                                     LOGO

                                     , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company and U.S. Subsidiary Guarantors (as defined).

  The Company and each of ACI, BSI, BSNJ, BSO, MMI, MCC and PMI (the "U.S. Subsidiary Guarantors") are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

  The certificates of incorporation, as amended, of the Company and each U.S. Subsidiary Guarantor provide that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation of its stockholders. In addition, the Company's certificate of incorporation, as amended, provides for the indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware.

  Article V of the by-laws of the Company provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, no director or the Company shall be liable to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Company or its stockholders. Article V of the by-laws of the Company further provides that the Company shall indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer or member of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and such indemnification shall continue as to an indemnitee who has ceased to a be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Article V of the by-laws of the Company further provides that any person serving as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, at least 50% of whose equity interests are owned by the corporation (which includes all Subsidiary Guarantors), shall be conclusively presumed to be serving in such capacity at the request of the Company and, hence, subject to indemnification by the Company.

  Article V of the by-laws of each U.S. Subsidiary Guarantor provides that the corporation shall indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer or member of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and such indemnification shall continue as to an indemnitee who has ceased to a be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

  Article V of the by-laws of the Company and each U.S. Subsidiary Guarantor further provides that the corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under Article V of its by-laws.

  All of the directors and officers of the Company and each U.S. Subsidiary Guarantor are covered by insurance policies maintained and held in effect by such corporation against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Brockway Standard (Canada), Inc.

  BSC is incorporated under the laws of the province of Ontario, Canada. Under the Business Corporations Act (Ontario) (the "Ontario Act"), BSC may indemnify a present or former director of officer or a person who acts or acted at BSC's requests as a director or officer of another corporation of which BSC is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of his or her being or having been a director or officer of BSC or such other corporation if the director or officer acted honestly and in good faith with a view to the best interests of BSC and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of BSC or such other corporation only with court approval. A director is entitled to indemnification from BSC as a matter of right if he or she was substantially successful on the merits of his or her defense and fulfilled the conditions set forth above.

  Section Six of By-law No. 1 of BSC provides that no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer, employee, or agent, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to BSC through the insufficiency or deficiency of title to any property acquired for or on behalf of BSC, or for the insufficiency or deficiency of any security in or upon which any of the moneys of BSC shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of BSC shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Ontario Act or from liability for any breach thereof. Section Six further provides that BSC shall indemnify and save harmless every director or officer, every former director or officer, and every person who acts or acted at BSC's request as a director or officer of a body corporate of which BSC is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of BSC or any such body corporate) and his heirs and legal representatives, from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of BSC or such body corporate, if (i) he acted honestly and in good faith with a view to the best interests of BSC and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

  Section Six of By-law No. 1 of BSC further provides that, subject to the limitations contained in the Ontario Act, BSC may purchase and maintain such insurance for the benefit of any director or officer, any former director or officer, and any person who acts or acted at BSC's request as a director or officer of a body corporate of which BSC is or was a shareholder or creditor (or any person who undertakes or has undertaken any liability on behalf of BSC or any such body corporate) and his heirs and legal representatives, as the board may from time to time determine.

  All of the directors and officers of BSC are covered by insurance policies maintained and held in effect by BSC against certain liabilities for actions taken in such capacities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS.

                                                           LOCATION OF DOCUMENT
                                                              IN SEQUENTIAL
                                                            NUMBERING SYSTEM+
                                                           --------------------
     3.1       Amended and Restated Certificate of                 (1)
               Incorporation of the Company.
     3.2       Amended and Restated By-laws of the                 (2)
               Company.
     3.3       Amended and Restated Certificate of
               Incorporation of Armstrong Containers,
               Inc.*
     3.4       By-laws of Armstrong Containers, Inc.*
     3.5(i)    Certificate of Incorporation of Brockway
               Standard, Inc. (f/k/a OIB Standard,
               Inc.).*
     3.5(ii)   Certificate of Ownership and Merger
               Merging Brockway Standard, Inc. into OIB
               Standard, Inc. (n/k/a Brockway Standard,
               Inc.).*
     3.5(iii)  Certificate of Incorporation of Brockway
               Standard, Inc. reflecting all
               amendments.*
     3.6       By-laws of Brockway Standard, Inc.*
     3.7       Articles of Incorporation of Brockway
               Standard (Canada), Inc.*
     3.8       By-law No. 1 of Brockway Standard
               (Canada), Inc.*
     3.9(i)    Certificate of Incorporation of Brockway
               Standard (New Jersey), Inc. (f/k/a Milton
               Acquisition Corp. and Milton Can Company,
               Inc.).*
     3.9(ii)   Certificate of Merger of Milton Can
               Company, Inc. with and into Milton
               Acquisition Corp. (n/k/a Brockway
               Standard (New Jersey), Inc.).*

                                                           LOCATION OF DOCUMENT
                                                              IN SEQUENTIAL
                                                            NUMBERING SYSTEM+
                                                           --------------------
     3.9(iii)  Certificate of Amendment of Certificate
               of Incorporation of Milton Can Company,
               Inc. (n/k/a Brockway Standard (New
               Jersey), Inc.).*
     3.9(iv)   Certificate of Incorporation of Brockway
               Standard (New Jersey), Inc. reflecting
               all amendments.*
     3.10      By-laws of Brockway Standard (New
               Jersey), Inc.*
     3.11(i)   Certificate of Incorporation of Brockway
               Standard (Ohio), Inc. (f/k/a Davies
               Acquisition Corp. and Davies Can Company,
               Inc.)*
     3.11(ii)  Certificate of Amendment of Certificate
               of Incorporation of Davies Acquisition
               Corp. (n/k/a Brockway Standard (Ohio),
               Inc.).*
     3.11(iii) Certificate of Amendment of Certificate
               of Incorporation of Davies Can Company,
               Inc. (n/k/a Brockway Standard (Ohio),
               Inc.).*
     3.11(iv)  Certificate of Incorporation of Brockway
               Standard (Ohio), Inc. reflecting all
               amendments.*
     3.12      By-laws of Brockway Standard (Ohio),
               Inc.*
     3.13      Certificate of Incorporation of Materials
               Management, Inc.*
     3.14      By-laws of Materials Management, Inc.*
     3.15      Certificate of Incorporation of Milton
               Can Company, Inc.*
     3.16      By-laws of Milton Can Company, Inc.*
     3.17(i)   Certificate of Incorporation of Plate
               Masters, Inc. (f/k/a Plate Masters
               Acquisition Corp.).*
     3.17(ii)  Certificate of Amendment of Certificate
               of Incorporation of Plate Masters
               Acquisition Corp. (n/k/a Plate Masters,
               Inc.).*
     3.17(iii) Certificate of Incorporation of Plate
               Masters, Inc. reflecting all amendments.*
     3.18      By-laws of Plate Masters, Inc.*
     4.1       Indenture dated as of April 11, 1997
               among the Company, the Subsidiary
               Guarantors and Harris Savings and Trust
               Company, as trustee.*
     4.2       Forms of Series A and Series B 10 1/4%
               Senior Subordinated Notes (contained in
               Exhibit 4.1 as Exhibit A and B thereto,
               respectively).*
     4.3       Form of Guarantee (contained in Exhibit
               4.1 as Exhibit F thereto).*
     4.4       Registration Rights Agreement dated as of
               April 11, 1997 among the Company, the
               Subsidiary Guarantors, BT Securities
               Corporation, Bankers Trust International
               plc, Bear, Stearns & Co. Inc. and
               NationsBanc Capital Markets, Inc.*
     4.5       Credit Agreement dated June 17, 1996 by
               and among the Company, Brockway Standard,
               Inc., Milton Can Company, Inc., the
               additional borrowers, BT Alex. Brown
               Incorporated (formerly known as Bankers
               Trust Company) and NationsBank, N.A.                (3)
     4.6       Master Assignment and Consent Agreement
               and First Amendment to Credit Agreement
               dated as of August 15, 1996, and Second
               Amendment to Credit Agreement dated as of
               October 15, 1997 between BWAY
               Corporation, Brockway Standard, Inc.,
               Milton Can Company, Inc., the additional
               borrowers, BT Alex. Brown Incorporated
               (formerly known as Bankers Trust
               Company), and NationsBank, N.A.                     (6)

                                                           LOCATION OF DOCUMENT
                                                              IN SEQUENTIAL
                                                            NUMBERING SYSTEM+
                                                           --------------------
               The Registrant will furnish to the
               Commission, upon request, each instrument
               defining the rights of holders of long-
               term debt of the Registrant and its
               subsidiaries where the amount of such
               debt does not exceed 10 percent of the
               total assets of the Registrant and its
               subsidiaries on a consolidated basis.
      5.1      Opinion and consent of Kirkland & Ellis.*
     10.1      Asset Purchase Agreement dated December
               19, 1988 between BS Holdings Corporation,
               BW Plastics, Inc., BW-Morrow Plastics,
               Inc. and Owens-Illinois Group, Inc.                 (2)
     10.2      Registration Agreement dated as of
               January 30, 1989 between BS Holdings
               Corporation and certain stockholders.               (2)
     10.3      Acquisition Agreement dated as of March
               4, 1993 between Ellisco Inc. and Brockway
               Standard, Inc.                                      (2)
     10.4      Stock Purchase Agreement dated April 27,
               1993 among Armstrong Industries, Inc.,
               its stockholders, Armstrong Containers,
               Inc. and Brockway Standard, Inc.                    (2)
     10.5      Asset Purchase Agreement dated May 26,
               1993 among DK Containers, Inc., Dennis
               Dyck, Robert Vrhel, Mohan Patel and
               Brockway Standard, Inc.                             (2)
     10.6      Employment Agreement between the Company
               and Warren J. Hayford, dated as of June
               1, 1995**                                           (2)
     10.7      Employment Agreement between the Company
               and John T. Stirrup, dated as of June 1,
               1995**                                              (2)
     10.8      Memorandum of Agreement dated October 11,
               1993 between The Folgers Company and
               Brockway Standard, Inc.***                          (2)
     10.9      Contract and Lease dated September 3,
               1968, between the City of Picayune,
               Mississippi and Standard Container
               Company.                                            (2)
     10.10     Lease dated February 24, 1995 between Tab
               Warehouse Fontana II and Brockway
               Standard, Inc.                                      (2)
     10.11     Garland, Texas Industrial Net Lease dated
               January 14, 1985 between MRM Associates
               and Armstrong Containers, Inc.                      (2)
     10.12     Gross Lease Agreement dated August 10,
               1990 between Colonel Estates Joint
               Venture and Brockway Standard, Inc.                 (2)
     10.13     Lease dated February 11, 1991 between
               Curto Reynolds Oelerick Inc. and
               Armstrong Containers, Inc.                          (2)
     10.14     Lease Agreement dated November 16, 1996
               between Shelby Distribution Park and
               Brockway Standard, Inc., as amended
               December 26, 1996.                                  (6)
     10.15     Lease dated August 9, 1991 between DK
               Containers, Inc. and Smith Barney
               Virtcher Institutional Fund-I Limited
               Partnership and the First Amendment
               thereto.                                            (2)

                                                           LOCATION OF DOCUMENT
                                                              IN SEQUENTIAL
                                                            NUMBERING SYSTEM+
                                                           --------------------
     10.16     Lease dated September 2, 1994 between
               Division Street Partners, L.P. and
               Brockway Standard (New Jersey), Inc.                (4)
     10.17     Employee Stock Purchase Agreement dated
               March 4, 1994 among BS Holdings
               Corporation, Perry Schwartz, Mid-America
               Group, Ltd., Warren J. Hayford and Daniel
               P. Casey.                                           (2)
     10.18     Agreement dated May 15, 1995, between
               Brockway Standard, Inc. and Owens-
               Illinois, Inc. pursuant to (S)9.9(d) of
               the December 19, 1988 Stock Purchase
               Agreement.                                          (2)
     10.19     Settlement Agreement, dated June 30,
               1997, between BWAY Corporation and Owens-
               Illinois Group, Inc.                                (6)
     10.20     BWAY Corporation Amended and Restated
               1995 Long-Term Incentive Plan.**                    (4)
     10.21     Brockway Standard Holdings Corporation
               Formula Plan for Non-Employee Directors**           (2)
     10.22     Cooperation Agreement between Ball
               Corporation and BWAY Corporation, dated
               January 4, 1996.                                    (1)
     10.23     Merger Agreement with Milton Can Company,
               Inc., dated March 12, 1996.                         (1)
     10.24     Amendment #1 to the Merger Agreement with
               Milton Can Company, Inc., dated April 30,
               1996.                                               (1)
     10.25     Asset Purchase Agreement dated April 29,
               1996, between Brockway Standard, Inc.,
               BWAY Corporation, Van Dorn Company and
               Crown Cork & Seal Company, Inc.                     (1)
     10.26     Employment Agreement between the Company
               and David P. Hayford, dated as of June
               15, 1995**                                          (3)
     10.27     Employment Agreement between the Company
               and James W. Milton, dated as of May 28,
               1996.**                                             (3)
     10.28     Amended and Restated Registration Rights
               Agreement dated as of May 28, 1996,
               between BWAY Corporation and certain
               shareholders.                                       (3)
     10.29     Asset Purchase Agreement dated October 6,
               1996, between Brockway Standard (New
               Jersey), Inc. formerly known as Milton
               Can Company, Inc., BWAY Corporation, Ball
               Metal Food Container Corp. and Ball
               Corporation.                                        (5)
     10.30     Amendment No. 1 to the Asset Purchase
               Agreement dated October 28, 1996 between
               Milton Can Company, Inc., BWAY
               Corporation, Ball Metal Food Container
               Corp. and Ball Corporation.                         (5)
     10.31     Purchase Agreement dated as of April 8,
               1997 among the Company, the Subsidiary
               Guarantors, BT Securities Corporation,
               Bankers Trust International plc, Bear,
               Stearns & Co. Inc. and NationsBank
               Capital Markets, Inc.*
     10.32     Brockway Standard (Ohio), Inc. Bargaining
               Unit Savings Plan**                                 (7)
     12.1      Statement Regarding Computation of Ratios
               of Earnings to Fixed Charges.*

                                                          LOCATION OF DOCUMENT
                                                             IN SEQUENTIAL
                                                           NUMBERING SYSTEM+
                                                          --------------------
     21.1      Subsidiaries of the Company.                       (6)
     23.1      Consent of Deloitte & Touche LLP.
     23.2      Consent of Price Waterhouse LLP.
     23.3      Consent of Kirkland & Ellis (included in
               Exhibit 5.1).*
     23.4      Consent of KPMG Peat Marwick LLP.
     24.1      Powers of Attorney of Directors and
               Officers of the Company and each
               Subsidiary Guarantor.*
     25.1      Statement of Eligibility of Trustee on
               Form T-1.*
     99.1      Form of Letter of Transmittal.*
     99.2      Form of Notice of Guaranteed Delivery.*
     99.3      Form of Tender Instructions.*

--------
+ This information appears only in the manually signed original copies of this report.
*  Filed previously.
** Management contract or compensatory plan or arrangement.
*** Confidential treatment requested.
(1) Incorporated by reference to the Company's Form 10-Q for the period ending March 31, 1996 (File No. 0-26178).
(2) Incorporated by reference to the Company's Registration Statement (File No. 33-91114).
(3) Incorporated by reference to the Company's Form 10-Q for the period ending June 30, 1996 (File No. 0-26178).
(4) Incorporated by reference to the Company's Form 10-K for the fiscal year ending September 29, 1996 (File No. 0-26178).
(5) Incorporated by reference to the Company's Current Report on Form 8-K filed on November 12, 1996 (File No. 0-26178).
(6) Incorporated by reference to the Company's Form 10-K for the fiscal year ending September 28, 1997 (File No. 0-26178).
(7) Incorporated by reference to the Company's Registration Statement on Form S-8 (File No. 333-39225).

ITEM 22. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered, therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BWAY CORPORATION HAS DULY CAUSED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 5, 1998.

                                          BWAY Corporation

                                                   /s/ David P. Hayford
                                          By: _________________________________
                                                     David P. Hayford
                                                   Senior Vice President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED ON FEBRUARY 5, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                                   CAPACITY
                 ---------                                   --------


                     *                      Chairman of the Board, Chief Executive
___________________________________________ Officer and Director (Principal Executive
             Warren J. Hayford              Officer)

                     *                      President, Chief Operating Officer and
___________________________________________ Director
              John T. Stirrup

                     *                      Executive Vice President and Director
___________________________________________
              James W. Milton

             /s/ John M. Casey              Executive Vice President and Chief
___________________________________________ Financial Officer (Principal Financial
               John M. Casey                Officer)

                     *                      Vice President and Corporate Controller
___________________________________________ (Principal Accounting Officer)
               Kevin C. Kern

                     *                      Director
___________________________________________
             Thomas A. Donahoe

                     *                      Director
___________________________________________
             Alexander P. Dyer

                     *                      Director
___________________________________________
           Jean-Pierre M. Ergas

                     *                      Director
___________________________________________
               John E. Jones

                     *                      Director
___________________________________________
               John W. Puth

--------

*The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

        /s/ David P. Hayford
-------------------------------------
          David P. Hayford
          Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, ARMSTRONG CONTAINERS, INC., HAS DULY CAUSED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 5, 1998.

                                          Armstrong Containers, Inc.

                                                  /s/ David P. Hull
                                          By: _________________________________
                                                      David P. Hull
                                                        President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED ON FEBRUARY 5, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                  CAPACITY
                 ---------                  --------

           /s/ David P. Hull                President
___________________________________________ (Principal Executive Officer)
               David P. Hull

           /s/ John M. Casey                Vice President
___________________________________________ (Principal Financial Officer and Principal
               John M. Casey                Accounting Officer)

                     *                      Director
___________________________________________
             Warren J. Hayford

                     *                      Director
___________________________________________
              John T. Stirrup


--------

*The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

         /s/ David P. Hayford
___________________________________________
             David P. Hayford
             Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BROCKWAY STANDARD, INC., HAS DULY CAUSED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 5, 1998.

                                          Brockway Standard, Inc.

                                                  /s/ John M. Casey
                                          By: _________________________________
                                                      John M. Casey
                                                      Vice President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED ON FEBRUARY 5, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                  CAPACITY
                 ---------                  --------

                     *                      Chief Executive Officer and Director
___________________________________________ (Principal Executive Officer)
            Warren J. Hayford

           /s/ John M. Casey                Vice President
___________________________________________ (Principal Financial Officer and Principal
               John M. Casey                Accounting Officer)

                     *                      Director
___________________________________________
              John T. Stirrup


--------

* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

         /s/ David P. Hayford
___________________________________________
             David P. Hayford
             Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BROCKWAY STANDARD (CANADA), INC., HAS DULY CAUSED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 5, 1998.

                                          Brockway Standard, (Canada), Inc.

                                                  /s/ John M. Casey
                                          By: _________________________________
                                                      John M. Casey
                                                      Vice President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED ON FEBRUARY 5, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                  CAPACITY
                 ---------                  --------

                     *                      President
___________________________________________ (Principal Executive Officer)
             Robert C. Coleman

           /s/ John M. Casey                Vice President and Director
___________________________________________ (Principal Financial Officer and Principal
               John M. Casey                Accounting Officer)

                     *                      Director
___________________________________________
             Michael J. Tobin


--------

*The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

         /s/  David P. Hayford
___________________________________________
             David P. Hayford
             Attorney-in-fact


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BROCKWAY STANDARD (NEW JERSEY), INC., HAS DULY CAUSED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 5, 1998.

                                          Brockway Standard (New Jersey), Inc.

                                                  /s/ David P. Hull
                                          By: _________________________________
                                                      David P. Hull
                                                        President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED ON FEBRUARY 5, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                  CAPACITY
                 ---------                  --------

           /s/ David P. Hull                President
___________________________________________ (Principal Executive Officer)
               David P. Hull

           /s/ John M. Casey                Vice President
___________________________________________ (Principal Financial Officer and Principal
               John M. Casey                Accounting Officer)

                     *                      Director
___________________________________________
             Warren J. Hayford

                     *                      Director
___________________________________________
              John T. Stirrup


--------

* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

         /s/ David P. Hayford
___________________________________________
             David P. Hayford
             Attorney-in-fact


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BROCKWAY STANDARD (OHIO), INC., CORPORATION HAS DULY CAUSED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 5, 1998.

                                          Brockway Standard (Ohio), Inc.,

                                                  /s/ David P. Hull
                                          By: _________________________________
                                                      David P. Hull
                                                        President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED ON FEBRUARY 5, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                  CAPACITY
                 ---------                  --------

           /s/ David P. Hull                President
___________________________________________ (Principal Executive Officer)
               David P. Hull

           /s/ John M. Casey                Vice President
___________________________________________ (Principal Financial Officer and Principal
               John M. Casey                Accounting Officer)

                     *                      Director
___________________________________________
             Warren J. Hayford

                     *                      Director
___________________________________________
              John T. Stirrup


--------

   *The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

         /s/ David P. Hayford
___________________________________________
             David P. Hayford
             Attorney-in-fact


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, MATERIALS MANAGEMENT, INC., HAS DULY CAUSED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 5, 1998.

                                          Materials Management, Inc.

                                               /s/ Blair G. Schlossberg
                                          By: _________________________________
                                                   Blair G. Schlossberg
                                                        Secretary

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED ON FEBRUARY 5, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                  CAPACITY
                 ---------                  --------

                     *                      President and Director
___________________________________________ (Principal Executive Officer, Principal
               Daniel Sitler                Financial Officer and Principal Accounting
                                            Officer)

       /s/ Blair G. Schlossberg             Secretary and Director
___________________________________________
           Blair G. Schlossberg


--------

   *The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

       /s/ Blair G. Schlossberg
___________________________________________
           Blair G. Schlossberg
             Attorney-in-fact


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, MILTON CAN COMPANY, INC., HAS DULY CAUSED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 5, 1998.

                                          Milton Can Company, Inc.

                                                  /s/ John M. Casey
                                          By: _________________________________
                                                      John M. Casey
                                                      Vice President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED ON FEBRUARY 5, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                  CAPACITY
                 ---------                  --------

                     *                      President and Director
___________________________________________ (Principal Executive Officer)
              James W. Milton

           /s/ John M. Casey                Vice President
___________________________________________ (Principal Financial Officer and Principal
               John M. Casey                Accounting Officer)

                     *                      Director
___________________________________________
             Warren J. Hayford

                     *                      Director
___________________________________________
              John T. Stirrup


--------

*The undersigned, by signing his name hereto, does sign and execute this Amendment No. 3 to Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

       /s/ David P. Hayford
-------------------------------------
  David P. Hayford Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PLATE MASTERS, INC., HAS DULY CAUSED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON FEBRUARY 5, 1998.

                                          Plate Masters, Inc.

                                                 /s/ David P. Hayford
                                          By: _________________________________
                                                     David P. Hayford
                                                      Vice President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED ON FEBRUARY 5, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

                 SIGNATURE                  CAPACITY
                 ---------                  --------

                     *                      President and Director
___________________________________________ (Principal Executive Officer)
              John T. Stirrup

         /s/ David P. Hayford               Vice President
___________________________________________ (Principal Financial Officer and Principal
             David P. Hayford               Accounting Officer)

                     *                      Director
___________________________________________
             Warren J. Hayford


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*The undersigned, by signing his name hereto, does sign and execute this
Amendment No. 3 to Registration Statement on Form S-4 on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors and filed with the Securities and Exchange Commission.

         /s/ David P. Hayford
___________________________________________
             David P. Hayford
             Attorney-in-fact
